Exhibit 10.26

SUBLEASE FOR

EFJ, INC.,

a Delaware corporation

i

EXHIBITS

A	Site Plan Showing Premises

B	List of Licensed FF&E

C	Form of Sublease Consent

D	Declaration as to Date of Delivery and Acceptance of Possession of Premises

E	Prime Lease

F	Landlord’s Work

ii

SUBLEASE

THIS SUBLEASE is made and entered into as of this 1ST day of May, 2007 (the “Effective Date”) by and between MANUGISTICS, INC., a Delaware corporation, hereinafter called “Sublessor,” and EFJ, Inc., a Delaware corporation, hereinafter called “Subtenant.”

WITNESSETH:

WHEREAS, by Office Lease dated December 19, 2000, as modified by First Amendment to Lease dated June 14, 2001 (the “First Amendment”), Second Amendment to Lease dated March 24, 2003, and Third Amendment to Office Lease dated July 20, 2004 (collectively, the “Prime Lease”), HRPT Properties Trust, a Maryland real estate investment fund (“Prime Landlord”) (successor-in-interest to JOHN F. JAEGER, TRUSTEE) leased to Sublessor approximately 282,783 square feet of rentable area (the “Prime Lease Premises”) being the entire rentable area of Buildings 1, 2 and 3 (said Buildings collectively referred to as the “Project”) of the Danac Stiles Corporate Office Campus (the “Park”) at the intersection of Great Seneca Highway and Key West Avenue, at the rent and upon and subject to the terms and conditions set forth in the Prime Lease; and

WHEREAS, Subtenant desires to sublet from Sublessor a portion of the Prime Lease Premises;

NOW, THEREFORE, the parties hereto, for themselves, their successors and assigns, mutually covenant and agree as follows:

1. Premises.

A. Sublessor hereby leases to Subtenant, and Subtenant hereby leases from Sublessor, for the term and upon the conditions hereinafter provided, a total of approximately 17,482 square feet of rentable area on the fifth (5th) floor (the “Premises”), in Building 1, situated at 9715 Key West Avenue, Rockville, Maryland (the “Building”). The Premises are shown on the site plan attached hereto as Exhibit A. The Building and the land upon which it is situated is referred to as the “Property”. Subtenant shall also be entitled to the use of the exterior portions of the Park to the same extent as Sublessor’s rights thereto under the Prime Lease.

Subtenant accepts possession of the Premises in such condition existing on the date possession is delivered to Subtenant without requiring any alterations, improvements or decorations to be made by Sublessor or at Sublessor’s expense. Except as clearly and expressly provided in this Sublease, no representation or warranty of any kind, whether express, implied, statutory or otherwise, has been made or is made, and no responsibility has been or is assumed, by Sublessor or by any member, person, firm, agent or representative acting or purporting to act on behalf of Sublessor, as to the condition of the Premises, Building or Property. The provisions of this Section shall survive expiration or earlier termination of this Sublease.

B. Sublessor hereby licenses to Subtenant the furniture, fixtures, equipment and cabling specified on Exhibit B attached hereto (the “Licensed FF&E”), for the Term and upon the terms and conditions set forth in this Sublease. Sublessor shall have the option to transfer ownership of the furniture within the Premises to the Subtenant at the expiration of the Sublease, subject to Sublessor’s approval.

C. Commencing on July 1, 2008 (the “Expansion Commencement Date”), Subtenant shall sublease the additional 9,214 square feet of rentable area adjacent to the Premises, as shown on the site plan attached hereto as Exhibit A-1 (the “Additional Space”). As of the Expansion Commencement Date, (i) all references herein to the Premises shall include the initial Premises and the Additional Space, for a total rentable area of 26,696 rentable square feet, and all terms and conditions of this Sublease applicable to the initial Premises thereafter shall be applicable to the Additional Space as well; (ii) the calculation of Monthly Rent pursuant to Section 4 below shall be adjusted to include both the initial Premises and the Additional Space; and (iii) Subtenant’s Share referenced in Section 6.A shall be recalculated to be 9.44%.

2. Term.

A. The term of this Sublease shall commence on the later of May 1, 2007, or the date that: (1) this Sublease is fully executed by Sublessor and Subtenant; and (2) the Prime Landlord has consented to this Sublease pursuant to the Sublease Consent described below, and such Sublease Consent has been delivered to Sublessor (the “Commencement Date”). The term of this Sublease shall expire on May 31, 2012 (the “Expiration Date”). The term of this Sublease and any extensions thereof shall be referred to as the “Term”. Simultaneously with execution of this Sublease by Subtenant, Subtenant shall deliver to Sublessor the Sublease Consent (as hereinafter defined). The “Sublease Consent” means a separate agreement between Sublessor, Subtenant, and Prime Landlord in the form of Exhibit C attached to this Sublease, under which Prime Landlord consents to this Sublease, waives its right of recapture in connection therewith, and consents to Subtenant’s use.

B. Upon the parties’ full and final execution of this Sublease and the Prime Landlord’s approval hereof, and up to delivery of the Premises, Subtenant shall, upon reasonable notice to Sublessor, be permitted to access the Premises at reasonable times during normal business hours defined in Section 15(A) for the purpose of arranging for installation of cable and telephone lines and equipment, fixtures, furniture and other work, as long as Subtenant does not in any way interfere with Sublessor’s construction activities at the Building or Property.

C. The “Rent Commencement Date” shall be August 1, 2007 with respect to 17,482 rentable square feet. When Subtenant accepts possession of the Premises, Sublessor and Subtenant shall execute the “Declaration as to Date of Delivery and Acceptance of Possession of Premises,” attached hereto as Exhibit D, which shall specify the Commencement Date.

3. Use.

A. Subtenant shall use and occupy the Premises solely for general office and administrative purposes and all other lawful purposes in connection with Subtenant’s intended use, subject to and in accordance with the Prime Lease and all applicable zoning and other governmental regulations. Subtenant’s use and occupancy of the Premises shall be consistent with such use in other Class A buildings in Rockville, Maryland. Subtenant shall not use or occupy the Premises for any unlawful purpose or in any manner that will violate the certificate of occupancy for the Premises and/or the Building or that will constitute waste, nuisance or unreasonable annoyance to Sublessor or other tenants or users of the Park. Subtenant shall comply with all present and future laws (including court orders and judicial decisions), ordinances (including zoning ordinances and land use requirements), regulations and orders (including those made by any public or private agency having authority over insurance rates) (collectively, “Laws”) concerning the use, occupancy and condition of the Premises and all equipment, furnishings and improvements therein. If any Law requires an occupancy or use permit or license for the Premises or the operation of any business conducted therein, Subtenant at its expense shall obtain and keep current such permit or license and shall promptly deliver a copy thereof to Sublessor.

B. Subtenant shall pay, before delinquency, any franchise, business, rent or other taxes that are now or hereafter levied, assessed or imposed upon Subtenant’s use or occupancy of the Premises, the conduct of Subtenant’s business at the Premises, or Subtenant’s equipment, fixtures, furnishings, inventory or personal property. If any such taxes are enacted, changed or altered so that any of such taxes are levied against Sublessor, or the mode of collection of such taxes is changed so that Sublessor is responsible for collection or payment of such taxes, then Subtenant shall pay as additional rent due hereunder the amount of any and all such taxes.

C. Subtenant shall not cause or permit any Hazardous Materials (as defined in this Section 3.C) to be generated, used, released, stored or disposed of in or about the Park; provided, however, that Subtenant may use and store reasonable quantities of such materials as may be necessary for Subtenant to conduct normal general office operations in the Premises, so long as (i) such use and storage complies with all Laws, (ii) prior to such use and storage, Subtenant provides Sublessor and Prime Landlord with all applicable Material Safety Data Sheets required by any governmental agency, and (iii) Subtenant complies with all provisions of the Prime Lease with respect thereto. “Hazardous Materials” shall mean (a) “hazardous wastes,” as defined by the Resource Conservation and Recovery Act of 1976, as amended from time to time, (b) “hazardous substances,” as defined by the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended from time to time, (c) “toxic substances,” as defined by the Toxic Substances Control Act, as amended from time to time, (d) “hazardous materials,” as defined by the Hazardous Materials Transportation Act, as amended from time to time, (e) oil or other petroleum products, (f) chlorofluorocarbons, and (g) any substance whose presence could be detrimental to any portion of the Park or hazardous to health or the environment. Subtenant shall promptly remediate in compliance with all Laws any disposal, release or threatened release of Hazardous Materials within or from the Premises and, to the extent caused by Subtenant, its agents, employees, invitees and any party claiming by, through or under Subtenant, any disposal, release or threatened release of Hazardous Materials outside of the Premises, provided that Subtenant shall deliver to Sublessor and Prime Landlord no less than ten (10) days’ prior written notice of the intended remediation (including the intended method of remediation and such further information as Prime Landlord and/or Sublessor shall reasonably request), and Prime Landlord shall have the right, exercisable by written notice to Sublessor and Subtenant, to itself perform, or cause to be performed, such remediation, and Subtenant shall reimburse Prime Landlord for the actual cost incurred by Prime Landlord in connection with such remediation.

4. Rent.

A. Subtenant covenants and agrees to pay to Sublessor rent of any kind or nature specified in this Sublease, including Monthly Rent (as defined in Section 4.C) and additional rent (as defined in Section 4.D). Subtenant’s obligation to pay rent shall begin on the Rent Commencement Date and shall accrue until this Sublease expires or is terminated in accordance with its terms, and all rent so accruing shall continue to remain an obligation of Subtenant until completely satisfied.

B. Subtenant shall make all payments of rent by check, payable to Sublessor and delivered to c/o Manugistics, Inc., 14400 N. 87th Street, Scottsdale, Arizona 85260-3649, Attention: Accounts Receivable , or to such other party or to such other address as Sublessor may designate from time to time by written notice to Subtenant, without demand and without deduction, set-off or counterclaim. If Sublessor at any time or times accepts rent after it is due and payable, such acceptance shall not excuse delay upon subsequent occasions, or constitute, or be construed as, a waiver of any or all of Sublessor’s rights hereunder.

C. The base annual rent for the Premises, as of the Rent Commencement Date, calculated at Twenty-Two and 75/100 Dollars per Rentable Square Foot ($22.75/RSF), shall be Three Hundred Ninety-Seven Thousand Seven Hundred Fifteen and 52/ 100ths Dollars ($397,715.52) payable in equal monthly installments of Thirty-Three Thousand One Hundred Forty-Two and 96/100ths Dollars ($33,142.96) each (“Monthly Rent”), subject however to adjustment as provided in Section 7. The term “Monthly Rent” is deemed to mean Monthly Rent as adjusted pursuant to Section 7. On the Expansion Commencement Date, the monthly installments of base annual rent shall increase to Fifty Thousand Six Hundred Eleven and 17/100ths Dollars ($50,611.17) each, subject to adjustment as provided in Section 7.

D. Monthly Rent as specified above shall be payable in advance on the first (1st) day of each calendar month during the Term beginning on the Rent Commencement Date, provided that the first full calendar months’ rent shall be paid simultaneously with the execution of this Sublease by Subtenant. In addition, if the Rent Commencement Date, and therefore the obligation under this Sublease to pay Monthly Rent hereunder, begins on a day other than the first day of a calendar month, then on the Rent Commencement Date, Subtenant shall pay to Sublessor Monthly Rent from the Rent Commencement Date until the first day of the following calendar month, prorated at the rate of one-thirtieth (1/30th) of Monthly Rent for each day of that month from and including the Rent Commencement Date. Subtenant shall also pay to Sublessor with the payment of Monthly Rent such payments of additional rent provided for in Section 6. All sums, charges, expenses and costs due hereunder by Subtenant (other than Monthly Rent), including without limitation charges for additional services provided by Sublessor at Subtenant’s request, shall constitute “additional rent” under this Sublease.

E. If Subtenant fails to make any payment of Monthly Rent, additional rent or any other sum due hereunder within five days after the date such payment is due and payable (without regard to any grace period specified in Section 23), then Subtenant shall pay to Sublessor, as additional rent upon demand, a late charge of five percent (5%) of the amount not timely paid, together with interest on such payment and late fee at the Interest Rate (as hereinafter defined), accruing from the date such installment or payment was due and payable to the date of payment thereof by Subtenant.

5. Deposit.

Simultaneously with execution of this Sublease by Subtenant, Subtenant shall deposit with Sublessor the sum of Fifty Thousand Six Hundred Eleven and 17/100ths Dollars ($50,611.17) (the “Security Deposit”), in the form of cash or a Letter of Credit reasonably satisfactory to Sublessor, as security for the payment and performance by Subtenant of all of Subtenant’s obligations, covenants, conditions and agreements under this Sublease. If an Event of Default occurs, Sublessor shall have the right, but not the obligation, to use, apply or retain all or any portion of the Security Deposit for the payment of any Monthly Rent or additional rent in default or for the payment of any other sum to which Sublessor may become obligated to pay hereunder, or which Sublessor may incur, by reason of Subtenant’s default. If Sublessor so uses or applies all or any portion of the Security Deposit, Subtenant shall upon demand deposit cash with Sublessor in an amount sufficient to restore the Security Deposit to the full amount set forth above. Sublessor shall not be required to keep the Security Deposit separate from its general accounts. If Subtenant defaults under this Sublease, the Security Deposit shall not be deemed liquidated damages and Sublessor may apply the Security Deposit to reduce Sublessor’s damages, and such application of the Security Deposit shall not preclude Sublessor from recovering from Subtenant all additional damages incurred by Sublessor. The Security Deposit, or so much thereof as has not been applied by Sublessor, shall be returned, without payment of interest or other increment for its use, to Subtenant (or at Sublessor’s option, to the last assignee, if any, of Subtenant’s interest hereunder) within sixty (60) days after the later of (i) the last day of the Term, (ii) the date Subtenant vacated the Premises, or (iii) the date Subtenant has fulfilled all of its obligations hereunder.

No trust relationship is created between Sublessor and Subtenant regarding the Security Deposit. Subtenant shall not look to any Mortgagee (as hereinafter defined) or successor in title to the Premises for accountability for the Security Deposit unless the Security Deposit has actually been received by said Mortgagee or successor in title as security for Subtenant’s performance under this Sublease. Sublessor may deliver the Security Deposit to any purchaser of Sublessor’s interest in the Premises, and thereupon Sublessor shall be discharged from any further liability with respect to the Security Deposit. The term “Mortgagee” as used in this Sublease, shall be the party having the benefit of a Mortgage (as hereinafter defined) and shall include a mortgagee-in-possession. The term “Mortgage” as used in this Sublease shall mean any mortgage, deed of trust or ground lease now or subsequently arising upon the Premises, Building or Project, and all renewals, extensions, modifications, recastings or refinancings thereof.

6. Operating Expenses and Real Estate Taxes.

A. If OE/Tax Rent (as hereinafter defined) during any calendar year exceeds the amount of OE/Tax Rent during calendar year 2008, then commencing on January 1, 2009, Subtenant shall pay to Sublessor, as additional rent under this Sublease, an amount not to exceed 6.18% (“Subtenant’s Share”) of the amount of additional rent Sublessor is obligated to pay pursuant to Article 5 of the Prime Lease (the “OE/Tax Rent”).

B. Commencing with calendar year 2009, and at the beginning of each year thereafter, Sublessor shall submit to Subtenant a copy of Prime Landlord’s estimate of Operating Expenses for such year, as received by Sublessor pursuant to Section 5.2 of the Prime Lease. Subtenant shall make monthly installment payments on account of Subtenant’s Share of OE/Tax Rent on an estimated basis, based on Prime Landlord’s estimate (including any Mid-Year Adjustment, as defined in Article 5 of the Prime Lease, as applicable). Each monthly installment shall be due on the first (1st) day of the month, commencing on the first (1st) day of the month following the date which is thirty (30) days after Sublessor delivers Prime Landlord’s estimate to Subtenant. Simultaneously with the payment set forth in the immediately preceding sentence, Subtenant shall remit to Sublessor a sum equal to any shortage of the amount which should have been paid to date for the then current calendar year based on the Prime Landlord’s estimate.

C. Sublessor shall submit to Subtenant a copy of each annual reconciliation statement received from Prime Landlord pursuant to Section 5.3 of the Prime Lease, together with a similar statement with respect to Subtenant’s Share of OE/Tax Rent. If the statement indicates an overpayment, Sublessor shall refund the excess, without interest, to Subtenant with delivery of the statement, or shall credit the excess against the next installment(s) of Rent due under this Sublease. With respect to any annual reconciliation statement, Sublessor, at Subtenant’s request, shall exercise its rights to inspect and/or audit Prime Landlord’s books and records pursuant to Section 5.8 of the Prime Lease, on Subtenant’s behalf and at Subtenant’s risk, but only so long as Subtenant delivers to Sublessor written notice of the action(s) Subtenant desires Sublessor to take under the Prime Lease within ninety (90) days after Sublessor delivers to Subtenant such annual reconciliation statement. Subtenant shall reimburse Sublessor, as additional rent hereunder payable within thirty (30) days after Sublessor delivers a statement therefor, for all reasonable costs and expenses incurred by Sublessor in connection with any such inspection and dispute on Subtenant’s behalf.

7. Rent Escalation.

Commencing on the first (1st) anniversary of the Commencement Date and on each anniversary of the Commencement Date thereafter during the Term (each of such dates being herein referred to as an “Adjustment Date”), Monthly Rent shall be increased by an amount equal to the product of (i) the Monthly Rent in effect immediately prior to the Adjustment Date (ignoring any rental concessions or abatements then in effect) and (ii) one hundred three percent (103%). The Monthly Rent, as adjusted, shall be due and payable as of such Adjustment Date and on the first (1st) day of each month thereafter until the next Adjustment Date or the end of the Term, whichever is applicable.

8. Assignment and Subletting.

A. Subject to the provisions of Section 8.E below, Subtenant may not assign or otherwise transfer this Sublease, or sublet (which for purposes of this Sublease is defined to include permitting occupancy or use by another party, whether by license, concession, occupancy agreement or otherwise) the Premises, or any part thereof, or extend the term of any subletting or occupancy agreement, or materially amend or modify the terms of any assignment, transfer, subletting or other occupancy agreement (collectively, a “Transfer”) without giving Sublessor thirty (30) days prior written notice (“Transfer Notice”) of such proposed Transfer. If

Subtenant seeks to sublet a part of the Premises (the “Sublet Portion”), the Transfer Notice shall also identify the area of the proposed Sublet Portion. Except as set forth in Section 8.E below, within thirty (30) days after receipt of the Transfer Notice (the “Recapture Period”), Sublessor shall have the option (a) to terminate this Sublease, if Subtenant desires to assign this Sublease, or (b) to terminate this Sublease with regard to the Sublet Portion, in either event by giving Subtenant written notice of its election to exercise the option (“Recapture Notice”) within the Recapture Period.

The effective date of termination shall be the proposed Transfer commencement/effective date as stated in the Transfer Notice. If the Transfer Notice does not set forth a commencement/effective date, then the termination date or sublease commencement date shall be the date that is sixty (60) days after the date Sublessor delivers the Recapture Notice. Upon termination, all of the rights and obligations of Sublessor and Subtenant under the terms of this Sublease shall be terminated, or terminated with regard to the Sublet Portion, except that Subtenant shall continue to be obligated to pay rent and all other charges for the Premises, or the Sublet Portion, which accrue to the date of termination.

If Sublessor does not exercise its option to terminate, in whole or in part, Subtenant may assign this Sublease or sublet the Premises (or the Sublet Portion, as applicable) within one hundred eighty (180) days after expiration of the Recapture Period. Subtenant shall be required however to obtain Prime Landlord and Sublessor’s prior written consent to (i) any assignee or any subtenant (which for purposes of this Sublease is defined to include any licensee, occupant or other user), and (ii) the form of documentation implementing such assignment or subletting. For any proposed Transfer, Subtenant shall deliver to Sublessor a written request for consent, which request shall set forth the proposed transferee, commencement date, term and rent for the proposed Transfer, and financial statements for the proposed transferee. Subtenant shall upon request provide Sublessor with such other information as Sublessor may reasonably require in connection with the proposed Transfer. Sublessor’s consent to any assignee or subtenant shall not be unreasonably withheld, conditioned or delayed, and it shall not be deemed unreasonable for Sublessor to withhold consent to any proposed assignee or subtenant which is a competitor of Sublessor, based on the proposed size or configuration of the space to be subleased, the intended use of the space or the frequency or volume of visitors a proposed subtenant or assignee may have. If Subtenant fails to present to Sublessor any sublease or assignment agreement, fully executed by the parties thereto, within said one hundred eighty (180) day period, Subtenant may not assign this Sublease or sublet the Premises without first affording Sublessor the option to terminate as set forth above in this Section 8.

B. Subtenant shall reimburse Sublessor, as additional rent due and payable within thirty (30) days after Sublessor delivers a statement, for all actual, reasonable and customary expenses, including without limitation reasonable attorney’s fees, which Sublessor incurs by reason of or in connection with any Transfer (whether or not permitted under this Sublease), and all negotiations and actions with respect thereto, including, without limitation, all fees and expenses which Sublessor is required to pay to Prime Landlord under Section 10.6 of the Prime Lease.

C. No Transfer shall be effected by operation of law without the prior written consent of Prime Landlord in accordance with the provisions of the Prime Lease and Sublessor,

which consent may be withheld in Sublessor’s sole and absolute discretion. For the purposes of this Sublease, the transfer and/or issuance of fifty percent (50%) or more of the ownership voting interest of Subtenant, if Subtenant is not a publicly held corporation, to any persons or entities that are not owners of Subtenant on the date of this Sublease, shall be deemed an assignment of this Sublease thereby giving Sublessor the option to terminate this Sublease as provided above.

D. If a Transfer occurs (whether by operation of law or otherwise, including without limitation an assignment pursuant to the provisions of the federal bankruptcy or any other bankruptcy or insolvency laws), Subtenant shall pay to Sublessor fifty percent (50%) of any Transfer Premium. “Transfer Premium” shall mean (A) all rent, additional rent, payments or other consideration for such Transfer, in excess of (B) the sum of (i) the rental and other charges due under this Sublease during the term of the Transfer, and (ii) the reasonable out-of-pocket costs actually incurred by Subtenant to obtain the Transfer (including brokerage commissions, construction costs or allowances, and other concessions granted to the subtenant or assignee). Subtenant shall pay to Sublessor any Transfer Premium, as additional rent hereunder, no later than ten (10) business days after receipt thereof by Subtenant. Acceptance by Sublessor of any payments due hereunder shall not be deemed to constitute approval by Sublessor of any Transfer, nor shall such acceptance waive any rights of Sublessor hereunder. Not more than one time per year (except if an Event of Default occurs, such limitation shall not apply), Sublessor shall have the right to inspect and audit Subtenant’s books and records relating to any Transfer. If Subtenant proposes to include any Licensed FF&E with a Transfer, Sublessor shall have the option to revoke the license with respect to such portion of the Licensed FF&E proposed to be included and remove such portion of the Licensed FF&E from the Premises.

E. Notwithstanding the foregoing provisions of this Section 8, if Subtenant proposes a Transfer to a Related Party (as hereinafter defined), then Sublessor shall not be entitled to deliver a Recapture Notice with respect to such Transfer, nor shall Sublessor be entitled to a Transfer Premium with respect to such Transfer. All other terms and conditions of this Section 8 (including without limitation the requirement to obtain Sublessor’s consent as provided in Section 8.A above) shall apply to such Transfer. For purposes hereof, a “Related Party” shall mean an entity which is not a direct competitor of Sublessor, and which is a parent, subsidiary or affiliate of Subtenant, any corporation or other entity into or with which Subtenant may be merged or consolidated, or a corporation or other entity purchasing all or substantially all of Subtenant’s assets or ownership interests. A Related Party which is a successor association (or other successor entity) to Subtenant shall assume Subtenant’s obligations under this Sublease and shall have a net worth at least equal to that of Subtenant on the date hereof.

F. The consent by Sublessor to any Transfer shall not be construed as either a consent to any further Transfer or a waiver or release of Subtenant from the terms of any covenant or obligation under this Sublease, and Subtenant shall remain fully liable as a primary obligor for the payment of all rent and other charges payable by Subtenant under this Sublease and for the performance of all other obligations of Subtenant under this Sublease. Subtenant’s liability as primary obligor under this Sublease after any assignment of this Sublease shall not be released, discharged or terminated or in any way affected by any circumstance or condition including without limitation (a) any amendment or modification of this Sublease, (b) any extension of time for performance under this Sublease, (c) any waiver, consent, indulgence or other action, inaction or omission under this Sublease, (d) any insolvency or bankruptcy of the assignee, (e) any release of a party or collateral, failure to pursue any party or failure to perfect a lien on any collateral, or (f) any suretyship defense. Sublessor’s collection or acceptance of rent from any assignee of Subtenant shall not constitute a waiver or release of Subtenant of any covenant or obligation contained in this Sublease, nor shall any such Transfer be construed to relieve Subtenant from complying with the provisions of this Section 8 with respect to any further Transfer. If Subtenant is in monetary default of any term or provision of this Sublease, Subtenant hereby assigns to Sublessor the rent due from any subtenant of Subtenant and hereby authorizes and directs each such subtenant, upon notice from Sublessor, to pay said rent directly to Sublessor, the collection or acceptance of rent from any subtenant in such instance not to constitute a waiver or release of Subtenant of any covenant or obligation contained in this Sublease.

G. Subtenant may not mortgage or encumber this Sublease, without the prior written consent of Sublessor which consent may be withheld in Sublessor’s sole and absolute discretion.

H. In addition to the provisions of this Section 8, Subtenant shall obtain all required consents under, and comply with all provisions of, the Prime Lease with respect to assignment and subletting.

9. Alterations.

Sublessor agrees to perform the Work described on Exhibit F attached hereto prior to the Commencement Date, and Sublessor shall not be obligated to make any other Alterations to the Premises.

Subtenant shall make no alterations, modifications, installations, additions or improvements (hereinafter collectively called “Alterations”) in or to the Premises or the Building without the prior written consent of Prime Landlord under the Prime Lease and Sublessor. If any Alterations are made without the prior written consent of Sublessor, Sublessor may correct or remove the same, and Subtenant shall be liable for any and all expenses incurred by Sublessor therefor.

All Alterations shall be made at Subtenant’s sole expense, at such times and in such manner as Sublessor may reasonably designate and only by such contractors or mechanics as are approved in writing by Sublessor, and in all cases, subject to Prime Landlord’s approval under the Prime Lease. Approval of contractors or mechanics by Sublessor, which approval may not be unreasonably withheld, shall be based upon the contractors or mechanics being properly licensed, their financial posture, experience and past job performance. Each contractor and mechanic performing Alterations shall, prior to entry onto the Premises, deliver to Sublessor reasonably satisfactory evidence that it is licensed in the State of Maryland as a contractor, and is currently maintaining the insurance required by Section 20. All Alterations shall be commenced promptly, performed in accordance with approved plans and specifications, and diligently prosecuted to completion. Upon substantial completion of any Alterations, Subtenant shall provide to Sublessor completion affidavits, “as-built” plans, receipted bills covering all labor and materials, and a properly executed waiver and release of liens, in form approved by Sublessor, from each contractor, mechanic and materialman who has provided materials or services in connection with such Alterations.

All Alterations to the Premises, whether made by Sublessor or Subtenant, and whether at Sublessor’s or Subtenant’s expense shall, during the Term be the property of Subtenant and upon expiration or termination of the Term, become the property of Sublessor, except as required to be removed (to the extent applicable) pursuant to Section 11.

Subtenant shall remove all of Subtenant’s personal property and trade fixtures at the expiration or earlier termination of the Term. If Subtenant does not remove Subtenant’s personal property or trade fixtures at the expiration or earlier termination of the Term, such property shall become the property of Sublessor. If Subtenant fails to remove its personal property or trade fixtures or the Alterations required to be removed (to the extent applicable) pursuant to Section 11 on or before the expiration or earlier termination of the Term, then Sublessor, after not less than three days’ notice to Subtenant, may remove such personal property, trade fixtures and Alterations from the Premises at Subtenant’s expense, and Subtenant hereby agrees to pay to Sublessor, as additional rent, the cost of such removal, together with any and all actual damages sustained by Sublessor directly resulting from Subtenant’s failure to remove same. Said amount of additional rent shall be due and payable upon receipt by Subtenant of a written statement of costs and actual damages from Sublessor.

In addition to the provisions of this Section 9, Subtenant shall obtain all required consents under, and comply with all provisions of, the Prime Lease with respect to Alterations. During the Term, Sublessor shall cooperate with Subtenant to obtain the timely review and decision of Prime Landlord with respect to Subtenant’s proposed Alterations.

10. Liens.

If any lien is filed against the Premises or the Property for work, labor, services, or materials done for or supplied to or claimed to have been done or supplied to Subtenant, such lien shall be discharged by Subtenant, at its sole cost and expense, within ten (10) business days after the date Subtenant receives written demand from Sublessor to discharge said lien, by the payment thereof or by filing any bond required by law. If Subtenant fails to discharge any such lien, Sublessor may, at its option, discharge the same and treat the cost thereof as additional rent, due and payable upon receipt by Subtenant of a written statement of costs from Sublessor. Such discharge of any lien by Sublessor shall not be deemed to waive or release Subtenant from its default for failing to discharge same.

11. Repairs and Maintenance.

Subtenant shall maintain the Premises in good order, repair and condition, and in compliance with Laws, ordinary wear and tear and damage from casualty not required to be insured by Subtenant or condemnation excepted, subject to the performance of the maintenance obligations of Prime Landlord under Section 12 of the Prime Lease. In making repairs and replacements, Subtenant shall use materials equal in kind and quality to the original work, and shall comply with the provisions of Section 9. At the expiration or earlier termination of the Term, Subtenant, at its expense, shall remove all Alterations to the Premises required by Prime

Landlord to be removed (including without limitation cabling) and Subtenant agrees, at Sublessor’s election, (A) to repair any damage to the Building caused by said removal and to restore the Premises to the condition of the Premises prior to installation of the Alterations, or (B) to pay Sublessor, as additional rent, for all expenses incurred by Sublessor to undertake such repairs and restoration. Subtenant shall insure, maintain, repair and replace the Licensed FF&E as prudent to keep it in good condition and repair, and shall surrender the Licensed FF&E (including any replacements) to Sublessor at the expiration or earlier termination of the Term, in substantially the same order and condition as it was on the Commencement Date, ordinary wear and tear and condemnation excepted. Subtenant shall not remove any of the Licensed FF&E from the Premises without the prior written consent of Sublessor and Sublessor shall be entitled to condition its approval on Sublessor’s agreement to store such Licensed FF&E with a company designated by Sublessor. Except as otherwise expressly provided in Section 1 hereof, all storage costs for the removed Licensed FF&E shall be paid by Subtenant.

To the extent Subtenant’s use or uses of the Premises or Subtenant’s manner of operation creates a need or requirement under applicable statute, ordinance or regulation of any governmental authority (including, without limitation, the ADA) to modify or alter the Premises, supporting facilities, or access thereto, or the manner of operation, maintenance and repair thereof, Subtenant shall be fully responsible for the expense to undertake such changes, and to obtain approval from Prime Landlord under the Prime Lease and Sublessor pursuant to Section 9 to undertake such changes.

12. Signs and Advertisements.

No sign, advertisement or notice (including without limitation those of a temporary nature) shall be inscribed, painted, affixed or displayed on any part of the outside or inside of the Building, except with Prime Landlord’s and Sublessor’s prior written consent (which consent of Sublessor shall not be unreasonably withheld, conditioned, or delayed), and then only in such place, number, size, color and style (i.e., Building standard lettering) as is authorized by Prime Landlord and Sublessor. If any such sign, advertisement or notice is exhibited without first obtaining Prime Landlord’s and Sublessor’s written consent, Prime Landlord and Sublessor shall have the right, after five (5) business days’ notice, to remove the violating signage, and Subtenant shall reimburse Prime Landlord or Sublessor, as applicable, as additional rent due and payable within thirty (30) days after delivery of a statement, for all reasonable, actual expenses incurred by Prime Landlord or Sublessor, as applicable, therefor.

Notwithstanding the foregoing provisions of this Section 12, Sublessor, at Sublessor’s expense, shall display the name of Subtenant in the directory located in the lobby of Building 2 for the benefit of Subtenant, subject to the approval of Prime Landlord under the Prime Lease and in full compliance with all applicable laws and codes. Subject to Sublessor’s reasonable approval, Subtenant shall have the right, at Subtenant’s expense, to install Subtenant’s trade name on its Suite Entry door. In addition, Subtenant shall have the right, at Subtenant’s cost and expense, and subject to the approval of Prime Landlord, to display a banner consistent with the existing banners in the lobby of Building 2.

13. Deliveries and Moving of Subtenant’s Property.

All moving of furniture, equipment and other material within the exterior public areas of the Property shall be under the direct reasonable control and supervision of Sublessor who shall, however, not be responsible for any damage to or charges for moving the same. Any special arrangements for the moving of Subtenant’s furniture, equipment or other material shall be at Subtenant’s expense. Subtenant shall remove promptly from the public areas of the Property any furniture, equipment or other property of Subtenant.

14. Equipment.

A. Subtenant shall not, without obtaining the prior written consent of Sublessor (which consent shall not be unreasonably withheld, conditioned or delayed) and Prime Landlord (pursuant to the terms of the Prime Lease) install any equipment, which requires electricity consumption in excess of the capacity of the electrical system serving the Premises. If any or all of Subtenant’s equipment requires electricity consumption in excess of the capacity of the electrical system serving the Premises, all additional transformers, distribution panels and wiring that may be required to provide the amount of electricity required for Subtenant’s equipment shall be installed by Subtenant at its expense, in accordance with the requirements of Prime Landlord (pursuant to the Prime Lease) and the reasonable requirements of Sublessor.

B. Subtenant shall not install any equipment, which will or may necessitate any changes, replacements or additions to, or in the use of, the Building systems, without obtaining the prior written consent of Sublessor and Prime Landlord. If any equipment causes noise or vibration that may be transmitted to the structure of the Building or to any other space in the Building, Subtenant at its expense shall install such equipment on vibration eliminators or other devices sufficient to eliminate such noise and vibration.

C. Sublessor shall have the right to reasonably prescribe the weight and position of all heavy equipment and fixtures, including, but not limited to, data processing equipment, record and file systems, and safes which Subtenant intends to install or locate within the Premises. Subtenant shall obtain Sublessor’s and Prime Landlord’s prior review and approval before installing or locating heavy equipment and fixtures in the Premises, and if installation or location of such equipment or fixtures, in Sublessor’s opinion, requires structural modifications or reinforcement of any portion of the Premises or the Building, then Sublessor shall notify Subtenant in advance (prior to making any structural modification or reinforcement) and if Subtenant does not elect to relocate or change such equipment or fixtures, then Sublessor shall make such modifications or reinforcements and Subtenant shall reimburse Sublessor, as additional rent due and payable within thirty (30) days after Sublessor delivers a statement, for all expenses incurred by Sublessor to make such required modifications or reinforcements, and Subtenant shall not install such equipment or fixtures until such modifications or reinforcements have been completed.

15. Service and Utilities.

A. Subtenant shall be entitled, without charge (other than OE/Tax Rent), to the services and utilities provided by Prime Landlord in the Building pursuant to Article 8 of the

Prime Lease, including without limitation HVAC service and janitorial service. Building hours are 8:00 a.m. to 6:00 p.m., Monday through Friday, other than holidays observed by the federal government, and 9:00 a.m. to 1:00 p.m. on Saturdays. For use of the HVAC system at times other than Building hours, Subtenant shall pay to Sublessor, as additional rent, Sixty Dollars ($60.00) per hour. Sublessor and Subtenant will agree to mutually work together to determine the feasibility of submetering the Premises for HVAC purposes, and Subtenant agrees that if Sublessor reasonably determines that such submetering is feasible and Sublessor elects to do so, then the submeter shall be installed at Subtenant’s expense, and Subtenant shall pay all electrical utility costs specific to the Premises in accordance with the measurements established by the submeter.

B. No interruptions, curtailments, stoppages or suspensions of services, utilities or systems shall render Sublessor liable in any respect for damages to either person or property nor shall the same be the basis (i) for any abatement, reduction or rebate of rent or any other sums payable by Subtenant to Sublessor hereunder, (ii) for relieving Subtenant from any of Subtenant’s obligations hereunder, or (iii) for any claim by Subtenant that Subtenant has been constructively evicted or disturbed or interfered with Subtenant’s use, possession or enjoyment of the Premises. To the extent Sublessor is entitled to an abatement of rent with respect to some or all of the Premises pursuant to Section 8.2 of the Prime Lease, Subtenant shall be entitled to a corresponding abatement of Monthly Rent and OE/Tax Rent hereunder.

16. Subtenant’s Responsibility for Damage.

Any and all injury, breakage or damage to the Premises or the Building caused by Subtenant, its agents, employees, contractors or invitees, or by individuals making deliveries to or from the Premises (except as required hereunder to be insured by Sublessor, or for which Prime Landlord is responsible under the Prime Lease), shall be repaired by Sublessor at the sole expense of Subtenant. Payment of the cost of such repairs by Subtenant shall be due as additional rent with the next installment of Monthly Rent after Subtenant receives a bill for such repairs from Sublessor. This provision shall not be in limitation of any other rights and remedies which Sublessor has or may have in such circumstances. Sublessor shall repair at its own cost any such damage caused by Sublessor, its agents, employees, contractors or invitees, or by individuals making deliveries to Sublessor.

17. Right of Entry.

Subtenant shall permit Sublessor, its agents, employees and contractors, with twenty four (24) hours’ prior notice to Subtenant, to enter the Premises at all reasonable times and in a reasonable manner, without charge to Sublessor or diminution of rent payable by Subtenant, to examine, inspect and protect the Building and to make such repairs as in the judgment of Sublessor may be deemed necessary to maintain or protect the Building, tenant improvements or the Licensed FF&E. Sublessor shall use reasonable efforts to minimize interference to Subtenant’s business when making repairs and shall perform any such work in a good and workmanlike manner without damaging Subtenant’s personal property, trade fixtures, or improvements, but, other than core drilling or similarly disruptive work, Sublessor shall not be required to perform the repairs at a time other than during normal business hours.

Notwithstanding the foregoing, in the event of an emergency, Sublessor may enter the Premises without notice and make whatever repairs are necessary to protect the Building.

Subtenant shall permit Sublessor, its agents, employees and contractors, upon no less than five (5) days’ prior written notice to Subtenant, to enter the Premises at reasonable times and in a reasonable manner, without charge to Sublessor or diminution of rent payable by Subtenant, to make installations related to the construction of tenant work being performed by Sublessor for other tenants of the Building; to make repairs, alterations and improvements in connection with areas adjoining the Premises; to erect, use and maintain pipes and conduits in and through the Premises; or to make installations, improvements and repairs to utility services of the Building located in or about the Premises. Sublessor shall use reasonable efforts to minimize interference with Subtenant’s business operations, and shall conduct such work in a careful manner so as not to damage the Premises or any of Subtenant’s personal property, equipment, trade fixtures, inventory or other property in the Premises, but, other than core drilling or similarly disruptive work, Sublessor shall not be required to perform the work at a time other than during normal business hours.

Subtenant acknowledges that Prime Landlord, its agents and contractors shall have the same right of entry afforded to Sublessor hereunder, subject to the terms and conditions of this Section 17.

18. Indemnity.

Subtenant shall indemnify and hold Prime Landlord, Sublessor and their respective agents, employees, officers, directors, affiliates, representatives, parents, subsidiaries, successors, assigns and contractors (collectively, “Sublessor Parties”) harmless and defend Sublessor Parties from and against any and all claims, costs, damages, expenses, fees (including without limitation attorneys’ fees, whether or not suit is filed), liability, loss or suit (collectively, “Claims”) arising from any act or omission by Subtenant, its agents, employees, contractors or invitees which gives rise to Sublessor’s obligation to indemnify Prime Landlord pursuant to Section 21.1 of the Prime Lease.

Subject to the provisions of Section 19.B of this Sublease, Subtenant shall indemnify and hold Sublessor Parties harmless and defend Sublessor Parties from and against any and all Claims arising from or related to (a) the negligence or willful misconduct or other wrongful acts or omissions of Subtenant, its agents, employees or contractors, other than to the extent caused by the negligence or willful misconduct of Sublessor, (b) any breach of Subtenant’s obligations under this Sublease, (c) any inspection or audit at Subtenant’s request pursuant to Section 6 of this Sublease, and (d) any actions by Sublessor pursuant to Section 25.B or Section 26.D of this Sublease.

Subject to the provisions of Section 19.B of this Sublease, Sublessor shall indemnify and hold Subtenant, its agents, employees, officers, directors and contractors (collectively “Subtenant Parties”) harmless and defend Subtenant Parties from and against any and all Claims arising from (a) the negligence or willful misconduct of Sublessor, its agents, employees or contractors, except where caused by the negligence or willful misconduct of Subtenant, (b) any breach of Sublessor’s obligations under this Sublease, and (c) any activities of Sublessor in the Premises pursuant to the third (3rd) paragraph of Section 17 of this Sublease.

The provisions of this Section 18 shall survive the expiration or termination of the Term.

19. Insurance.

A. At all times during the Term, Subtenant shall carry and maintain, at Subtenant’s expense, (1) the insurance required to be maintained by Sublessor as tenant under the Prime Lease, and (2) all risk property insurance (on a full replacement cost basis) covering the Licensed FF&E.

B. Sublessor and Subtenant each hereby releases the other and waives any claims it now or hereafter may have against the other for loss or damage to the Building, Premises, tenant improvements, fixtures, equipment and/or any other personal property arising from a risk required to be insured against under the special form (all risk) property insurance policies to be carried by Sublessor and Subtenant, as required above, even though such loss or damage was caused by the negligence of Sublessor, Subtenant, or their respective agents or employees (or any combination thereof). Sublessor and Subtenant each agrees to obtain and maintain throughout the Term endorsements to its respective special form (all risk) property policy waiving the right of subrogation of its insurance company against the other party, its agents and employees.

20. Subtenant’s Contractor’s Insurance.

Subtenant at its expense shall require any contractor of Subtenant performing work in or Alterations to the Premises to carry and maintain:

A. commercial general liability insurance, including contractor’s liability coverage, blanket contractual liability coverage, completed operations/products liability coverage, broad form property damage endorsement and contractor’s protective liability coverage, personal injury, premises medical payments, interest of employees as additional insureds, incidental medical malpractice and broad form general liability endorsement, with a combined single limit per occurrence not less than Two Million Dollars ($2,000,000), including coverage for bodily injury, death, property damage and personal injury liability; such policy and certificates evidencing such insurance shall name Sublessor, Prime Landlord and any Mortgagee as additional insured parties;

B. worker’s compensation or similar insurance in form and amounts required by Law; and

C. full replacement cost builder’s risk coverage for the Alterations.

Such policies shall name Sublessor, Prime Landlord and any Mortgagee as additional insured parties; shall be non-cancelable without thirty (30) days’ prior written notice to Sublessor, and shall be in amounts and with companies reasonably satisfactory to Sublessor. Prior to commencement of any work or Alterations, Sublessor without liability to Subtenant or any other party may deny access to the Building to any contractor of Subtenant if Subtenant fails to provide Sublessor with such certificates.

21. Requirements for Subtenant’s Insurance Policies.

The company or companies writing any insurance which Subtenant is required to carry and maintain or cause to be carried or maintained pursuant to this Sublease as well as the form of such insurance shall at all times be subject to Sublessor’s approval and any such company or companies shall have a Best’s rating of no less than A/VIII and shall be licensed to do business in the State of Maryland. Subtenant’s commercial general liability and special form (all risk) property insurance policies and certificates evidencing such insurance shall name Sublessor, Prime Landlord and any Mortgagee of whom Subtenant has been given notice in writing as additional insured parties and shall also contain a provision by which the insurer agrees that such policy shall not be canceled except after thirty (30) days written notice to Sublessor and Prime Landlord. Subtenant shall provide to Sublessor and Prime Landlord prior to taking possession of the Premises the certificates and a copy of the endorsements on the insurance policy evidencing such insurance and the additional insured status of Sublessor, Prime Landlord and any Mortgagee; Sublessor may withhold delivery of the Premises without delaying the Commencement Date, or triggering any abatement of rent, if Subtenant fails to provide Sublessor with such certificates. Sublessor makes no representation that the amount and types of insurance required under this Sublease are adequate to protect Subtenant against its obligations under this Sublease (including without limitation the indemnity set forth in Section 18 of this Sublease), or in its business operations at the Premises or otherwise. If Subtenant believes that the insurance coverage required by this Sublease is insufficient, Subtenant at its expense shall provide such additional insurance as Subtenant deems adequate.

Any insurance carried or to be carried by Subtenant hereunder shall be primary over any policy that might be carried by Sublessor or Prime Landlord. If Subtenant shall fail to perform any of its obligations regarding the acquisition and maintenance of insurance, Sublessor may perform the same and the cost of same shall be deemed additional rent, payable upon Sublessor’s demand. Sublessor shall have the right from time to time to increase the limits of Subtenant’s insurance hereunder so long as such limits are commercially reasonable and required by Prime Landlord.

22. Liability for Damage.

A. All property of Subtenant, its employees, agents, subtenants, invitees, licensees, customers, clients, family members or guests, in and on the Premises shall be and remain in and on the Premises and the Building at the sole risk of said parties and Sublessor shall not be liable to any such person or party for any damage to, or loss of personal property thereof, including but not limited to loss or damage arising from, (i) any act, including theft, or any failure to act, of any other persons, (ii) the leaking of the roof, (iii) the bursting, rupture, leaking or overflowing of water, sewer or steam pipes, (iv) the rupture or leaking of heating or plumbing fixtures, including access control systems, (v) short-circuiting or malfunction of electrical wires or fixtures, including security and protective systems or (vi) the failure of the heating or air-conditioning systems. Sublessor shall also not be liable for the interruption or loss to Subtenant’s business for any reason.

B. Sublessor shall not be liable to any party for any bodily injury or death in, on or about the Premises, unless caused by the negligence or willful misconduct of Sublessor, its agents, employees or contractors.

23. Default of Subtenant.

A. An “Event of Default” is: (a) Subtenant’s failure to make when due any payment of Monthly Rent, Subtenant’s Cost (as defined in Exhibit B), additional rent or other sum, if the failure continues for a period of five (5) business days after delivery to Subtenant of written notice thereof; (b) Subtenant’s failure to perform or observe any other covenant or condition of this Sublease, if the failure continues for a period of fifteen (15) days after delivery to Subtenant of written notice thereof (except that such fifteen (15) day period shall be extended for such additional time as is reasonably necessary to cure such failure [not to exceed an additional fifteen (15) days], only if such default by its nature cannot be cured within the fifteen (15) day period, and Subtenant is at all times diligently pursuing cure of same); (c) a Transfer in violation of Section 8 of this Sublease which is not rescinded within fifteen (15) days after delivery to Subtenant of written notice thereof; (d) Subtenant’s failure to restore the Security Deposit upon demand as set forth in Section 5 of this Sublease; (e) if Subtenant declares bankruptcy or an involuntary bankruptcy is filed against Subtenant or if Subtenant enters into or is subject to a receivership, trusteeship, or arrangement or assignment for the benefit of creditors under state law, voluntarily or involuntarily, and any such action or filing is not dismissed or terminated within sixty (60) days after institution; and (f) if Subtenant vacates or abandons the Premises and fails to pay Monthly Rent, additional rent, or other sums hereunder.

B. If an Event of Default occurs, the provisions of this Section 23.B shall apply and Sublessor may pursue any one or more of the following remedies. Sublessor shall have the right, at its sole option, to terminate this Sublease. In addition, with or without terminating this Sublease, Sublessor may re-enter, terminate Subtenant’s right of possession and take possession of the Premises. The notice provisions of the foregoing Section 23.A of this Sublease shall operate as a notice to quit, any additional notice to quit or of Sublessor’s intention to re-enter the Premises or terminate this Sublease being hereby expressly waived. If necessary, Sublessor may proceed to recover possession of the Premises under applicable Laws, or by such other proceedings, including self-help, re-entry and possession, as may be applicable. If Sublessor elects to terminate this Sublease or elects to terminate Subtenant’s right of possession, everything contained in this Sublease on the part of Sublessor to be done and performed shall cease without prejudice, however, to Subtenant’s liability for all Monthly Rent, additional rent and other sums accrued through the later of termination or Sublessor’s recovery of possession. Whether or not this Sublease and/or Subtenant’s right of possession is terminated, Sublessor shall have the right, at its sole option, to terminate any renewal or expansion right contained in this Sublease and to grant or withhold any consent or approval pursuant to this Sublease in its sole and absolute discretion. Sublessor may relet the Premises or any part thereof, alone or together with other premises, for such term(s) (which may extend beyond the date on which the Term would have expired but for Subtenant’s default) and on such terms and conditions (which may include concessions or free rent and Alterations of the Premises) as Sublessor, in its sole discretion, may determine, but Sublessor shall not be liable for, nor shall Subtenant’s obligations hereunder be diminished by reason of, any failure by Sublessor to relet all or any portion of the Premises or any failure by Sublessor to collect any rent due upon such reletting, provided that, to the extent required by law, Sublessor shall use reasonable efforts to mitigate Sublessor’s damages. Whether or not this Sublease is terminated, Subtenant nevertheless shall remain liable for any Monthly Rent, additional rent, damages or other sums which may be due or sustained prior to such default, and all costs, fees and expenses (including, but not limited to, reasonable attorneys’ fees, brokerage fees, expenses incurred in placing the Premises in first-class rentable condition, advertising expenses, and any concessions given to any successor tenant such as a rental abatement or an improvements allowance) incurred by Sublessor in pursuit of its remedies hereunder and in recovering possession of the Premises and renting the Premises to others from time to time. Subtenant shall also be liable for additional damages which at Sublessor’s election shall be either:

(1) An amount equal to the Monthly Rent and additional rent which would have become due during the remainder of the Term, less the amount of periodic rental (i.e., Monthly Rent and OE/Tax Rent), if any, which Sublessor receives during such period from others to whom the Premises may be rented, which amount shall be computed and payable in monthly installments, in advance, on the first day of each calendar month following Subtenant’s default and continuing until the date on which the Term would have expired but for Subtenant’s default. Separate suits may be brought from time to time to collect any such damages for any month(s) (and any such separate suit shall not in any manner prejudice the right of Sublessor to collect any damages for any subsequent month(s)), or Sublessor may defer initiating any such suit until after the expiration of the Term (in which event Subtenant hereby agrees that such deferral shall not be construed as a waiver of Sublessor’s rights as set forth herein); OR

(2) Final damages in an amount equal to the difference between (i) all Monthly Rent, additional rent and other sums which would have become due during the remainder of the Term, and (ii) the fair market value rental of the Premises over the same period (net of all expenses (including reasonable attorneys’ fees) and all vacancy periods reasonably projected by Sublessor to be incurred in connection with the reletting of the Premises) as reasonably determined by Sublessor, which difference shall be discounted at the rate of three percent (3%) per annum, and which resulting amount shall be payable to Sublessor in a lump sum on demand. Sublessor may bring suit to collect any such damages at any time after an Event of Default.

Subtenant shall pay all expenses (including reasonable attorneys’ fees) incurred by Sublessor in connection with or as a result of any Event of Default whether or not a suit is instituted. Nothing herein shall be construed to affect or prejudice Sublessor’s right to prove, and claim in full, unpaid rent accrued prior to the termination of this Sublease.

All rights and remedies of Sublessor set forth in this Sublease are cumulative and in addition to all other rights and remedies available to Sublessor at law or in equity. The exercise by Sublessor or any such right or remedy shall not prevent the concurrent or subsequent exercise of any other right or remedy. No delay or failure by Sublessor to exercise or enforce any of Sublessor’s rights or remedies or Subtenant’s obligations shall constitute a waiver of any such rights, remedies or obligations. Sublessor shall not be deemed to have waived any default by Subtenant unless such waiver expressly is set forth in a written instrument signed by Sublessor. If Sublessor waives in writing any default by Subtenant, such waiver shall not be construed as a waiver of any covenant, condition or agreement set forth in this Sublease except as to the specific circumstances described in such written waiver.

Effective as of the date of a valid, lawful termination under this Sublease, Subtenant hereby expressly waives, for itself and all persons claiming by, through or under it, any right of redemption, re-entry or restoration of the operation of this Sublease under any present or future Law, including without limitation any such right which Subtenant would otherwise have in case Subtenant shall be dispossessed for any cause, or in case Sublessor shall obtain possession of the Premises as herein provided.

If Subtenant becomes bankrupt or insolvent, or files any debtor proceedings, or if Subtenant takes or has taken against it in any court pursuant to any statute either of the United States or of any State a petition in bankruptcy or insolvency or for reorganization or for the appointment of a receiver or trustee of all or a portion of Subtenant’s property, or if Subtenant makes an assignment for the benefit of creditors, or petitions for or enters into an arrangement (each of the foregoing referred to as an “Event of Bankruptcy”), then this Sublease shall terminate and Sublessor, in addition to any other rights or remedies it may have, shall have the immediate right of reentry and may remove all persons and property from the Premises and such property may be removed and stored in a public warehouse or elsewhere at the cost of, and for the account of Subtenant, all without service of notice or resort to legal process and without being deemed guilty of trespass, or becoming liable for any loss or damage occasioned thereby.

24. Waiver.

If Sublessor institutes legal or administrative proceedings against Subtenant and a compromise or settlement thereof is made, the same shall not constitute a waiver of Subtenant’s obligations to comply with any covenant, agreement or condition, nor of any of Sublessor’s rights hereunder. No waiver by Sublessor of any breach of any covenant, condition, or agreement specified herein shall operate as an invalidation, or as a continual waiver of such covenant, condition or agreement itself, or of any subsequent breach thereof. No payment by Subtenant or receipt by Sublessor (or any party designated by Sublessor to receive any payments of rent) of a lesser amount than the amount of rent due Sublessor shall be deemed to be other than payment on account of the earliest rent then accrued and payable. Amounts deposited into Sublessor’s rental account shall not be deemed accepted by Sublessor if Sublessor promptly returns such rental amounts to Subtenant. In addition, no endorsement or statement on any check or letter accompanying a check for payment of such rent shall be deemed an accord and satisfaction. Sublessor, or any party designated by Sublessor, may accept such check or payment without prejudice to Sublessor’s right to recover the balance of such rent or to pursue any other remedy provided for in this Sublease or in the governing law of the jurisdiction in which the Building is located. No re-entry by Sublessor, and no acceptance by Sublessor of keys from Subtenant, shall be considered an acceptance of a surrender of the Premises or this Sublease.

25. Terms of Prime Lease.

All of the terms, provisions, covenants and conditions of the Prime Lease are incorporated herein by reference and hereby made a part of and are superior to this Sublease, except as herein otherwise expressly provided, and Sublessor hereunder shall have all of the rights of Prime Landlord under the Prime Lease as against Subtenant, as if Subtenant had executed the Prime Lease as Tenant thereunder, except to the extent the same conflict with the provisions hereof, in which case, as between Sublessor and Subtenant only, Sublessor’s rights and remedies against Subtenant as set forth in this Sublease shall control. All capitalized and other terms not otherwise defined herein shall have the meanings ascribed to them in the Prime Lease, unless the context clearly requires otherwise. The following provisions of the Prime Lease shall not be incorporated in this Sublease by reference: Section 1.1(b), 1.1(d), 1.1(l), 1.1(n) through 1.1(s), 1.1(v), 1.1(w), 1.1(x), Article 3, Article 4, Section 8.5, the third, fourth, fifth and sixth sentences of Section 18.1, Article 22, Sections 26.3, 26.4, 26.5, 26.6, 26.8, 26.10, 27.1, 27.2, 27.7, Article 28, Article 29, Article 30, Article 31, Exhibit D, Exhibit E, Exhibit H, Exhibit I, Exhibit J, Exhibit K, and Exhibit L, Section 6, Section 7, Section 8, Section 10, Section 11, Section 12, Section 13 and Section 14 of the First Amendment to Office Lease, the Second Amendment to Office Lease and Sections 4(a) through (c), Section 6, Section 7 and Section 8 of the Third Amendment to Office Lease. A copy of the Prime Lease is attached hereto and made a part hereof as Exhibit E. Sublessor shall have the right to amend the Prime Lease from time to time without the consent of Subtenant provided that any such amendment shall not adversely affect Subtenant’s ability to continue its then current operations in the Premises, increase any of the rental or other payments required to be made by Subtenant hereunder or otherwise materially and adversely change Subtenant’s rights and obligations hereunder. Sublessor shall give Subtenant notice of any amendment to the Prime Lease, but the failure to give such notice shall not affect the validity of such amendment or its applicability to Subtenant, except that Subtenant shall have no obligation to comply with the terms of any such amendment until it has received a copy.

A. Sublessor shall have no liability to Subtenant by reason of the default of Prime Landlord under the Prime Lease. Notwithstanding anything to the contrary contained in any other provision of this Sublease, Subtenant recognizes that Sublessor is not in a position to and shall not be required to render any of the services or utilities, to make repairs, replacements, restorations, alterations or improvements or to perform any of the obligations, of any nature whatsoever, required of Prime Landlord by the terms of the Prime Lease. Sublessor, however, shall use commercially reasonable efforts to obtain the performance of and furnishing of such services for the Premises by Prime Landlord pursuant to the terms of the Prime Lease.

B. Subtenant shall promptly reimburse Sublessor for all reasonable out-of-pocket costs paid to third parties in expending such efforts. Nothing contained herein shall require Sublessor to institute any suit or action to enforce any such rights, except as expressly set forth in Section 26.D of this Sublease. Subtenant acknowledges that the failure of Prime Landlord to provide any services or comply with any obligations under the Prime Lease shall not entitle Subtenant to any abatement or reduction in either Monthly Rent or Additional Rent payable hereunder.

C. Wherever the Prime Lease refers to the “Premises,” such references for the purposes hereof shall be deemed to refer to the Sublease Premises; wherever the Prime Lease refers to the “Lease,” such references for purposes hereof shall be deemed to refer to this Sublease; wherever the Prime Lease refers to the “term,” such references for the purposes hereof shall be deemed to refer to the Term; wherever the Prime Lease refers to “Landlord,” such references for the purposes hereof shall be deemed to refer to Sublessor; and wherever the Prime Lease refers to “Tenant,” such references for the purposes hereof shall be deemed to refer to “Subtenant.”

26. Sublease Subject to Prime Lease.

A. This Sublease is subject and subordinate to the Prime Lease and to the matters to which the Prime Lease is or shall be subordinate. Prime Landlord is not a party to this Sublease, and all of Prime Landlord’s obligations relating to this Sublease shall be governed by the Sublease Consent, but Prime Landlord shall be a third party beneficiary of any covenants and agreements of Subtenant which benefit Prime Landlord hereunder.

B. Except as specifically set forth in this Sublease, Subtenant covenants and agrees with Sublessor and Prime Landlord that, throughout the Term, Subtenant shall observe and perform all of the provisions of the Prime Lease, which are to be observed and performed by the tenant thereunder as to the Premises only, except payment of Monthly Rent and additional rent and except to the extent expressly excluded in Section 25 of this Sublease. Subtenant covenants and agrees that Subtenant shall not do any act, matter or thing which will be, result in, or constitute a violation or breach of or a default or Event of Default under any provision of the Prime Lease; it being expressly agreed to by Subtenant that any such violation, breach, default or Event of Default shall constitute a material breach by Subtenant of a substantial obligation under this Sublease entitling Sublessor to avail itself of the remedies provided for herein or otherwise permitted at law. So long as Subtenant is not in default under this Agreement, Sublessor covenants and agrees that it will timely perform all its obligations as Tenant under the Prime Lease, to the extent not being performed directly by Subtenant under the express terms of this Sublease, and shall indemnify, defend, and hold Subtenant harmless from and for any liability arising from Sublessor’s failure to so perform. Within three (3) business days after receipt, Sublessor will provide Subtenant with complete copies of any notices or correspondence Sublessor receives from Prime Landlord which affect Subtenant’s rights or obligations under this Sublease.

C. Subtenant shall indemnify and hold Sublessor and Sublessor Parties harmless from and against all claims, liabilities, penalties and expenses, including, without limitation, reasonable attorneys’ fees and disbursements, arising from or in connection with any default or Event of Default by Subtenant in Subtenant’s performance of those terms, covenants and conditions of the Prime Lease which are or shall be applicable to Subtenant, as above provided, and all amounts payable by Subtenant to Sublessor on account of such indemnity shall be deemed to be Additional Rent hereunder and shall be payable to Sublessor upon demand. In any case where the consent or approval of Prime Landlord shall be required pursuant to the Prime Lease, Sublessor’s consent shall also be required hereunder.

D. Sublessor shall have no obligation to perform Prime Landlord’s obligations under the Prime Lease, and if Prime Landlord defaults in its obligations to Sublessor under the Prime Lease so that Subtenant is deprived of service or performance to which it is entitled hereunder, Sublessor shall not, except as and to the extent set forth below, be obligated to bring any action or proceeding or to take any steps to enforce Sublessor’s rights against Landlord.

(1) Sublessor shall cooperate in seeking to obtain Prime Landlord’s performance under the Prime Lease. Upon Subtenant’s request, Sublessor shall make written demand upon Prime Landlord to perform its obligations regarding the Premises. If after such demand, Prime Landlord’s grace period (if any) under the Prime Lease expires and Prime Landlord has failed to perform the obligation, then at Subtenant’s written direction and expense, Sublessor shall proceed against Prime Landlord on Subtenant’s behalf, so long as Subtenant is not in default under this Sublease. [Prior to instituting any such proceeding, Subtenant will post an additional security deposit of Twenty Five Thousand Dollars ($25,000.00) which shall be returned to Subtenant upon final resolution of such proceeding, except to the extent necessary to rectify any default of Subtenant.] Subtenant shall reimburse Sublessor, as additional rent due within thirty (30) days after delivery from time to time of a statement therefor, for all costs, expenses and attorneys’ fees incurred by Sublessor in connection with such proceeding. If, as a result of Prime Landlord’s default under the Prime Lease during the Term of this Sublease, Sublessor recovers any sum from Prime Landlord relating to the Premises or is entitled to any abatement, credit, setoff, or offset in relation to rent of any kind due in connection with the Premises, the same, or the benefit thereof, shall benefit Subtenant as applicable to the Premises, so long as this Sublease is in effect and Subtenant is not in default hereunder. So long as this Sublease is in effect, if Sublessor’s rent as to the Premises is abated under the Prime Lease, then Subtenant’s rent under this Sublease shall abate as applicable to the Premises.

(2) So long as it is at no cost to Sublessor and not contrary to the provisions of the Prime Lease, Sublessor shall reasonably cooperate with Subtenant:

(a) In obtaining for Subtenant (i) any services under the Prime Lease; (ii) any benefit to Sublessor relating to the Premises under the Prime Lease that would directly benefit Subtenant, and (iii) Prime Landlord’s consent to any action for which the Prime Lease requires Prime Landlord’s consent, and

(b) In delivering any notice to Prime Landlord as required by a provision of the Prime Lease, including, without limitation, promptly forwarding any requests made by Subtenant to Prime Landlord for services, consents or approvals, and providing Prime Landlord with all information required regarding such request.

27. Casualty and Condemnation.

If the Prime Lease is terminated due to casualty or condemnation, this Sublease shall terminate on the effective date of such termination of the Prime Lease with the same effect as if such date were the expiration date. Subtenant shall be entitled to an abatement of rent hereunder for any space for which rent is abated under the Prime Lease.

28. Right of Sublessor to Cure Subtenant’s Default.

If Subtenant defaults in the making of any payment to any third party, or doing any act required to be made or done by Subtenant relating to the Premises (including the performance of Subtenant’s obligations under this Sublease), then Sublessor may, but shall not be required to, make such payment or do such act, and Subtenant shall reimburse Sublessor, as additional rent upon demand, for all expenses incurred by Sublessor, therefor together with interest thereon at a rate (the “Interest Rate”) equal to the lower of (a) three (3) percentage points above the then applicable base rate of interest (or comparable rate of interest) per annum as fixed by a federally chartered financial institution reasonably selected by Sublessor, or (b) the maximum rate allowed by Law, accruing from the date Sublessor incurred such expenses. The making of such payment or the doing of such act by Sublessor shall not operate as a waiver or cure of Subtenant’s default, nor shall it prevent Sublessor from the pursuit of any remedy to which Sublessor would otherwise be entitled.

29. Brokers.

Sublessor and Subtenant each represents and warrants to the other that, except as hereinafter set forth, it has not employed any broker in carrying on the negotiations, nor had any dealings with any broker, relating to this Sublease. Subtenant represents that it has employed McShea and Company as its broker, and further agrees to pay the commissions accruing to said identified broker pursuant to certain outside agreement(s). Subtenant shall indemnify and hold Sublessor harmless from and against any claim or claims for brokerage or other commission arising from or out of any breach of the foregoing representation and warranty by the respective indemnitor.

30. Notices.

All notices or other communications hereunder shall be in writing and shall be deemed duly delivered upon personal delivery (or attempted delivery); or as of the third (3rd) business day after mailing by United States mail, by certified, return receipt requested, postage prepaid (during times when normal mail delivery is in effect); or as of the immediately following business day after deposit for next day delivery with federal express or similar nationally recognized overnight courier service:

if to Sublessor:	Manugistics, Inc.,
c/o JDA Software Group, Inc.
14400 N. 87th Street
Scottsdale, Arizona 85260
Attention: Vice President, Finance and Planning

with a copy to:	JDA Software Group, Inc.
14400 N. 87th Street
Scottsdale, Arizona 85260
Attention: General Counsel

with a copy to:	Sacks Tierney P.A.
4250 North Drinkwater Blvd., 4th Floor
Scottsdale, Arizona 85251
Attention: Steven M. Goldstein, Esquire

if to Subtenant:	EFJ, Inc.
at the Premises

prior to the Commencement Date and at the Premises thereafter. The party to receive notices and the place notices are to be sent for either Sublessor or Subtenant may be changed by notice given pursuant to the provisions of this Section 30.

31. Estoppel Certificates.

Subtenant agrees, at any time and from time to time but not more than 1 time per year (except that such limitation shall not apply in connection with a request by Prime Landlord under the Prime Lease or if there is an Event of Default), upon not less than fifteen (15) days’ prior written notice, to execute and deliver to Sublessor a statement in writing (A) certifying that this Sublease is unmodified and in full force and effect (or, if there have been modifications, that the Sublease is in full force and effect as modified and stating the modifications), (B) stating the dates to which the rent and other charges hereunder have been paid by Subtenant, (C) stating whether or not, to the best knowledge of Subtenant, Sublessor is in default in the performance of any covenant, agreement or condition contained in this Sublease, and, if so, specifying each such default of which Subtenant may have knowledge, (D) stating the address to which notices to Subtenant should be sent and, if Subtenant is a corporation, partnership, limited liability company, association, trust or other entity (collectively, “Entity”) the name and address of its registered agent or its agent for service of process in the jurisdiction in which the Building is located, (E) agreeing not to pay Monthly Rent more than thirty (30) days in advance or to amend the Sublease without the consent of Prime Landlord, and (F) containing such other matters as Sublessor may reasonably request. Any such statement delivered pursuant hereto may be relied upon by, or if so requested, addressed to any owner of the Building or the Project or any interest therein, any prospective purchaser of the Building or the Project or any interest therein, any Mortgagee or prospective Mortgagee of the Building or the Project or any interest therein, or any prospective assignee of any such Mortgagee. The failure of Subtenant to timely execute and deliver such statement to Sublessor shall constitute an acknowledgment by Subtenant of the facts set forth therein. If the statement is requested by Prime Landlord, then the references in this Section 31 to “Sublessor” shall be deemed references to “Prime Landlord” if the context so requires.

32. Holding Over.

If Subtenant does not immediately surrender the Premises free of all subtenants and occupants on the date of expiration or earlier termination of the Term, then Sublessor shall be entitled to immediate recovery of possession of the Premises by judicial or non-judicial means lawful in the State of Maryland, and, whether or not Sublessor seeks recovery of possession of the Premises, Subtenant shall be obligated to pay as Monthly Rent during the holdover an amount (on a per month basis without reduction for partial months during the holdover) equal to the following as applicable: (A) prior to expiration or earlier termination of the term of the Prime Lease with respect to the Premises during the first thirty (30) days of such holdover: 125% of the sum of Monthly Rent and Subtenant’s Share of OE/Tax Rent, or (B) in all events after expiration or earlier termination of the term of the Prime Lease with respect to the Premises, the Monthly Base Rent (as defined in the Prime Lease) and Additional Rent (as defined in the Prime Lease) due under Section 32.8 of the Prime Lease for the entire Prime Lease Premises (and not just for the Premises). No acceptance of rent by Sublessor for any holdover period shall constitute a waiver of Sublessor’s right to immediate recovery of possession of the Premises, nevertheless, any rental amounts for such holdover period which are deposited into Sublessor’s rental account shall not be deemed accepted by Sublessor if Sublessor promptly returns such rental amounts to Subtenant. Nothing herein shall limit Sublessor’s right to recover damages pursuant to this Sublease and such other damages as are available to Sublessor at law or in equity (including but not limited to any and all damage caused by such holdover). Subtenant acknowledges that a holdover by Subtenant beyond the term of the Prime Lease with respect to the Premises shall cause a holdover by Sublessor under the Prime Lease and that the resulting damage to Sublessor may be substantial, and, in addition to payment of holdover rent for the entire Prime Lease Premises as set forth above, Subtenant shall indemnify and hold Sublessor harmless in connection therewith, pursuant to Section 18 of this Sublease.

33. Quiet Enjoyment.

Sublessor covenants that if Subtenant pays the rent and performs all of the covenants, agreements and conditions specified in this Sublease to be performed by Subtenant, Subtenant shall, for the Term, freely, peaceably and quietly occupy and enjoy the full possession of the Premises without molestation or hindrance by Sublessor, its agents or employees subject to the provisions of this Sublease and the Sublease Consent. Entry in the Premises for inspections, repairs, alterations, improvements and installations by Sublessor, its agents, employees or contractors pursuant to Section 17 shall not constitute a breach by Sublessor of this covenant, nor entitle Subtenant to any abatement or reduction of rent.

34. Parking.

Sublessor grants to Subtenant a non-exclusive license to use at no additional charge an allocation of four (4) non-reserved parking spaces per 1,000 square feet leased. Subtenant shall receive ten (10) reserved parking spaces, the location of which shall be mutually agreed upon between Sublessor and Subtenant.

35. Cafeteria/Security.

Subtenant, the assignee or sub-subtenant, and their respective employees and visitors shall have the right to use the cafeteria service for breakfast and lunch at the price paid by Sublessor for same.

The Sublessor, at Sublessor’s expense, will provide a monitored card access system or similar security to the Building. Sublessor shall provide Subtenant with a reasonable number of access cards (not to exceed 5 cards per 1000 square feet) at no expense. Subtenant shall pay to Sublessor (as additional rent), within thirty (30) days after Subtenant receives an invoice therefor, $50.00 per card for any additional or replacement cards.

36. Miscellaneous.

A. Rule Against Perpetuities. If and to the extent that this Sublease would, in the absence of the limitation imposed by this Section 36.A, be invalid or unenforceable as being in violation of the rule against perpetuity or any other rule of law relating to the vesting of interests in property or the suspension of the power of alienation of property, then it is agreed that notwithstanding any other provision of this Sublease, this Sublease and any and all options, rights and privileges granted to Subtenant thereunder, or on connection therewith shall terminate if not previously terminated, on the date which is twenty-one (21) years after the death of the last heir or issue, who are lives in being as of the date of this Sublease, of the following named persons: George W. Bush and Richard Cheney.

B. Gender. Feminine or neuter pronouns shall be substituted for those of the masculine form, and the plural shall be substituted for the singular number, in any place or places herein in which the context may require such substitution or substitutions.

C. Benefit and Burden. The terms and provisions of this Sublease shall be binding upon and shall inure to the benefit of the parties hereto and each of their respective representatives, successors and permitted assigns. Sublessor may freely and fully assign its interest hereunder.

Neither the members comprising Sublessor, nor the partners, directors or officers of any of the foregoing (collectively, the “Parties”) shall be personally liable for the performance of Sublessor’s obligations under this Sublease. Subtenant shall look solely to Sublessor to enforce Sublessor’s obligations hereunder and shall not seek any damages against any of the Parties.

D. Savings Clause. If any provision of this Sublease or the application thereof to any person or circumstance is to any extent held invalid, then the remainder of this Sublease or the application of such provision to persons or circumstances other than those as to which it is held invalid shall not be affected thereby, and each provision of this Sublease shall be valid and enforced to the fullest extent permitted by law; provided, however, that such illegal, invalid or unenforceable provision shall be rewritten in a valid, legal and enforceable manner to achieve as closely as possible the original intent.

E. Entity Subtenant. If Subtenant is an Entity, the persons executing this Sublease on behalf of Subtenant hereby consent, represent and warrant that Subtenant is duly organized and is duly qualified and authorized to do business in the State of Maryland; and that the person or persons executing this Sublease on behalf of Subtenant are duly authorized to sign and execute this Sublease. Upon request of Sublessor to Subtenant, Subtenant shall deliver to Sublessor documentation reasonably satisfactory to Sublessor evidencing Subtenant’s compliance with the provisions of this section. Further, Subtenant agrees to promptly execute all necessary and reasonable applications or documents confirming such registration as requested by Sublessor or its representatives, required by the jurisdiction in which the Building is located to permit the issuance of necessary permits and certificates for Subtenant’s use and occupancy of the Premises. Any delay or failure by Subtenant in submitting such application or document so executed shall not serve to delay the Commencement Date or delay or waive Subtenant’s obligations to pay rent hereunder.

F. Joint and Several Liability. If two or more individuals or Entities (or any combination of two or more thereof) sign this Sublease as Subtenant, the liability of each of them shall be joint and several. In like manner, if Subtenant is an Entity the members of which are, by virtue of statute or general law, subject to personal liability, the liability of each individual who was, is or becomes a member of such Entity at any time from the date of execution of this Sublease to and including the expiration or earlier termination of the Term, shall be joint and several.

G. Unavoidable Delays. Whenever a period of time is prescribed for the taking of an action by Sublessor or Subtenant, the period of time for the performance of such action shall be extended by the number of days that the performance is actually delayed due to strikes, acts of God, shortages of labor or materials, casualty, unusually severe weather, war, terrorist activity, civil disturbances, action or inaction of a governmental entity, or any other cause beyond the reasonable control of the performing party (“Unavoidable Delays”). However, Unavoidable Delays shall not extend any period of time for the payment of Rent or other sums payable by either party or any period of time for the written exercise of an option or right by either party, or any holding over by Subtenant beyond the expiration or termination of the Term.

H. Governing Law. This Sublease and the rights and obligations of Sublessor and Subtenant hereunder shall be governed by the laws of the State of Maryland without regard to conflict of laws principles.

I. Business Day. The term “business day” means each calendar day Monday through Friday except any federal holiday.

J. Rules of Construction. The deletion of any printed, typed or other portion of this Sublease or any draft of this Sublease shall not evidence an intention to contradict such deleted portion. Such portion shall be deemed not to have been inserted in this Sublease. Subtenant acknowledges that this Sublease is a commercial transaction and Subtenant has had the opportunity to engage legal counsel. Accordingly, no rule of construction against the draftsperson of a document or against landlords shall be applicable to this Sublease. Section references used herein (e.g., Section 0) shall refer to section numbers of this Sublease, unless otherwise specified or unless the context clearly requires otherwise.

K. No Partnership. Nothing contained in this Sublease shall be deemed or construed to create a partnership or joint venture of or between Sublessor and Subtenant, or to create any other relationship between the parties hereto other than that of landlord and tenant.

L. No Representations by Sublessor. Neither Sublessor nor any agent or employee of Sublessor has made any representations or promises with respect to the Premises or the Property except as herein expressly set forth, and no rights, privileges, easements or licenses are acquired by Subtenant except as herein expressly set forth. Subtenant, by taking possession of the Premises, shall accept the same in the then “as is” condition, except for latent defects and the Work described on Exhibit F attached hereto. Taking of possession of the Premises by Subtenant shall be conclusive evidence that the Premises and the Building are in good and satisfactory condition at the time of such taking of possession, as provided for in Exhibit F attached hereto.

M. Waiver of Jury Trial. SUBLESSOR AND SUBTENANT EACH HEREBY WAIVES TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER OF THE PARTIES HERETO AGAINST THE

OTHER ON OR WITH RESPECT TO ANY MATTER WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS SUBLEASE, THE RELATIONSHIP OF SUBLESSOR AND SUBTENANT HEREUNDER, SUBTENANT’S USE OR OCCUPANCY OF THE PREMISES, AND/OR ANY CLAIM FOR INJURY OR DAMAGE. SUBTENANT FURTHER AGREES NOT TO INSTITUTE, ASSERT, RAISE OR INTERPOSE ANY NON-COMPULSORY CLAIM OR COUNTERCLAIM IN ANY ACTION OR PROCEEDING INSTITUTED BY SUBLESSOR TO RECOVER POSSESSION OF THE PREMISES.

N. Enforcement of Sublease. If either party (the “Enforcing Party”) is required or elects to take legal action to enforce against the other party (the “Defaulting Party”) the performance of the Defaulting Party’s obligations under this Sublease, then the Defaulting Party shall immediately reimburse the Enforcing Party for all costs and expenses, including, without limitation, reasonable attorneys’ fees, litigation expenses, and expenses of investigating and preparing for suit, incurred by the Enforcing Party in its successful prosecution of that legal action. Other than in the event of a holding over by Subtenant, neither Sublessor nor Subtenant shall be entitled to consequential damages arising out of a breach of this Sublease.

O. Confidentiality. Neither this Sublease nor a memorandum thereof may be recorded in the land records. Sublessor and Subtenant each agrees to maintain all negotiations, financial terms and other material non-public information (“Confidential Material”) in strict confidence as provided herein. Sublessor and Subtenant each agrees not to disclose to any person not authorized herein, and to require that all authorized persons to whom it discloses the Confidential Material will not make any further disclosure of any Confidential Material. The fact that a Sublease has been executed between Sublessor and Subtenant for the Premises shall not be deemed to be Confidential Material provided that the specific financial business terms thereof are not disclosed. All Confidential Material that is provided to Sublessor or Subtenant will be used solely for informational purposes and for purposes of negotiating and finalizing a Sublease. Sublessor and Subtenant each acknowledges and confirms that the Confidential Material may be disclosed only if (i) the information is already a matter of public knowledge, (ii) the information may be necessary to Sublessor’s or Subtenant’s financial, legal or real estate consultants, purchasers, bona fide potential subtenants or assignees, or lenders (or potential purchasers or lenders), or (iii) such disclosure is required by law. Prior to disclosure of any Confidential Material, the persons receiving the Confidential Material must be advised by the disclosing party of the confidential nature of Confidential Material and agree not to make any further disclosure of any Confidential Material except to the disclosing party, or use such Confidential Material contained therein for any purpose other than for information use.

P. Captions. The captions used herein are for convenience of reference only, and are not part of this Sublease, and shall in no way be deemed to define, limit, describe or modify the meaning of any provision of this Sublease.

Q. No Light or Air Easement. Any diminution or shutting off of light, air or view by any structure which is now or may hereafter be erected on lands adjacent to the Building shall in no way affect this Sublease or impose any liability on Sublessor. Noise, dust or vibration or other incidents to new construction of improvements on lands adjacent to the Building, whether or not owned by Sublessor, shall in no way affect this Sublease or impose any liability on Sublessor. Subtenant agrees that in any such event, Subtenant shall not be entitled to any action, claim or relief, including without limitation rent reduction or abatement, or termination of this Sublease.

R. Consents and Approvals. If Subtenant seeks approval or consent of Sublessor and Sublessor fails to give such consent or approval, Subtenant shall not be entitled to any damages for any withholding or delay of such approval or consent.

S. Entire Agreement. This Sublease, together with Exhibits A, B, C, D, E, and F attached hereto and made a part hereof, contains and embodies the entire agreement of the parties hereto, and no representations, inducements, or agreements, oral or otherwise, between the parties not contained and embodied in this Sublease and said Exhibits shall be of any force or effect, and the same may not be modified, changed or terminated in whole or in part in any manner other than by an agreement in writing duly signed by all parties hereto. The submission of an unsigned copy of this document to Subtenant shall not constitute an offer or option to sublease the Premises. This Sublease shall become effective and binding only upon execution and delivery by both Sublessor and Subtenant.

[SIGNATURES APPEAR ON FOLLOWING PAGE]

IN WITNESS WHEREOF, Sublessor and Subtenant have caused this Sublease to be signed in their names by their duly authorized representatives and delivered as their act and deed, intending to be legally bound by its terms and provisions.

SUBLESSOR:

MANUGISTICS, INC., a Delaware corporation

By:	/s/ Michael Bridge
Name:	Michael Bridge
Title:	Sr. VP & General Counsel

SUBTENANT:

Witness/Attest:		EFJ, INC., a Delaware corporation

Paul R. Mehlhorn		By:	/s/ Michael E. Jalbert
Name:	Paul R. Mehlhorn	Name:	Michael E. Jalbert
		Title:	Chief Executive Officer

EXHIBIT A

PREMISES

[intentionally omitted]

A-1

EXHIBIT B

LIST OF LICENSED FF&E

[intentionally omitted]

B-1

EXHIBIT C

FORM OF SUBLEASE CONSENT

CONSENT TO SUBLEASE AGREEMENT

This Consent to Sublease Agreement (this “Agreement”) is made as of the      day of                     , 2007 by and among Hub Properties Trust, a Maryland real estate investment trust (“Landlord”), Manugistics, Inc., a Delaware corporation (“Tenant”) and EFJ, Inc., a Delaware corporation (“Subtenant”).

WHEREAS, Landlord’s predecessor in interest, John F. Jaeger, Trustee, and Tenant entered into that certain Office Lease dated December 19, 2000, as amended by a First Amendment to Lease dated June 14, 2001, a Second Amendment to Office Lease dated March 24, 2003 and a Third Amendment to Office Lease dated July 20, 2004 (as the same may further be amended from time to time, the “Lease”) for the lease of certain premises consisting of Building 1, Building 2 and Building 3 (collectively, the “Buildings”) in the Danac Stiles Corporate Campus at the intersection of Great Seneca Highway and Key West Avenue in Gaithersburg, Maryland (the “Premises”), all as more particularly described in the Lease;

WHEREAS, Tenant and Subtenant desire to enter into the Sublease (the “Sublease”), a copy of which is attached hereto as Exhibit A, for the Subtenant’s use and occupancy of a portion of the 5th floor in Building 1 (the “Sublease Premises”) shown on the floor plan attached hereto as Exhibit B; and

WHEREAS, Landlord has agreed to consent to the Sublease subject to the terms and conditions of this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

1. Landlord hereby consents to the Sublease, subject to and upon the terms and conditions hereof and in reliance of the representations, warranties and agreements contained herein. Tenant and Subtenant acknowledge and agree that (i) Landlord is not a party to the Sublease and is not bound by the provisions thereof, (ii) Landlord has not and will not review or pass upon any of the provisions of the Sublease, (iii) the Sublease will not be modified or amended in any way without the prior written consent of Landlord and (iv) the Sublease is intended to grant Subtenant a subleasehold interest and is not an assignment of Tenant’s interest under the Lease and consequently notwithstanding anything to the contrary contained in the Sublease the term of the Sublease shall expire no later than one (1) day prior to the expiration or earlier termination of the term of the Lease. Nothing herein contained shall be construed as a consent to, or approval by Landlord of, any of the provisions of the Sublease, but is merely a consent to the act of subletting by Tenant to Subtenant. To the extent of any inconsistencies between the terms of the Sublease and the terms of the Lease or this Agreement, as between Landlord and Tenant, the terms of the Lease or this Agreement shall prevail. In furtherance of the foregoing, Tenant and Subtenant agree that (i) Landlord’s obligations to Tenant are governed only by the Lease and this Agreement, (ii) Landlord shall not be bound or estopped by any provisions of the Sublease, including any provision purporting to impose any obligations upon Landlord and (iii) nothing contained herein shall be (a) construed as a consent to, approval of, or ratification by Landlord of, any of the particular provisions of the Sublease, or any plan or drawing referred to or contained therein (except as may be expressly provided herein), or (b) construed to modify, waive, impair or affect any of the covenants, agreements, terms, provisions, obligations or conditions contained in the Lease (except as herein expressly provided), or to waive any breach thereof, or to increase the obligations or diminish the rights of Landlord under the Lease, or to increase the rights or diminish the obligations of Tenant thereunder.

2. Tenant represents and warrants that (a) the Lease is in full force and effect; (b) the Lease has not been assigned, encumbered, amended, modified, extended or supplemented; (c) Tenant knows of no defense or counterclaim to the enforcement of the obligations of the Tenant under the Lease; (d) Tenant is not entitled to any reduction, offset or abatement of the rent payable under the Lease; (e) a true and complete copy of the Sublease is attached hereto as Exhibit A, and the Sublease constitutes the complete agreement between Tenant and Subtenant with respect to the subject matter thereof; and (f) Tenant is not in default of any of its obligations or covenants beyond any applicable grace period, and has not breached any of its representations or warranties under the Lease.

3. Tenant hereby reaffirms that it shall remain fully responsible and primarily liable for the prompt payment of all amounts payable by Tenant under the Lease and the performance of all of the terms, covenants, conditions and provisions of the Lease required to be performed on the part of Tenant thereunder.

4. Subtenant agrees that it shall perform and comply with and be bound by all obligations of Tenant under the Lease relating to the use and occupancy of the Sublease Premises including, but without limitation, all obligations relating to the maintenance of insurance and the naming of Landlord as an additional insured thereunder, but excluding any obligation to pay fixed or additional rent due from Tenant under the Lease. The Sublease shall be subject and subordinate at all times to the Lease, and shall be subject to all of the covenants, agreements, terms, provisions and conditions of the Lease and this Agreement. Subtenant shall not do or permit anything to be done in connection with Subtenant’s occupancy of the Sublease Premises which would violate any such covenants, agreements, terms, provisions and conditions.

5. Tenant and Subtenant agree that after notice from Landlord, Subtenant shall pay all rents and all other sums due under the Sublease to Landlord.

6. Landlord’s consent under this Agreement shall not be construed as a consent by Landlord to, or as permitting, any other or further assignment or subletting by either Tenant or Subtenant. Notwithstanding anything to the contrary contained in the Lease, the Sublease or this Agreement to the contrary, Subtenant shall not, without the prior written consent of Landlord in each instance, (i) assign the Sublease, (ii) sub-sublease all or any part of the Sublease Premises, or (iii) make any alterations, additions or structural changes in or to the Sublease Premises.

7. Tenant hereby authorizes Subtenant to obtain services and materials for or related to the Subleased Premises, and Tenant agrees to pay for such services and materials as additional rent under the Lease upon written demand from Landlord. However, at Landlord’s option and for Tenant’s convenience, Landlord may bill Subtenant for such services and materials, or any portion thereof, in which event Subtenant agrees to pay for the services and materials so billed, but such billing shall not relieve Tenant from its primary obligation to pay for such services and materials. The authority herein given by Tenant to Subtenant shall be continuing and Tenant shall not revoke such authority without giving at least ten (10) days’ prior notice to Landlord.

8. Tenant and Subtenant agree that Landlord shall not be responsible for the payment of any commissions or fees in connection with this Agreement or the Sublease and they each jointly and severally agree to indemnify and hold Landlord harmless from and against any claims, liability, losses or expenses, including reasonable attorneys’ fees, incurred by Landlord in connection with any claims for commissions or fees by any broker or agent in connection with this Agreement or the Sublease.

9. If the Lease is terminated prior to the stated expiration date provided in the Lease, the term of the Sublease shall, subject to Landlord’s right to elect to require Subtenant to attorn as hereinafter provided, likewise terminate on the date of such termination. In connection with such termination, Subtenant, at its sole expense, shall surrender the Sublease Premises to Landlord in the manner provided for in the Lease, including the removal of all its personal property from the Sublease Premises and from any part of the Buildings and to which it is not otherwise entitled to occupy, and repair all resulting damage to the Sublease Premises and the Buildings. Any property not so removed shall be deemed abandoned and may be removed and disposed of by Landlord in such manner as Landlord shall determine and, in addition to any obligations of Tenant under the Lease, Subtenant shall pay Landlord, within ten (10) days of demand, the entire cost and expense incurred by Landlord in effecting such removal and disposition and in making any incidental repairs and replacements to the Sublease Premises. If Subtenant shall fail to vacate and surrender the Sublease Premises in accordance with the provisions of this paragraph, Landlord shall be entitled to all of the rights and remedies which are available to a landlord against a tenant holding over after the expiration of a term, and any such holding over shall be deemed a default under the Lease. In addition, Tenant agrees that any failure of Subtenant to vacate the Sublease Premises on or before the expiration or earlier termination of the term of the Lease as hereinabove required shall constitute a failure of Tenant to vacate the Premises as required by the Lease, and Subtenant agrees that it will not seek, and it expressly waives any right to seek, any stay of the prosecution of, or the execution of any judgment awarded in, any action by Landlord to recover possession of the Premises. In the event of the termination of the Lease, Subtenant agrees, at Landlord’s option, to attorn to the Landlord and to continue the use, possession and occupancy of the Sublease Premises upon all of the terms, covenants, conditions and agreements set forth in the Sublease for the remainder of the term of the Sublease, except that neither Landlord nor any mortgagee of the Premises, as holder of a mortgage or as Landlord under the Lease if such mortgagee succeeds to that position, shall (a) be liable for any act or omission of Tenant under the Sublease, (b) be subject to any credit, counterclaim, offset or defense which theretofore accrued to Subtenant against Tenant, (c) be bound by any previous modification of the Sublease not consented to in writing by Landlord or by any previous prepayment of more than one (1) month’s rent, (d) be bound by any covenant of Tenant to undertake or complete any construction of the Sublease

Premises or any portion thereof, (e) be required to account for any security deposit of Subtenant other than any security deposit actually delivered to Landlord by Tenant, (f) be bound by any obligation to make any payment or grant any credits to Subtenant, (g) be liable for the payment of any monies owing by Tenant to the credit of Subtenant or (h) be required to remove any person occupying the Sublease Premises or any part thereof. This provision shall be selfoperative upon Landlord’s written notice to Tenant of Landlord’s election to exercise such option.

10. Tenant and Subtenant each represent and warrant that no compensation or consideration of any kind other than as set forth in the Sublease has been or will be paid by Subtenant to Tenant in connection with the Sublease, including moneys paid for the use, sale or rental of Tenant’s furniture, leasehold improvements, equipment, furniture or other personal property. Tenant furthermore agrees that if it shall receive any compensation or consideration in connection with the Sublease which exceeds Tenant’s obligation on account of rent and additional rent under the Lease with respect to the Sublease Premises, Tenant shall pay to Landlord all amounts due as a result pursuant to the provisions of Section 10.4 of the Lease.

11. Tenant shall, contemporaneously with the execution of this Agreement, reimburse Landlord Five Hundred Dollars ($500.00) as an administrative fee and, upon invoice therefor, will reimburse Landlord for its reasonable attorneys’ fees and other reasonable third party expenses incurred in reviewing Tenant’s request for consent to the Sublease.

12. Landlord hereby notifies Tenant and Subtenant that the Declaration of Trust of Hub Properties Trust provides, and Tenant and Subtenant agree, that no trustee, officer, director, employee or agent of Hub Properties Trust (including any person or entity from time to time engaged to supervise and/or manage the operation of Landlord) shall be liable for any payment or performance hereunder or under the Lease on the part of Landlord and that (subject to any other limitations contained in the Lease) Tenant and Subtenant (and any party claiming by, through or under Tenant or Subtenant) shall look solely to the assets of Hub Properties Trust for payment of any claim hereunder or under the Lease.

13. Tenant hereby agrees that any option to extend or renew the term of the Lease or to expand the size of the Premises and any right of first offer or right of first refusal relating to space in the Buildings, any of which has not heretofore been exercised, is hereby deleted from the Lease.

14. Any notice given by any party to another party hereto shall be by certified or registered mail, return receipt requested, postage prepaid, or delivered by hand to such other party at the address given below or such other address as such other party may from time to time designate in writing to the other parties in accordance with these provisions. Any such notice which is mailed shall be deemed given when deposited with the United States Postal Service with sufficient postage prepaid or upon acknowledged delivery by hand.

Landlord:

Hub Properties Trust

c/o REIT Management & Research LLC

400 Centre Street

Newton, MA 02458

Attention: Jennifer B. Clark

Tenant:

Manugistics, Inc.

c/o JDA Software Group, Inc.

14400 N. 87th Street

Scottsdale, Arizona 85260

Attention: Vice President, Finance and Planning

Subtenant:

EFJ, Inc.

at the Premises

15. The Lease and this Agreement constitute the entire agreement of the parties with respect to Landlord’s consent to the Sublease. This Agreement may not be amended, modified, altered or changed except in writing signed by all parties hereto.

16. This Agreement shall be construed and governed by the laws of the state in which the Buildings are located.

17. Landlord’s rights and remedies under this Agreement shall be in addition to every other right or remedy available to it under the Lease, at law, or in equity or otherwise. The invalidity or unenforceability of any provision of this Agreement shall not impair the validity and enforceability of any other provision of this Agreement.

IN WITNESS WHEREOF, Landlord, Tenant and Subtenant have executed this Agreement under seal as of the day and year first above written.

LANDLORD:

HUB PROPERTIES TRUST

By:	/s/ Jennifer B. Clark
Name:	Jennifer B. Clark
Its:	Sr. Vice President

TENANT:

Manugistics, Inc.

By:	/s/ Michael Bridge
Name:	Michael Bridge
Its:	Sr. VP & General Counsel

SUBTENANT:

EFJ, Inc.

By:	/s/ Michael E. Jalbert
Name:	Michael E. Jalbert
Its:	Chief Executive Officer

EXHIBIT D

DECLARATION AS TO DATE OF DELIVERY

AND ACCEPTANCE OF POSSESSION OF PREMISES

Attached to and made a part of the Sublease, dated the 1st day of May, 2007, EFJ, Inc., a Delaware corporation, as Subtenant.

Sublessor and Subtenant do hereby declare and evidence that possession of the Premises was accepted by Subtenant in its “as is” condition on the 10th day of June, 2007. The Sublease is now in full force and effect. For the purpose of the Sublease, the Commencement Date is established as the 10th day of June, 2007. As of Commencement Date, Subtenant claims no right of set off against rents.

Subtenant states that its registered agent or its agent for service of process in the State of Maryland is The Corporation Trust Incorporated having an address at 300 E. Lombard Street, Baltimore, MD 21202, and that it is an association in good standing in the State of Maryland.

SUBLESSOR:

MANUGISTICS, INC., a Delaware corporation

By:	/s/ Michael Bridge
Name:	Michael Bridge
Title:	SVP & General Counsel

SUBTENANT:

EFJ, INC., a Delaware corporation

By:	/s/ Michael E. Jalbert
Name:	Michael E. Jalbert
Title:	Chairman, CEO, President

E-1

EXHIBIT E

COPY OF PRIME LEASE

OFFICE LEASE

Between

(Landlord Name)

Landlord

And

(Tenant Name)

Tenant

i

6.2	CAFETERIA AND HEALTH CLUB	14
6.3	COMPLIANCE WITH LAWS	14
6.4	HAZARDOUS MATERIALS	14
6.5	FLOOR LOADS	15
6.6	SECURITY	15

ARTICLE 7	COMMON AREAS	15

ARTICLE 8	SERVICES	15
8.1	BUILDING SERVICES AND UTILITIES	15
8.2	INTERRUPTION OF SERVICE	16
8.3	GOVERNMENT RESTRICTIONS	17
8.4	WASTE COLLECTION	17
8.5	RE-BID OF JANITORIAL CONTRACT	18
8.6	OVERTIME CHARGE FOR HVAC USE	18
8.7	SINGLE PROPERTY MANAGER FOR PHASE ONE	18

ii

ARTICLE 9	ELECTRICITY	18

ARTICLE 10	ASSIGNMENT AND SUBLETTING	18
10.1	GENERAL	18
10.2	LANDLORD’S RESPONSE	20
10.3	RECAPTURE RIGHTS	20
10.4	PAYMENTS TO LANDLORD	21
10.5	PERMITTED TRANSFEREE	22
10.6	PAYMENT OF FEES	22

ARTICLE 11	RULES AND REGULATIONS	23

ARTICLE 12	MAINTENANCE	23
12.1	TENANT’S MAINTENANCE OBLIGATIONS	23
12.2	LANDLORD’S MAINTENANCE OBLIGATIONS	23
12.3	LANDLORD’S RIGHT TO PERFORM TENANT’S MAINTENANCE	24

ARTICLE 13	ALTERATION	24
13.1	LANDLORD’S CONSENT REQUIRED	24
13.2	ALTERATIONS AT TENANT’S EXPENSE	24
13.3	OWNERSHIP OF ALTERATIONS	24

ARTICLE 14	MECHANICS’ LIENS	25

ARTICLE 15	END OF TERM	25

ARTICLE 16	EMINENT DOMAIN	25

ARTICLE 17	DAMAGE AND DESTRUCTION	26
17.1	NOTICE OF CASUALTY	26
17.2	REPAIRS TAKING LESS THAN 300 DAYS	26
17.3	REPAIRS TAKING MORE THAN 300 DAYS	26
17.4	TENANT’S PERSONAL PROPERTY	26

ARTICLE 18	SUBORDINATION, ATTORNMENT, AND NON-DISTURBANCE	27

iii

18.1	GENERAL	27
18.2	ATTORNNENT	27

ARTICLE 19	ENTRY BY LANDLORD	27

ARTICLE 20	INSURANCE	28
20.1	LANDLORD’S INSURANCE	28
20.2	TENANT’S INSURANCE	29
20.3	FORMS OF POLICIES	30
20.4	WAIVER OF SUBROGATION	30

ARTICLE 21	INDEMNIFICATION	30
21.1	TENANT’S INDEMNITY	30
21.2	LANDLORD’S INDEMNITY	30

ARTICLE 22	SECURITY DEPOSIT	31
22.1	PAYMENT OF SECURITY DEPOSIT	31
22.2	USE OF SECURITY DEPOSIT	31
22.3	TRANSFER OF THE SECURITY DEPOSIT	31
22.4	RIGHT TO USE LETTER OF CREDIT	31
22.5	RIGHT TO USE LEASE GUARANTEE BOND	32

iv

22.6	REDUCTION OF SECURITY DEPOSIT	32
22.7	INCREASE OF SECURITY DEPOSIT	33
22.8	RENEWAL PERIODS	33

ARTICLE 23	QUIET ENJOYMENT	33

ARTICLE 24	EFFECT OF SALE	33
24.1	RELEASE OF LANDLORD UPON SALE	33
24.2	PROHIBITION AGAINST PARTIAL SALE OF PHASE ONE	33

ARTICLE 25	DEFAULT	34
25.1	EVENTS OF DEFAULT	34
25.2	LANDLORD’S REMEDIES	34
25.3	CONTINUING LIABILITY AFTER TERMINATION	35
25.4	CUMULATIVE REMEDIES	36
25.5	WAIVER OF REDEMPTION	36
25.6	DUTY TO MITIGATE	36

ARTICLE 26	SIGNS	36
26.1	EXTERIOR SIGNS; MONUMENTS	36
26.2	APPROVAL; MAINTENANCE	36
26.3	INSTALLATION COST	37
26.4	INTERIOR SIGNS	37
26.6	LIMITATION ON PHASE ONE BUILDING SIGNAGE	37
26.6	PHASE TWO SIGNAGE	37
26.7	NO OTHER SIGNS PERMITTED	37
26.8	LIMITATION ON SIGNAGE RIGHTS	37
26.9	RESTRICTIONS ON EXTERIOR PARK STORAGE	37
26.10	LIMITATIONS ON MONUMENT STORAGE	38

ARTICLE 27	PARKING	38
27.1	TENANT’S PARKING ALLOCATION	38
27.2	RESERVED SPACES	38
27.3	NO CHARGE FOR PARKING	38
27.4	ENFORCEMENT	38
27.5	PARKING RULES AND REGULATIONS	38

v

27.6	HANDICAPPED PARKING	38
27.7	PARKING RATIO FOR ADDITIONAL PREMISES	38

ARTICLE 28	ANTENNA ROOF RIGHTS; CABLING	39
28.1	RIGHT TO USE ROOF FOR ANTENNA	39
28.2	APPROVAL OF SPECIFICATIONS	39
28.3	COMPLIANCE WITH LAWS	39
28.4	MAINTENANCE	39
28.5	REMOVAL AT END OF TERM	39
28.6	NO ADDITIONAL RENT	39
28.7	EXCLUSIVE USE OF ROOFS	39
28.8	ANTENNA LIMITED TO CONSUMER USE IN PHASE ONE	39
28.9	CABLING	40
28.10	NO INTERFERENCE BY OTHER TENANTS	40

ARTICLE 29	RENEWAL OPTIONS	40
29.1	EXERCISE OF RENEWAL OPTIONS	40
29.2	RENT DURING RENEWAL PERIODS	40
29.3	DEFINITION OF CURRENT MARKET RENT	41
29.4	LANDLORD’S NOTICE OF CURRENT MARKET RENT	41
29.5	THREE BROKER METHOD	41

vi

29.6	RENEWAL FOR LESS THAN ENTIRE PREMISES	42
29.7	TENANT MAY NOT BE IN DEFAULT	42

ARTICLE 30	BUILDING 3 EXPANSION OPTION	42
30.1	OPTION TO LEASE BUILDING 3 EXPANSION SPACE	42
30.2	EXERCISE OF BUILDING 3 EXPANSION OPTION; DETERMINATION OF BUILDING 3 EXPANSION SPACE	42
30.3	EXERCISE WITHIN 180 DAYS	43
30.4	EXERCISE AFTER 180 DAYS	43
30.5	THIRD PARTY OFFER	44
30.6	EXECUTION OF LEASE AMENDMENT	44
30.7	TENANT MAY NOT BE IN DEFAULT	44

ARTICLE 31	RIGHT OF FIRST OFFER	45
31.1	RIGHT OF FIRST OFFER	45
31.2	UPCOMING AVAILABILITY REPORT	45
31.3	DELIVERY OF AVAILABILITY NOTICE	45
31.4	FAILURE TO EXERCISE FIRST OFFER RIGHT	46
31.5	EXERCISE OF FIRST OFFER RIGHT	46
31.6	TERMS OF LEASE OF EXPANSION SPACE	46
31.7	EXECUTION OF LEASE AMENDMENT	47
31.8	TENANT MAY NOT BE IN DEFAULT	47

ARTICLE 32	MISCELLANEOUS	47
32.1	JOINT AND SEVERAL LIABILITY	47
32.2	NO CONSTRUCTION AGAINST DRAFTING PARTY	48
32.3	NO RECORDATION OF LEASE	48
32.4	NO WAIVER	48
32.5	LIMITATION ON RECOURSE	48
32.6	ESTOPPEL CERTIFICATES	48
32.7	ATTORNEYS’ FEES	49
32.8	HOLDING OVER	49
32.9	NOTICES	49
32.10	SEVERABILITY	50
32.11	WRITTEN AMENDMENT REQUIRED	50
32.12	ENTIRE AGREEMENT	50
32.13	CAPTIONS	50

vii

32.14	NOTICE OF LANDLORD’S DEFAULT	50
32.15	AUTHORITY	50
32 16	BROKERS	50
32.17	GOVERNING LAW	50
32.18	LATE PAYMENTS	51
32.19	NO EASEMENTS FOR AIR OR LIGHT	51
32.20	TAX CREDITS	51
32.21	BINDING EFFECT	51
32.22	RIGHTS CUMULATIVE	51
32.23	NAME OF PARK	51
32.24	FORCE MAJEURE	51
32.25	THIRD PARTY BENEFICIARY	52
32.26	NO JOINT VENTURE	52
32.27	WAIVER OF JURY TRIAL	52
32.28	LIMITATION ON LANDLORD’S LIABILITY	52
32.29	LIMITATION ON TENANT’S LIABILITY	52
32.30	INTERPRETATION	52
32.31	CONSENTS AND APPROVALS	52
32.32	EXTENSION OF TIME FOR PERFORMANCE TO NEXT BUSINESS DAY	52
32.33	AS-BUILT PLANS	53

viii

Index of Defined Terms

-	The section references below indicate the section in which the term is defined.

-	“WA” means Work Agreement.

-	“FP” means the first paragraph of this Lease.

TERM	SECTION
30-Day Cure Period	32 .14
Acceptance Notice	31.3
Acts of God 1 of WA ADA	1.2
Additional Allowance	1 of WA
Additional Permitted Costs	1 of WA
Additional Rent	1.2
Allowance	l of WA
Alterations	1.2
Antenna	28 1
Atypical Alteration	13.1
Availability Notice	31.3
Available First Offer Space	31.3
Base Building Construction Documents	1 of WA
Base Rent Commencement Date	1.1
Base Rental Rate	1.1
Bidding Pool	1 of WA
Big Five	5.8
Brokers	1.1
Bond	22.5
Building 1	1.1
Building 2	1.1

i

Building 3	1.1
Building 3 Expansion Notice	30.2
Building 3 Expansion Option	30.1
Building 3 Expansion Space	30.1
Building 3 Expansion Space Commencement Date	30.3
Building 3 Expansion Withdrawal Notice	30.4
Building 3 Exterior Sign	26.5
Building 3 Lapsed Space	30.5
Building 3 Third Party Offer	30.5
Building 3 Third Party Offer Area	30.5
Buildings	1.1
Business Affiliates	10.5
Cabling	28.9
Cessation of an Essential Service	8.2
Change Order	1 of WA
Cleaning Specifications	8.1
Common Areas	1.2
Concessions	29.3

TERM	SECTION
Contractor	l of WA
Controllable Operating Expenses	5.9
Current Market Rent	29.3
Event of Default	25.1
Events of Default	25.1
Excess Cost	1 of WA
Existing Landlords	1 of WA
Existing Leases	1 of WA
Existing Signage Laws	26.6
Expansion Space	31.5
Expansion Space Commencement Date	31.6
Expiration Date	1.l
Failure to Complete Damages	1 of WA
First Offer Right	31.1
First Offer Right Withdrawal Notice	31.6
First Offer Space	31.1
GAAP	1.2
Garage	27.1
Good orders repair, and condition	12.1
Governmental Authority	1.2
GWCAR Method of Measurement	1.1
Hazardous Materials	1.2
HVAC	1.2
Independent Architect	17.2
Initial Term	1.1

Interest Rate	1.2
Landlord	FP
Landlord’s Address	1.1
Landlords’s Architect	1 of WA
Landlord’s Construction Manager	1 of WA
Landlord’s Contractor	1 of WA
Landlord’s Maintenance	12.2
Landlord’s Measurement	3.3
Landlord’s Representatives	1 of WA
Landlord’s Termination Notice	10.3(a)
Landlord’s Work	1 of WA
Laws	1.2
Lease	FP
Lease Commencement Date	1.1
Lease Date	FP
Lease Termination Milestone Dates	1 of WA
Lease Year	1.1
Leasehold Improvements	1.2
Leasing Expert(s)	1.2
Lock-In Date	30.3
Long Lead Items	1 of WA
Maximum Density	5.12

TERM	SECTION
Mid - Year Adjustment	5.2
Modified GWCAR Method of Measurement	1.1
Monthly Base Rent	1.1
Net Cost Increase	11 of WA
Net sums or other consideration	10.4
Non-Expansion Space	31.5
Northern 1-270 Corridor	1.2
Notice Date	17.1
Office Sharing	10.5
Operating Expenses	5.4
Outline Specifications	l of WA
Park	1.1
Parking Spaces	27.1
Permitted Capital Expenditures	5.6
Permitted Costs	1 of WA
Phase One	1.1
Phase One Rentable
Area	1.1
Phase Two	1.1
Phase Two Signage	26.6
Phase Three	1.1
Premises	1.1
Premises Rentable Area	1.1
Permitted Transferee	10.5 (a)
Prime Rate	1.2

v

Property Manager	8.7
Proposed Sublet Space	10.2
Proposed Transferee	10.1
Punchlist	l.of WA
Real Estate Taxes	5.5
Reduction Date	22.6
Reduction Schedule	22.6
Refusal Factors	10.1
Renewal Notice	29.1
Renewal Option	29.1
Renewal Options	29.1
Renewal Period	29.1
Renewal Periods	29.l
Renewal Withdrawal Notice	29.5
Rent	1.2
Repair Period	17.2
Repeated Default	22.6
Reserved Parking Spaces	27.2
Security Deposit	1.1
Site Plan	1.1
Space Plan	l of WA

TERM	SECTION
Specialty Items	1 of WA
Stoppage	8.2
Stub Period	31.5
Substantial Completion	1 of WA
Superior Lien	18.1
Tax Appeal Expert	5.10
Tenant	FP
Tenant Delay	l of WA
Tenant’s Address	1.1
Tenant’s Architect	1 of WA
Tenant’s Construction Document	1 of WA
Tenant’s Construction Manager	1. of WA
Tenant’s Exterior Signs	26.1
Tenant’s Monument Sign	26.1
Tenant’s Nonexclusive Monument Signs	26.1
Tenant’s Personal Property	1.2
Tenant s Proportionate Share	1.1
Tenant’s Representative	1 of WA
Tenant’s Work	1 of WA
Tenant’s Signs	26.1
Term	1.1
Termination Date	16
Three Broker Method	9.5
Transfer Notice	10.3
Unredeemed Repeated Default	22.6

Upcoming Availability Report	31.2
Used Additional Allowance	1 of WA
Waste Products	8.4
Work Agreement	1.2

OFFICE LEASE

THIS OFFICE LEASE (this “Lease”) is made as of this 19 day of December, 2000 (the “Lease Date”) by and between (i) JOHN F. JAEGER, as Trustee under Land Trust Agreement dated August 29, 1989 (“Landlord”), and (ii) MANUGISTICS, INC., a Delaware corporation (“Tenant”). Landlord and Tenant agree as follows:

ARTICLE 1

BASIC LEASE INFORMATION, DEFINITIONS

1.1 Basic Lease Information. In addition to the terms that are defined elsewhere in this Lease, the following terms are used in this Lease:

(a) LANDLORD’S ADDRESS:

  c/o DANAC Corporation

  7200 Wisconsin Avenue

  Suite 901

  Bethesda, Maryland 20814

  Attn: John F. Jaeger, President

(b) TENANTS ADDRESS: Upon occupancy, the Premises as defined in this Lease, Attn: Director of Operations, with a copy to the same address, Attn: General Counsel; for the period before occupancy:

  Manugistics, Inc.

  2115 East Jefferson Street

  Rockville, Maryland 20852-4999

  Attn: Director of Operations,

  with a copy at the same address, Attn: General Counsel

  and a copy (whether before or after occupancy) to:

  Arter & Hadden LLP

  1801 K Street, N.W.

  Suite 400K

  Washington, DC 20006

  Attn: Philip M. Horowitz, Esquire

(c) PARK: The land located at the intersection of Great Seneca Highway and Key West Avenue in Gaithersburg, Maryland, which is outlined in red on Plat Nos. 21468 and 21469 prepared by Macris, Hendricks & Glascock, P.A. dated November 17, 2000, copies of which are attached hereto as Exhibits A-1 and A-2 along with all improvements now or hereafter situated on said land. The legal description of the Park is set forth on Exhibit B. The proposed development of the Park, consisting of office buildings, parking garages, surface parking, driveways, landscaping and related improvements, is shown conceptually on the Overall Site Development Plan, DANAC/Stiles Property, prepared by Macris, Hendricks & Glascock, P.A dated March 22, 2000 (Sheet 2 of 21), a copy of which is attached hereto as Exhibit C (the “Site Plan”). As of the date hereof, construction of the Park has not begun.

(d) PREMISES: The portion of the Park consisting of the buildings identified on the Site Plan as Building 1 and Building 2 in their entirety. The Premises include the atrium that will serve as the lobby for both the Building 1 and Building 2. The Premises are outlined in red on the Site Plan.

(e) PHASE ONE: The first portion of the Park to be developed by Landlord, which is outlined in blue on the Site Plan. Phase One includes the Premises, Building 3, a parking garage, and related improvements. Landlord shall contrast Phase One in accordance with the Site Plan.

(f) PHASE TWO: The portion of the Park outlined in green on the Site Plan. Landlord shall not be obligated to construct Phase Two. In addition, Landlord may change the configuration or nature of the proposed improvements for Phase Two depicted on the Site Plan as Landlord deems appropriate provided that Phase Two, if constructed, is constructed, operated and maintained in a manner consistent with Phase One and with other modern Class A office parks of similar age, quality and location in the Northern I-270 Corridor. During any construction of Phase Two, Landlord shall make commercially reasonable efforts to minimize the disruption to Tenant’s business activities by such construction, and shall require all construction traffic to use only those driveways in the Park that service Phase Two exclusively.

(g) PHASE THREE: The portion of the Park consisting of the Transit Way Easement, Parcel A and Outlot 1, all as shown on Exhibit A-2 (Plat No. 21469). The storm water retention pond will be located on Phase Three.

(h) BUILDING 1: The portion of the Premises consisting of the building identified on the Site Plan as Building 1. Subject to adjustment under Section 3.3, as of the Lease Date, the rentable area of Building 1 (as determined in accordance with the Modified GWCAR Method of Measurement) is estimated to be 130,777 rentable square feet.

(i) BUILDING 2: The portion of the Premises consisting of the building identified on the Site Plan as Building 2. Subject to adjustment under Section 3.3, as of the Lease Date, the rentable area of Building 2 (as determined in accordance with the Modified GWCAR Method of Measurement) is estimated to be 79,407 rentable square feet.

(j) BUILDING 3: The portion of the Park consisting of the building identified on the Site Plan as Building 3. As of the Lease Date, the rentable area of Building 3 (as determined in accordance with the Modified GWCAR Method of Measurement) is estimated to be 71,607 rentable square feet.

(k) BULDINGS: Buildings, 1, 2 and 3 collectively.

(l) PREMISES RENTABLE AREA: The total number of rentable square feet in the Premises, as determined in accordance with the Modified GWCAR Method of Measurement. Subject to adjustment under Section 3.3, the Premises Rentable Area as of the Lease Date is estimated to be 210,184 rentable square feet.

(m) PHASE ONE RENTABLE AREA: The total number of rentable square feet in Phase One (i.e., the Premises and Building 3) as determined in accordance with the Modified GWCAR Method of Measurement.

(n) INITIAL TERM: The time period that begins on the Lease Commencement Date and ends on the last day of the 10th Lease Year after the Base Rent Commencement Date.

(o) TERM: The Initial Term plus any Renewal Periods as to which Tenant has validly exercised a Renewal Option Hereunder and the time period during which Tenant may deliver a Renewal Withdrawal Notice has expired.

(p) LEASE COMMENCEMENT DATE: The later of (i) May 1, 2002, or (ii) the date upon which Landlord tenders possession of the Premises to Tenant in accordance with Section 15 of the Work Agreement, subject to Section 16 of the Work Agreement.

(q) BASE RENT COMMENCEMENT DATE: The 60th day after the Lease Commencement Date.

(r) EXPIRATION DATE: The last day of the 10th Lease Year. If Tenant exercises a Renewal Option, the Expiration Date shall be extended to the last day of such Renewal Period.

(s) SECURITY DEPOSIT: $5,900,000 initially, subject to reduction as provided by Article 22.

(t) LEASE YEAR: The first “Lease Year” shall begin on the Base Rent Commencement Date. If the Base Rent Commencement Date is the first day of a month, the first Lease Year will end 12 full months after the Base Rent Commencement Date. If the Base Rent Commencement Date is a day other than the first day of a month, the first Lease Year will end on the last day of the month in which the first anniversary of the Base Rent Commencement Date occurs. Each subsequent Lease Year shall commence on the day immediately following the last day of the preceding Lease Year, and shall continue for a period of 12 full months.

(u) MONTHLY BASE RENT: For each month during the Term, the product of the Premises Rentable Area multiplied by the applicable Base Rental Rate, divided by 12.

(v) BASE RENTAL RATE: THE BASE RENTAL RATE SHALL BE AS FOLLOWS:

LEASE YEAR	RENT PER RENTABLE SQUARE FOOT PER ANNUM
Year 1	$ 21.75
Year 2	$ 22.40
Year 3	$ 23.07
Year 4	$ 23.77
Year 5	$ 24.48
Year 6	$ 25.21
Year 7	$ 25.97
Year 8	$ 26.75
Year 9	$ 27.55
Year 10	$ 28.38

(w) TENANT’S PROPORTIONATE SHARE: The percentage that the Premises Rentable Area bears to the Phase One Rentable Area. If at any time the Premises Rentable Area or the Phase One Rentable Area changes, Tenant’s Proportionate Share will be adjusted accordingly.

(x) BROKERS: Landlord’s Broker: Insignia/ESG. Tenant’s Broker: The Staubach Company Northeast, Inc.

1.2 Definitions:

(a) ADA: The Americans with Disabilities Act of 1990 and the regulations promulgated thereunder, as the same may be amended from time to time.

(b) ADDITIONAL RENT: Any amounts that Tenant is required to pay under this Lease in addition to Monthly Base Rent.

(c) ALTERATIONS: All improvements, additions, fixed decorations, replacements or modifications structural or otherwise, to the Premises, except for Landlord’s Work and Tenant’s Work.

(d) COMMON AREAS: All areas within Phase One intended for the general use, convenience and benefit of tenants and their invitees, including parking areas, driveways, walkways, landscaped or planted areas, lighting facilities, service areas and loading and unloading areas. The Common Areas do not include the roofs or the exterior walls of the buildings in Phase One.

(e) GAAP: Generally accepted accounting principles.

(f) GOVERNMENTAL AUTHORITY: Any federal, state or local governmental agency, bureau, department or authority having jurisdiction over the Park or either of the parties.

(g) HAZARDOUS MATERIALS: All substances or materials declared to be hazardous, toxic, or infectious under any Laws.

(h) HVAC: heating, ventilating and air conditioning.

(i) INTEREST RATE: The Prime Rate plus 3% per annum (but in no event more than the maximum rate allowed by law).

(j) LAWS: All present and future federal, state and local laws, statutes, ordinances, codes, rules and regulations applicable to the Park or either of the parties.

(k) LEASEHOLD IMPROVEMENTS: All leasehold improvements to the Premises existing on the Lease Commencement Date and all other leasehold improvements made to the Premises during the term. Leasehold Improvements include all Alterations.

(l) LEASING EXPERT(S): A real estate broker or salesperson who is licensed in Maryland, specializes in the field of commercial office leasing, has at least 10 years’ experience in such field, and is recognized as ethical and reputable within the field.

(m) MODIFIED GWCAR METHODS OF MEASUREMENT: The GWCAR Standard Method of Measurement, which was adopted by the Greater Washington Commercial Association of Realtors on June 13, 1995, as modified to include in the calculation of rentable area the central plant for Phase One (located in Building 2) and the loading dock for Phase One (located between Building 2 and Building 3). The areas comprising the central plant and loading dock will be allocated on a pro rata basis among the Buildings (based upon the number of rentable square feet in each of the Buildings).

(n) NORTHERN I-270 CORRIDOR: The “technology corridor” along I-270 from (and including) Rockville to (and including) Gaithersburg, Maryland.

(o) PRIME RATE: The rate of interest from time to time announced by The Wall Street Journal as the “prime rate”. If The Wall Street Journal or any successor to it ceases to announce the prime rate, the Prime Rate will be a comparable interest rate reasonably designated by Landlord to replace the Prime Rate.

(p) RENT: Monthly Base Rent and Additional Rent.

(q) TENANT’S PERSONAL PROPERTY: All equipment, machinery, furniture, furnishings and other personal property installed or placed in the Premises by and at the expense of Tenant that can be removed without damage to the Premises (other than minor holes or other minor damage that can be repaired). Tenant’s Personal Property includes the Antenna.

(r) WORK AGREEMENT: The work Agreement attached hereto as Exhibit B.

1.3. Exhibits. The following exhibits are attached to this Lease and are made part of this Lease:

EXHIBIT A-1	Decoverly Hall Plat No. 21468, prepared by Macris, Hendricks & Glascock, P.A. dated November 17, 2000
EXHIBIT A-2	Decoverly Hall Plat No. 21469, prepared by Macris, Hendricks & Glascock, P.A. dated November 17, 2000
EXHIBIT B	Legal Description of the Park
EXHIBIT C	Overall Site Development Plan, DANAC/Stiles Property, prepared by Macris, Hendricks & Glascock, P.A. dated March 22, 2000 (sheet 2 of 21)
EXHIBIT D	Work Agreement
EXHIBIT E	First Amendment to Lease
EXHIBIT F	Cleaning Specification
EXHIBIT G	Rules and Regulations
EXHIBIT H	Form of Non-Disturbance Agreement
EXHIBIT I	Form of Letter of Credit
EXHIBIT J	Form of Lease Guarantee Bond
EXHIBIT K	Reserved Parking Location
EXHIBIT L	Outline Specifications

ARTICLE 2

LEASE OF THE PREMISES

In consideration for the Rent and other covenants and agreements made by Landlord and Tenant, Landlord leases the Premises to Tenant, and Tenant leases the Premises from Landlord, all in accordance with the terms of this Lease The duration of this Lease will be the Term. The Term will commence on the Lease Commencement Date and will expire on the Expiration Date unless terminated earlier or extended pursuant to the terms of this Lease.

ARTICLE 3

CONSTRUCTION OF THE PREMISES

3.1 Construction of the Premises. Landlord shall cause the Premises to be constructed pursuant to the Work Agreement.

3.2. Execution of First Amendment to Lease. Within 15 days after the Lease Commencement Date, the parties shall execute a First Amendment to Lease in the form of Exhibit E.

3.3 Measurement of the Premises. Within 30 days after Substantial Completion of Landlord’s Work, Landlord’s Architect shall measure the Premises and certify such measurement in writing to Landlord and Tenant (“Landlord’s Measurement”), including relevant spreadsheet calculations. Within 30 days after receipt of Landlord’s Measurement, Tenant shall have the right to cause Tenant’s Architect to measure the Premises and certify such measurement in writing to Landlord and Tenant. If Tenant’s Architect arrives at a Premises Rentable Area that differs from Landlord’s Measurement by less than 250 rentable square feet, then Landlord’s Measurement shall be the final Premises Rentable Area. If Tenant’s Architect arrives at a Premises Rentable Area that differs from Landlord’s Measurement by 250 rentable square feet or more, both Tenant’s Architect and Landlord’s Architect will work together to agree upon the measurement. If such agreement is not reached within 15 days after Tenant’s Architect completes its measurement, Landlord’s Architect and Tenant’s Architect shall jointly select a third architect, with Tenant and Landlord sharing equally the cost of such third architect. Within 15 days after being selected, the third architect will make its independent determination of the Premises Rentable Area, and the determinations of the two closest measurements of the three architects will be averaged, and that average measurement shall be binding on both parties and shall be the Premises Rentable Area. The measurements performed by Landlord’s Architect and Tenant’s Architect may be based either upon a field measurement or the Base Building Construction Drawings, but any measurement conducted by the third architect shall be a field measurement. Notwithstanding the foregoing provisions of this Section 3.3, in no event shall the Premises Rentable Area exceed 210,184 rentable square feet without Tenant’s consent, which may be withheld in Tenant’s sole discretion.

ARTICLE 4

MONTHLY BASE RENT

4.1. Monthly Base Rent, Throughout the Term, as rent for the Premises, Tenant will pay Monthly Base Rent to Landlord in advance on or before the first day of each month of the Term, except that the first installment of Monthly Base Rent shall be due on the Base Rent Commencement Date whether or not the Base Rent Commencement Date is the first day of a month. If the Base Rent Commencement Date is not the first day of a month, then Monthly Base Rent for that month will be prorated based on the number of days from (and including) the Base Rent Commencement Date to the end of such month. Monthly Base Rent will be paid to Landlord, without notice or demand, and without deduction or offset, except as otherwise expressly provided in this Lease, in lawful money of the United States of America at Landlord’s Address, or to such other address as Landlord may from time to time designate in writing.

4.2. Additional Rent, All amounts payable by Tenant pursuant to the terms of this Lease will be payable as Rent, without deduction or offset, except as otherwise expressly provided in this Lease. If Tenant fails to pay any amounts due hereunder, Landlord will have all the rights and remedies available to it on account of Tenant’s failure to pay Rent.

ARTICLE 5

OPERATING EXPENSES

5.1. Payment of Tenant’s Proportionate Share of Operating Expenses. Subject to Section 5.9, beginning on the Lease Commencement Date and continuing until the Expiration Date, Tenant shall pay to Landlord, as Additional Rent, Tenant’s Proportionate Share of Operating Expenses, which shall be calculated by Landlord on a calendar year basis. If the Lease Commencement Date is other than the first day of a year or the Expiration Date is other than the last day of a year, then Tenant’s Proportionate Share of Operating Expenses for such year shall be prorated to reflect the portion of such year occurring after the Lease Commencement Date or before the Expiration Date, as applicable.

5.2 Monthly Installments. Commencing with the Lease Commencement Date, and at the beginning of each year thereafter, Landlord shall submit to Tenant a statement setting forth Landlord’s reasonable estimate of Operating Expenses that are expected to be incurred during such year, Tenant shall make monthly installment payments on account of Tenant’s Proportionate Share of Operating Expenses on an estimated basis, based upon Landlord’s reasonable estimate of Operating Expenses for such year. Each monthly installment shall be due on the first day of the month, commencing on the first day of the month following the date which is 30 days after Tenant receives Landlord’s estimate, Landlord’s estimate of Tenant’s Proportionate Share of Operating Expenses for the 12-month period starting on the Lease Commencement Date is $6.50 per rentable square foot of the Premises (net of electric). If Landlord’s reasonable estimate of Operating Expenses changes during a year, then Landlord, upon notice to Tenant, may adjust the amount of Tenant’s monthly installments (a “Mid-Year Adjustment”) based upon Landlord’s reasonable estimates of changes in Operating Expenses. Tenant shall make monthly installment payments based on Landlord’s adjusted estimate commencing on the first day of the month following the date which is 30 days after Tenant receives Landlord’s notice of the Mid-Year Adjustment. Landlord may make a Mid-Year Adjustment only once during any year.

5.3. Reconciliation Statement. Within 150 days after the end of each year, Landlord shall submit a statement to Tenant setting forth the total Operating Expenses for such year and Tenant’s proportionate Share thereof. The statement will indicate which, if any, Operating Expenses have been “grossed up” under Section 5.7, and will show the calculations for such gross up. If the statement indicates an overpayment, Landlord shall refund the excess, without interest, to Tenant with delivery of the statement or shall credit the excess against the next installment(s) of Rent due. If the statement indicates an underpayment, Tenant shall pay the amount due within 30 days after receipt of the statement.

5.4. Definition of Operating Expenses. The term “Operating Expenses” shall mean all reasonable expenses incurred by Landlord in connection with the operation, management, maintenance and repair of Phase One, including the following: Real Estate Taxes; Permitted Capital Expenditures; wages and salaries of all employees, including any on-site staff, engaged in the operation and maintenance or security of Phase One and all costs related to or associated with such employees or the carrying out of their duties, including uniforms and their cleaning, taxes, insurance and benefits, including contributions to pension and/or profit sharing plans and vacation or other paid absences; all supplies and materials, stationery, janitorial and lighting supplies, used directly in the operation and maintenance of Phase One; all insurance purchased by Landlord or Property Manager relating to Phase One and any equipment or other property contained therein or located thereon, including casualty, liability, rental loss, sprinkler and water damage insurance (except that any such insurance purchased by Property Manager will be included in Operating Expenses only to the extent that it does not duplicate Landlord’s insurance); all repairs to Phase One, including interior, exterior, structural or non-structural repairs, and regardless of whether foreseen or unforeseen; all maintenance of Phase One, including painting, ice and snow removal and prevention, landscaping, groundskeeping and the patching, painting and resurfacing of driveways and parking facilities; a reasonable management fee payable to Landlord or the company or companies managing Phase One, all maintenance, operation and service agreements for Phase One, and any equipment related thereto, including service and/or maintenance agreements for day porter, char and janitorial service, window cleaning and the sprinkler and security system in the Building, if any; water, sewer and other utility charges (excluding electricity); electric charges for the Common Areas (including the Garage); accounting and legal fees incurred in connection with the operation and maintenance of Phase One; any additional services not provided to Phase One at the Lease Commencement Date but thereafter provided by Landlord as Landlord shall deem desirable in connection with the management or operation of Phase One as long as any such additional services are typically provided at other modern Class A office parks of similar age, quality and location in the Northern I-270 Corridor; all computer rentals for energy management or security monitoring systems (if any), which if purchased would constitute a Permitted Capital Expenditure; and all other expenses reasonably necessary for the operation and maintenance of Phase One.

Notwithstanding the foregoing, Operating Expenses shall not include any of the following:

(a) capital expenditures other than Permitted Capital Expenditures;

(b) all costs incurred in the initial construction of the Park and the improvements thereon (including installation of all handicapped parking and signage);

(c) the cost to provide electric service to any tenant’s (or licensee’s or occupant’s) premises;

(d) painting, redecorating or other work that Landlord performs for specific tenants;

(e) ground rent;

(f) interest and amortization of funds borrowed by Landlord, whether secured or unsecured (except for interest on Permitted Capital Expenditures), and any other payments in connection therewith (including points and loan fees, legal and accounting expenses and prepayment premiums or penalties);

(g) depreciation;

(h) expenses incurred to lease space to new tenants or to retain existing tenants, including advertising, legal and space planning expenses and leasing commissions;

(i) salaries, wages, benefits and other compensation paid to Landlord’s or its managing agent’s officers, executives or employees above the level of building manager;

(j) cost of repairs incurred by reason of fire or other casualty or condemnation (except for commercially reasonable deductibles on insurance policies);

(k) costs (including legal and accounting expenses) arising out of organizational matters of Landlord, or associated with the operation of the business entity of Landlord, or relating to maintaining Landlord’s existence, either as a corporation, partnership or other entity;

(l) taxes (other than Real Estate Taxes);

(m) any funds or money given to any tenant (or licensee or occupant) in cash, by offset or otherwise, or work done for any tenant (or licensee or occupant) in connection with the leasing of space;

(n) costs incurred in connection with the transfer or disposition of direct or indirect ownership interests in the Park or Landlord;

(o) any fee or expenditure significantly in excess of the amount which would be paid in an arm’s-length transaction for materials or services of comparable quality;

(p) legal, accounting and other professional fees and disbursements other than those incurred in connection with the operation and management of Phase One;

(q) expenses incurred in the enforcement of any tenant’s lease or in connection with a dispute with any tenant;

(r) costs incurred to remedy structural and non-structural defects In the original construction of Phase One or any portion thereof;

(s) the cost of items covered under warranties, guaranties or service contracts;

(t) the cost of any work or service performed for any tenant or occupant of Phase One at such tenant’s or occupant’s cost;

(u) the rental cost of any item which, if purchased, would not properly be considered an operating expense under GAAP, other than Permitted Capital Expenditures (and then only to the extent of the allowed amortization amount);

(v) the costs of construction of any addition or improvement to Phase One;

(w) expenses for which Landlord is entitled to be reimbursed from third parties, including other tenants;

(x) expenses in connection with services or other benefits which are not provided to Tenant but which are provided to another tenant or occupant of Phase One;

(y) Landlord’s general overhead and general administrative expenses;

(z) any compensation paid to clerks, attendants or other persons in commercial concessions operated in Phase One;

(aa) any portion of management fees in excess of 3% of net base rent received by Landlord (i.e., exclusive of any portion of rent attributable to operating expenses or real estate taxes);

(bb) any penalty or fine incurred by Landlord due to Landlord’s or Property Manager’s violation of any Laws and any interest or penalties due for late payment of any Operating Expenses;

(cc) any costs incurred in connection with tests for or the remediation or removal of Hazardous Materials, including preparing or reviewing reports, certificates or affidavits;

(dd) vault rent;

(ee) rent or imputed rent for any management or leasing offices; and

(ff) With respect to employees not working exclusively on Phase One, the portion of wages and salaries allocable to other projects, based upon the percentage of each such employee’s time spent on Phase One.

5.5 Definition of Real Estate Taxes. The term “Real Estate Taxes” shall mean all taxes and assessments, general or special, ordinary or extraordinary, foreseen or unforeseen, assessed, levied or imposed upon the land or improvements comprising Phase One and/or Phase Three (subject to Section 5.13), or assessed, levied or imposed upon the fixtures, machinery, equipment or systems in, upon or used in connection with Phase One and/or Phase Three (subject to Section 5.13) under the current or any future taxation or assessment system or modification of, supplement to, or substitute for such system, including any rent taxes, business improvement district assessments or similar charges. Real Estate Taxes shall include all reasonable expenses (including reasonable attorneys’ fees) incurred by

Landlord in obtaining or attempting to obtain a reduction of such taxes. Landlord shall pay any special assessment in the maximum number of installments permitted by law, and Real Estate Taxes shall include only such installments as they are paid. Notwithstanding the foregoing, Real Estate Taxes shall not include any of the following:

(a) inheritance taxes;

(b) gift taxes;

(c) transfer or recordation taxes;

(d) franchise taxes;

(e) excise taxes;

(f) income taxes;

(g) profit taxes; and

(h) late payment charges and penalties.

5.6. Definition of Permitted Capital Expenditures. The term “Permitted Capital Expenditures” means the cost of any repair, replacement or improvement that must be capitalized under GAAP, but only to the extent that such repair, replacement or improvement is (i) made to comply with Laws that take effect after the Lease Date, or (ii) reasonably intended by Landlord (with engineering back-up supplied to Tenant on request) to reduce Operating Expenses. Each Permitted Capital Expenditure shall be amortized over its useful life (using an interest rate of l0% per annum) and the amortized amount only shall be included each year in Operating Expenses; provided, however, that, with respect to a Permitted Capital Expenditure allowable under clause (ii) of the preceding sentence, in no event shall the amount included in Operating Expenses in any year exceed the reasonably anticipated savings in Operating Expenses from the Permitted Capital Expenditure for that year. In determining the useful life of a Permitted Capital Expenditure, the useful life specified by GAAP shall be used. If GAAP does not specify a useful life for a Permitted Capital Expenditure, the useful life shall be determined based upon the manufacturer’s specifications.

5.7. Gross-Up of Operating Expenses. If less than 95% of the Phase One Rentable Area is occupied at any time during any year by tenants receiving the services described in Article 8, then Operating Expenses for such year shall include all additional costs, expenses and disbursements that Landlord reasonably determines would have been incurred had 95% of the Phase One Rentable

Area been occupied by such tenants at all times during such year, but only with respect to those elements of Operating Expenses that vary with occupancy (e.g., utilities and cleaning).

5.8. Right to Audit.

(a) Tenant or its designee shall have the right during business hours and upon reasonable prior notice to inspect Landlord’s books and records relating to Operating Expenses and/or to have such books and records audited by an independent certified public accountant designated by Tenant, provided that such certified public accountant will not be compensated on a contingency basis.

Tenant shall have the right to copy such books and records, at Tenant’s expense, provided that Tenant first signs a reasonable confidentiality agreement prepared by Landlord pursuant to which Tenant agrees to maintain all information copied by Tenant in the strictest confidence and not to disclose same to any other party, other than (i) to Tenant’s counsel, accountants, and other agents of Tenant who have a need to know such information for the purpose of advising Tenant of its rights hereunder, or (ii) as is required to be disclosed by law or by regulatory or judicial process. The amounts payable under this Article by Landlord to Tenant or by Tenant to Landlord, as the case may be, shall be appropriately adjusted on the basis of such audit, subject to the procedure for dispute resolution provided below. If such audit discloses a liability for refund by Landlord to Tenant in excess of 5% of the payments previously made by Tenant for such year, the cost of such audit shall be borne by Landlord; otherwise, the cost of such audit shall be borne by Tenant. If Landlord disputes the results of Tenant’s audit, Landlord shall notify Tenant within 30 days of delivery of the results of Tenant’s audit together with reasonably detailed documentation related thereto. If Landlord disputes Tenant’s audit, Landlord shall within said 30-day period, designate an independent certified public accounting firm from one of the “Big-Five” (i.e., Arthur Anderson & Co. or similar company) which has not been retained by Landlord or its affiliates during the prior 3 years, and said firm shall review Tenant’s audit and, if necessary, shall re-audit Landlord’s books and records and issue a final report within 90 days of the expiration of said 30-day period. Tenant shall fully cooperate and instruct its auditor to fully cooperate with the review conducted by the Big-Five firm. The findings of the Big-Five firm, as certified in writing to Landlord and Tenant, shall be conclusive and binding on the parties hereto as it relates to the statement at issue. If the Big-Five firm’s report substantially confirms Tenant’s audit, Landlord shall pay the cost of the Big-Five audit. If the Big-Five firm’s report substantially confirms Landlord’s statement, Tenant shall pay the cost of the Big-Five audit. If the Big Five firm’s report concludes that both Landlord’s statement and Tenant’s audit are substantially incorrect, the parties shall share equally the cost of the Big-Five audit.

(b) If Tenant fails to request an audit in accordance with the provisions of this Section within 3 years after receipt of Landlord’s statement of actual Operating Expenses, such statement shall be conclusively binding upon Landlord and Tenant provided, however, that with respect to Landlord’s statement for the last year of the Term, said 3-year period shall be 180 days. Tenant may not request an audit hereunder more often than once each year, but each such audit may occur on more than one date.

(c) If Tenant is required by the terms of a contract between the United States Government and it to provide copies of Landlord’s books and records relating to Operating Expenses, Landlord, at Tenant’s cost, shall provide Tenant with such copies to the extent that such books and records are available. Nothing in this subsection (c) shall be construed to (i) expand Tenant’s audit rights hereunder, or (ii) impose upon Landlord an obligation to retain its books and records more than three years after Tenant’s receipt of Landlord’s statement applicable thereto.

5.9. Cap on Controllable Operating Expenses.

(a) Notwithstanding the foregoing, starting with the first full year after the Comparison Period, Tenant’s Proportionate Share of Controllable Operating Expenses shall not exceed 6.0% of the previous year’s Controllable Operating Expenses. If Landlord incurs Controllable Operating Expenses in any year that exceed this 6.0% limitation, the excess Controllable Operating Expenses shall be carried forward and treated as a Controllable Operating Expense in the following and each subsequent year until the excess is used (or until the Expiration Date, if earlier). The term “Controllable Operating Expenses” means all Operating Expenses except for (i) Real Estate Taxes, (ii) liability and casualty insurance costs, (iii) utility costs, (iv) snow removal, and (v) Permitted Capital Expenditures. For purposes of calculating the 6% cap only, items covered under warranty (and not passed through to Tenant because not actually incurred) shall be deemed to be included in Operating Expenses, starting with the year before the year in which the warranty expires.

(b) If the Lease Commencement Date is later in the year then June 30, then the Comparison Period shall be the first full year for which Additional Rent under this Article is due (i.e., the next January 1 - December 31 following the Lease Commencement Date). If the Lease Commencement Date is June 30 or earlier in the year, then the Comparison Period shall be the period from the Lease Commencement Date to the end of the year in which the Lease Commencement Date falls, which period shall be “grossed up” as if it were a full year, the intent being for the Comparison Period to reflect Controllable Operating Expenses for a full 12 months.

(c) In calculating the 6% cap under this Section, Section 5.7 shall apply with respect to the Comparison Period and all subsequent years.

5.10. Real Estate Tax Appeals. Tenant may request that all real estate taxing authorities, when issuing notices of assessment and real estate tax bills with respect to Phase One (or with respect to the Park, if Phase One is not taxed separately), issue such notices and bills to both Landlord and Tenant simultaneously, and Landlord shall cooperate with such request. If any such taxing authority will not agree to same, then Tenant shall so notify Landlord and Landlord shall thereafter furnish to Tenant a copy of each such notice of assessment or real estate tax bill that Landlord receives from such taxing authority with respect to Phase One within 15 days following Landlord’s receipt thereof. Landlord shall determine whether to challenge or appeal such assessment based upon Landlord’s reasonable judgment of which course is in the best interest of Phase One. Within 60 days after receipt of the notice of assessment or real estate tax bill (but in no event later than 60 days prior to the last date for filing a challenge or appeal), Landlord shall inform Tenant of its determination, and shall make available appropriate personnel to discuss with Tenant the reasons underlying such determination. If Landlord determines not to challenge or appeal such assessment (or, having undertaken to appeal or challenge such an assessment, does not pursue the appeal or challenge with due diligence and continuity), Tenant (subject to Landlord’s right to object, as provided below) may appeal or challenge such assessment in Landlord’s place and stead and Landlord will join in and cooperate with Tenant in prosecuting such appeal or challenge; provided, however, that such appeal or challenge shall be undertaken at Tenant’s cost and at no expense to Landlord (except that, if Tenant’s appeal or challenge is successful, then Tenant may recover its costs out of the refund or reduction of Real Estate Taxes achieved by Tenant prior to allocating such reduction to the tenants of the Buildings). Notwithstanding the foregoing, if Tenant decides to appeal or challenge such assessment as provided above, Tenant shall so notify Landlord, and Landlord, upon notice Tenant given within 10 days after receipt of Tenant’s notice, may object to such appeal or challenge, in which case, the parties, within 15 days thereafter, shall jointly select an independent expert in the field of real estate tax appeals in Montgomery County, Maryland (the “Tax Appeal Expert”). If the parties fail to select the Tax Appeal Expert within this 15-day period, the Tax Appeal Expert shall be selected by the President of the Montgomery County Bar Association. The Tax Appeal Expert shall determine whether such appeal or challenge should be pursued (based upon whether such appeal or challenge is prudent, given the likelihood of success and the possibility of an adverse outcome). The Tax Appeal Expert’s decision shall be binding upon the parties. The parties shall share equally the fees charged by the Tax Appeal Expert to make this determination. If the Tax Appeal Expert determines that the appeal or challenge should be pursued, Landlord shall undertake the appeal or challenge, but the reasonable cost thereof shall be included in Operating Expenses, as provided under Section 5.4.

5.11. Allocation of Expenses Applicable to Phase One and Phase Two. Landlord shall require any contractor or vendor providing services for both Phase One and Phase Two to enter into a separate contract for the services applicable to Phase One or to allocate in its contract the cost of the services applicable to Phase One.

5.12. Phase Three Operating Expenses. Notwithstanding anything to the contrary in this Article, the costs to maintain Phase Three shall be allocated between Phase One and Phase Two (based upon the Maximum Density for each Phase), and only the portion of such costs allocable to Phase One shall be included in Operating Expenses. The term “Maximum Density” shall mean the maximum “gross floor area” (as defined in Section 59-A-2.l, page 59A-21, Montgomery County Zoning Ordinance (1994), as amended. The aggregate Maximum Density for the Park has been established pursuant to the Montgomery County Zoning Ordinance and the approved subdivision for the Park, and subsequently allocated among each Phase of the Park pursuant to a certain Declaration of Covenants Density Averaging made by Landlord (as Declarant) and recorded or to be recorded among the Land Records of Montgomery County, Maryland.

5.13. Phase Three Real Estate Taxes. Notwithstanding anything to the contrary in this Article, all Real Estate Texas for Phase Three shall be allocated between Phase One and Phase Two (based upon the Maximum Density for each Phase), and only the portion of such taxes allocable to Phase One shall be included in Real Estate Taxes under Section 5.5.

ARTICLE 6

USE

6.1. Permitted Use. Subject to Section 6.2, the Premises may be used only for the following uses: (i) general office purposes, (ii) engineering technology and software business services to private and public sector customers, (iii) an electronics laboratory, (iv) a marketing center, and (v) any other lawful purpose common to and suitable for modern Class A office buildings in the Northern I-270 Corridor. Tenant will not use or permit the Premises to be used or occupied for any purpose or in any manner prohibited by any Laws. Tenant will not commit waste in, on or about the Premises, and will not suffer or permit waste to be committed in or on the Premises.

6.2. Cafeteria and Health Club. Tenant, at its cost, may provide any of the following amenities in the Premises for use only by Tenant’s employees and invitees: (i) a cafeteria, (ii) other food service facilities, (iii) meeting and conference rooms, (iv) training areas and classrooms, and (v) a health club (including equipment areas, showers and lockers). Tenant, at its cost, shall keep any such cafeteria, other food service facilities, and health club clean and sanitary at all times. Tenant may require Landlord to provide cleaning services for any such cafeteria, other food service facilities or health club, but Tenant shall be charged separately for the cost thereof, as provided in Section 8.1(b).

6.3. Compliance with Laws. Subject to Landlord’s obligation in the Work Agreement to complete Landlord’s Work and Tenant’s Work in compliance with all Laws, Tenant, at its cost, will comply with all orders, requirements or conditions now or hereafter imposed upon it by all Laws, including the ADA, relating to the Premises or the conduct of Tenant’s business therein; provided, however, that this subsection shall not be construed to require Tenant to construct any improvements outside of the Premises.

6.4. Hazardous Materials. Tenant shall not cause or permit the escape, disposal or release of any Hazardous Materials anywhere on the Park. Tenant shall not allow the storage or use of

Hazardous Materials in violation of Laws or in a manner inconsistent with modern Class A office buildings in the Northern I-270 Corridor. If any lender or Governmental Authority requires testing to ascertain whether a release of Hazardous Materials has occurred and such testing ascertains that a release has in fact occurred, then, if Tenant, its agents or employees caused such release, Tenant, within 30 days after receipt of a statement therefor, shall reimburse Landlord for the reasonable costs of the testing and the clean up of the Hazardous Materials. In addition, Tenant shall execute affidavits and other statements reasonably requested by Landlord from time to time (but not more than once annually) concerning Tenant’s best knowledge regarding the storage or use of Hazardous Materials by Tenant, its agents or employees in the Premises.

6.5. Floor Loads. Tenant, without Landlord’s consent, which shall not be unreasonably withheld, shall not place a load upon the floors of the Premises exceeding the live loads per square foot prescribed in the Outline Specifications.

6.6. Security. Except for the installation of any security systems specified in the Outline Specifications or Tenant Construction Documents (which shall be installed pursuant to the Work Agreement), Tenant, at its cost, shall be responsible for the installation, operation and maintenance of any security systems for the Premises, and Landlord shall have no obligation to provide any security for the Premises.

ARTICLE 7

COMMON AREAS

Subject to Article 27 (Parking), Landlord grants to Tenant, its employees, and invitees, the right, in common with other tenants in the Park, their employees and invitees, to use during the Term (i) the Common Areas, and (ii) the driveways in Phase Two and Phase Three for ingress and egress. Landlord shall have exclusive control and management of the Common Areas so long as Tenant, its employees and invitees have use of the Common Areas consistent with other modern Class A office parks of similar age, quality and location in the Northern 1-270 Corridor. Landlord shall maintain the Common Areas in a manner consistent with other modern Class A office parks of similar age, quality and location in the Northern 1-270 Corridor. Except as otherwise provided in this Lease, Landlord may change the size, location or nature of the Common Areas and may locate on the Common Areas structures of any type as long as (i) such changes or structures are consistent with other modern Class A office parks of similar age, quality and location in the Northern 1-270 Corridor, and (ii) there is no material, adverse change to the driveways and curb cuts for ingress and egress to and from Phase One as shown on the Site Plan. Without limiting the generality of the foregoing provisions of this Article 7, Tenant acknowledges that Landlord intends to construct Building 3 in the location shown on the Site Plan, and in doing so Landlord shall make commercially reasonable efforts to minimize the disruption to Tenant’s business activities by such construction (e.g., by doing any core drilling or similarly disruptive work outside normal business hours).

ARTICLE 8

SERVICES

8.1. Building Services and Utilities. Landlord shall furnish the following services and utilities to Tenant:

(a) All elevators during normal business hours with at least two elevators subject to call at all times, including Sundays and holidays.

(b) Customary day porter, janitor and char services in accordance with the specifications for office cleaning attached hereto as Exhibit F (the “Cleaning Specifications”) Monday through Friday of each week, except holidays. Notwithstanding the foregoing, Tenant shall reimburse Landlord for the cost of any special janitorial and char services not included within the Cleaning Specifications, if provided by Landlord (e.g., executive bathrooms, kitchens, cafeterias, and health clubs).

(c) Hot and cold running water provided for general use (excluding any equipment or appliance requiring heavier than normal use of water).

(d) Access to the Premises on a 24-hour per day, 7 days per week, 52 weeks per year basis (it being understood that Landlord may impose reasonable regulations from time to time in connection with systems, controls, and procedures used for access to the Premises).

(e) Cooled and heated air and ventilation air in accordance with the HVAC specifications set forth in the Outline Specifications.

Except for the special janitorial and char services referred to in subsection (b), the foregoing services shall be provided without any additional charge to Tenant. The cost of providing the foregoing services, however, shall be included in Operating Expenses, subject to the terms of Article 5, and Tenant shall pay for electricity used on the Premises, as provided in Article 9.

8.2. Interruption of Service. No interruptions, curtailments, stoppages or suspensions of services or systems shall render Landlord liable in any respect for damages to either person or property nor shall the same be the basis (i) for any abatement, reduction or rebate of Rent or any other sums payable by Tenant to Landlord hereunder, (ii) for relieving Tenant from any of Tenant’s obligations hereunder, or (iii) for any claim by Tenant that Landlord has constructively evicted Tenant or disturbed or interfered with Tenant’s use, possession or enjoyment of the Premises. Notwithstanding the foregoing, Landlord shall make all commercially reasonable efforts to remedy such interruption, curtailment, stoppage, or suspension of such service or system.

Further, notwithstanding the foregoing, if there is a Cessation of an Essential Service for more than five consecutive business days, then Monthly Base Rent and Additional Rent for Operating Expenses shall abate from the sixth business day until the Cessation of an Essential Service has been remedied. For purposes hereof, a “Cessation of an Essential Service” shall be deemed to exist if (i) there is a stoppage or suspension of electricity, elevator service, HVAC, plumbing, access to the Premises, or a life safety system, or such a severe curtailment or frequent interruption of such services as to render them inoperative for Tenant’s purposes (any of the foregoing referred to herein as a “Stoppage”), and (ii) such Stoppage renders the Premises unusable for the normal conduct of Tenant’s business in the Premises, it being understood, however, (a) that mere inconvenience or discomfort will not constitute a Cessation of Essential Services and (b) Tenant’s carrying on limited “mission critical” functions in limited areas of the Premises will not, by itself, prevent a Stoppage from being deemed a Cessation of Essential Services if the other conditions set forth in this Section 8.2 are satisfied. If only portion(s) of the Premises are rendered unusable, then Monthly Base Rent and Additional Rent shall abate only for such portion(s), unless such portions render the entire Premises unusable for the normal conduct of Tenant’s business in the Premises.

In addition, if there is a Cessation of an Essential Service for more than two consecutive business days, then Tenant may deliver to Landlord notice stating that Tenant intends to endeavor to cure or remedy the events or conditions giving rise to such Cessation. Prior to Tenant’s undertaking any action to cure or remedy such event or condition, Tenant shall first provide Landlord five business days following delivery of such notice to remedy such event or condition specified in Tenant’s notice. If Landlord fails to remedy such event or condition within such five business day period, then Tenant may then cure or remedy such event or condition and invoice Landlord for the reasonable and actual third-party costs and expenses incurred by Tenant therefore (together with an administrative charge of 10%). If Landlord does not reimburse Tenant within 30 days after delivery of the invoice and reasonable supporting documentation for such reimbursable items, then such payment shall bear interest from the 31st day until paid at the Interest Rate. Tenant shall have the right to bring an action, at law or in equity, against Landlord for reimbursement of such amounts. Tenant shall not have the right to offset any sums against Rent due under this Lease; provided, however, that if Tenant obtains a final non-appealable money judgment against Landlord for reimbursement of such amounts and Landlord does not satisfy or obtain a stay of such judgment within 30 days after entry, then Tenant shall have the right of offset against the next sums due under this Lease until the amount of the judgment is fully offset.

Notwithstanding the foregoing, if there is a Cessation of an Essential Service for more than 60 consecutive days, then Tenant shall have the right to terminate this Lease at any time before the Essential Service is restored by delivering notice of termination to Landlord for those portion(s) of the Premises rendered unusable for the normal conduct of Tenant’s business, provided that if the portion of the Premises rendered unusable is so great that Tenant, taking into account other arrangements Tenant can make, cannot reasonably conduct its normal business in the portion of the premises which is usable, then Tenant shall have the right to terminate this entire Lease,

8.3. Government Restrictions. If any public utility or governmental authority shall require Landlord or Tenant to restrict the consumption of any utility or reduce any service to the premises, Landlord and Tenant shall comply with such requirements, whether or not the utilities and services referred to in this Article are thereby reduced or otherwise affected, without any abatement or reduction of the Rent or other sums payable by Tenant hereunder. Tenant shall be entitled to appeal or challenge such requirements and Landlord shall cooperate with Tenant in its prosecution of any such appeal or challenge.

8.4. Waste Collection. Tenant, at its cost, shall comply with all orders, requirements and conditions now or hereafter imposed by any Laws, whether required of Landlord or otherwise, regarding the collection, sorting, separation and recycling of waste products, garbage, refuse and trash (hereinafter collectively called “Waste Products”) including the separation of such Waste Products into receptacles reasonably approved by Landlord and the removal of such receptacles in accordance with any collection schedules prescribed by such Laws. Landlord reserves the right to: (i) refuse to accept from Tenant any Waste Products that are not prepared for collection in accordance with any such Laws, and (ii) require Tenant to pay all costs, expenses, fines, penalties, or damages that may be imposed on Landlord or Tenant by reason of Tenant’s failure to comply with any such regulations.

8.5. Re-Bid of Janitorial Contract. Landlord will contract with the firm providing janitorial service and day porter services to the Premises. Upon reasonable notice to Landlord, Tenant will have the annual right to cause the termination of such janitorial service and day porter service providers and to compel Landlord to re-bid the contract for such services with service providers reasonably acceptable to Tenant.

8.6 Overtime Charge for HVAC Use. If Tenant uses the HVAC system in the Premises after normal business hours, and Landlord, at Tenant’s request, incurs overtime personnel costs to operate, repair or maintain the HVAC system during such non-business hours, then Tenant shall reimburse Landlord for such overtime personnel costs. Each such reimbursement shall be due within 30 days after receipt of an invoice from Landlord.

8.7. Single Property Manager for Phase One. At any given time, Landlord may employ only one property management company (the “Property Manager’) to manage Phase One - i.e., Phase One may not be managed by multiple Property Managers at the same time. This provision shall not be construed to restrict Landlord’s right to choose the Property Manager or to change the Property Manager from time to time, as Landlord deems appropriate.

ARTICLE 9

ELECTRICITY

The Premises shall be separately metered for electricity and Tenant shall pay directly to the provider thereof all charges for electricity used on the Premises commencing on the Lease Commencement Date. Tenant shall be entitled to select electric utility provider(s) of its choice. Expenses for maintenance of utility meters shall be borne by Tenant, and if Landlord pays any such expenses, Tenant shall reimburse Landlord within 30 days after receipt of a statement therefor. Except as provided in Section 8.2, Landlord shall not be liable to Tenant for interruption in or curtailment of any electric service, unless the interruption or curtailment is caused by the gross negligence or willful misconduct of Landlord, its agents or employees.

ARTICLE 10

ASSIGNMENT AND SUBLETTING

10.1. General.

(a) Except as otherwise expressly provided in this Article 10, Tenant shall not, without Landlord’s consent in each instance, (i) assign or otherwise transfer this Lease or any of its rights hereunder, (ii) sublet the Premises or any part thereof, or permit the use of the Premises by any persons other than Tenant or its employees, agents and invitees, or (iii) permit the assignment or other transfer of this Lease or any of Tenant’s rights hereunder by operation of law. Tenant shall not collaterally assign, mortgage, pledge, hypothecate, or otherwise encumber this Lease or any of Tenant’s rights hereunder. Landlord’s refusal to consent to a proposed assignment or sublease may be based only upon its reasonable assessment that such proposed assignee or subtenant (hereinafter, “Proposed Transferee”) is (i) undesirable to have in the Park, based upon an inappropriate use for a Class A suburban office park (but Landlord may not withhold consent based upon a proposed use that is permitted under Section 6.1), (ii) a party by whom any suit could be defended on the ground of sovereign immunity, or (iii) the debtor in any bankruptcy or insolvency proceedings or for reorganization or arrangement under the bankruptcy laws of the United States or under any insolvency act of any state (items i) through (iii) collectively the “Refusal Factors”] . The foregoing sentence notwithstanding, a proposed use will be considered inappropriate and a valid grounds for Landlord’s refusal to consent if the use of, or activity to be conducted in, the Premises, or the identity and/or reputation of the Proposed Transferee, is of a type that would generally be considered harmful to the reputation and/or marketability for lease or sale of a Class A office building by typical owners or leasing agents of such properties. Examples would include activities and/or Proposed Transferees that are highly controversial or morally, ethically, and/or religiously offensive to a significant element of the population that have been associated with protests or threats of violence at other locations, or that would reasonably cause other tenants to fear that their health or safety is endangered.

(b) During any period in which there is an uncured Event of Default, Tenant hereby assigns to Landlord all rent due from any assignee, subtenant or occupant of Tenant, and hereby authorizes each such assignee, subtenant or occupant to pay its rent directly to Landlord. Upon the cure of such default, Landlord shall at Tenant’s request deliver notice to any such assignee, subtenant, or occupant directing it to again pay its rent to Tenant. Any assignment, transfer, or subletting shall be subject to the provisions of this Lease and shall not constitute a waiver or release of Tenant from any provision of this Lease (it being understood that Tenant shall remain primarily liable as a principal and not as a guarantor or surety), nor shall the acceptance of rent from any such assignee, subtenant or occupant constitute a waiver or release of Tenant from any such provision. Landlord’s consent to any assignment, transfer, or subletting in any one instance shall not constitute a waiver of the necessity for such consent in a subsequent instance, Any assignment or subletting in violation of this Article 10 shall be void. All assignments shall be on a form of assignment reasonably approved by Landlord. All subleases shall provide that the subtenant shall be subject to this Lease and shall have no privity of contract with Landlord.

(c) Notwithstanding the foregoing provisions of this Section 10.1, Tenant may request, as part of Tenant’s request that Landlord consent to a proposed sublease (the “Proposed Sublease”) of Proposed Sublet Space constituting at least one entire floor, that Landlord enter into a Recognition Agreement with the Proposed Transferee. If Tenant does so request, then Landlord’s consent to the Proposed Sublease shall be required (even if the Proposed Transferee is a Permitted Transferee), and Landlord’s refusal to consent may be based only upon the criteria set forth in Section 10.1(a), plus, as an additional criterion, the Proposed Transferee’s failure to meet Landlord’s normal creditworthiness standards for new tenants.

(d) If Landlord does consent to the Proposed Sublease and agrees to enter into a Recognition Agreement, the form of the Proposed Sublease must be reasonably approved by Landlord, and the Recognition Agreement shall be and mean a written agreement prepared by Landlord and executed by Landlord, Tenant, and the Proposed Transferee which provides substantially as follows:

(aa) In the event of the termination of this Lease before the expiration of the term of the Proposed Sublease, for any reason other than fire or other casualty or condemnation, the Proposed Sublease, if then in full force and effect and not in default, shall continue in full force and effect as a direct lease between Landlord, as landlord, and the Proposed Transferee, as tenant, with the same force and effect as if Landlord, as landlord, and the Proposed Transferee, as tenant, had entered into a lease as of the date of the termination of this Lease, for a term equal to the unexpired term of the Proposed Sublease, containing the same terms, covenants, and conditions as those contained in the Proposed Sublease, except as follows:

(aa.l) Regardless of the provisions of the Sublease, the Proposed Transferee’s Proportionate Share shall be based upon the Rentable Area of the Proposed Sublet Area, computed consistently with the method of measurement used in this Lease, and the Additional Rent shall be computed in the same manner as it is hereunder.

(aa.2) The Base Rental Rate shall be the greater of (i) the then Base Rental Rate under this Lease, or (ii) the base rental rate under the Proposed Sublease.

(aa.3) Landlord shall not (i) be liable for any previous act or omission of Tenant under the Proposed Sublease, (ii) be subject to any set-off or other liabilities that the Proposed Transferee might have had against Tenant for acts or occurrences at or prior to the date of the termination of the Lease, or (iii) be bound by any modification of the Proposed Sublease not approved by Landlord, by any security deposit held by Tenant, by any payment due from Tenant to the Proposed Transferee, by any prepayment by the Proposed Transferee of rent more than one month in advance, by any brokerage commission due any party from Tenant, or by any default of Tenant.

(aa.4) The Proposed Transferee must deposit with Landlord, as the Security Deposit, an amount equivalent, on a pro rata per square foot of Rentable Area basis, to the Security Deposit of Tenant then required to be on deposit hereunder with Landlord, which shall be held on the same terms and conditions as set forth in Article 22 hereunder.

(bb) From and after such termination of the Lease, the Proposed Transferee shall attorn to the Landlord, and the Landlord will accept such attornment.

10.2. Landlord’s Response. Landlord’s approval or non-approval shall be promptly delivered to Tenant for any prospective assignment or sublease upon Tenant first having delivered to Landlord a request for such approval, containing (i) the identity of the Proposed Transferee (which for purposes of this Article 10 shall be the full name, state of organization, and address of primary place of business or corporate headquarters of such Proposed Transferee), (ii) a description of the location and dimensions of the proposed sublease area, accompanied by a floor plan delineating such area, unless such area shall constitute an entire floor or floors (the “Proposed Sublet Space”), (iii) the business and intended use of the Proposed Sublet Space by such Proposed Transferee, (iv) the sublease term, including the intended sublease term commencement date, (v) all of the terms and provisions upon which the proposed assignment or sublease is to be made, and (vi) financial information regarding the Proposed Transferee to the extent and in the form available to the public. If Landlord fails to respond to such request for approval within 15 days after receipt of Tenant’s request, Landlord shall be deemed to have approved such sublease or assignment.

10.3. Recapture Rights.

(a) If Tenant desires to assign this Lease or sublet all or any portion of the Premises, to any third party which is not a permitted Transferee, for a sublease term equal to 95% or more of the then remaining portion of the Term, Tenant shall deliver notice thereof to Landlord (a “Transfer Notice”), setting forth: (i) the Proposed Sublet Space, (ii) the sublease term, and (iii) the intended sublease term commencement date. The Transfer Notice may be delivered prior to or as part of

Tenant’s request for approval of a Proposed Transferee. Landlord shall have 15 days thereafter to elect to terminate this Lease with respect to the Proposed Sublet Space (“Landlord’s Termination Notice”). If Landlord timely delivers Landlord’s Termination Notice, the parties shall amend this Lease to exclude the Proposed Sublet Space and effect a proportionate reduction in Monthly Base Rent and Tenant’s Proportionate Share based upon the relative size of the Premises as so reduced, and to reduce the Security Deposit as set forth below. All other terms and conditions of this Lease shall remain in effect and applicable to the Premises as reduced, and Landlord and Tenant shall execute documents to affect such amendment. If Tenant proposes to assign this Lease or the Proposed Sublet Space comprises the entire Premises, Landlord shall have the option to terminate this Lease upon delivery of Landlord’s Termination Notice within said 15-day period. If Landlord terminates this Lease, the provisions of Section 22.2 shall apply with respect to the repayment of the Security Deposit. If Landlord exercises its right to terminate this Lease only with respect to a Proposed Sublet Area comprising less than the entire Premises, then the Security Deposit shall be decreased (i) on a pro rata per square foot basis for any recaptured space as to which Tenant was the initial tenant of such space, and (ii) on a pro rata per square foot basis, multiplied by a factor of 50%, for additional space as to which Tenant was not the initial tenant of such space. If Landlord does not exercise its election to terminate this Lease (or terminate this Lease with respect to the Proposed Sublet Area), within the aforesaid 15-day period, Landlord’s right to do so shall terminate with respect to said Proposed Sublet Space, provided that if Tenant does not enter into the assignment or sublease contemplated in the Transfer Notice within 180 days after expiration of the 15-day period, then Tenant may not enter into any such assignment or sublease without first submitting a new Transfer Notice.

(b) If Landlord has elected to terminate this Lease pursuant to Section 10.3(a), and if Tenant has an unexercised Renewal Option remaining under Article 29, but has been unable to exercise same because more than 30 months remain before the then applicable Expiration Date, Tenant may nullify Landlord’s exercise of its termination rights by delivering to Landlord, within 10 days after receipt of Landlord’s Termination Notice, a Renewal Notice exercising the next Renewal Option, subject to the terms of this Section 10.3(b). Tenant may only exercise such Renewal Option if the proposed sublease term is less than 95% of the then remaining portion of the Term, including the just exercised Renewal Period, the intent being for the exercise of the Renewal Option to result in a sublease term that is less than the required duration for Landlord’s recapture rights under Section 10.3(e) to apply. Tenant’s exercise of the aforesaid Renewal Option shall be permitted by Landlord even though the exercise occurred more than 30 months before the then applicable Expiration Date, provided that (i) all other conditions precedent to the exercise of Renewal Option set forth in Article 29 have been satisfied, (ii) for purposes of the procedures set forth in Article 29 for determination of the new economic terms for said Renewal Period, it will be assumed that (a) Tenant did not deliver the Renewal Notice until that date which is 30 months prior to the then applicable Expiration Date, and (b) Tenant did not (and may not) deliver a Renewal Withdrawal Notice.

(c) If Landlord does not exercise its recapture rights under this Section 10.3, then the proposed assignment, sublease or other transfer shall nonetheless be subject to Landlord’s approval, to the extent such approval is otherwise required under this Article.

10.4. Payments to Landlord

(a) If Landlord consents to an assignment of this Lease, and Tenant receives net sums or other consideration on account of the assignment in excess of the Rent called for under this Lease (not to include the sale or lease of Tenant’s Personal Property or any rent premium generated by Tenant providing the use of equipment or other services which are in excess of the Rent), Tenant shall pay to Landlord 50% of all such net sums or other consideration within 10 days after the date they are paid to Tenant (or, if Landlord so requires, and without any release of Tenant’s liability for the same, Tenant shall instruct the assignee to pay 50% of such net sums and other consideration directly to Landlord).

(b) If Landlord Consents to a sublease of the Premises, and Tenant receives net sums or other consideration on account of the sublease in excess of the Rent called for under this Lease or, in case of the sublease of a portion of the Premises, in excess of such Rent fairly allocable to such portion (not to include the sale or lease of Tenant’s Personal Property or any rent premium generated by Tenant providing the use of equipment or other services which are in excess of the Rent), Tenant shall pay to Landlord 50% of all such net sums or other consideration within 10 days after the date they are paid to Tenant.

(c) As used in this Article, “net sums or other consideration” shall include the then fair value of any non-cash consideration and shall be calculated after first deducting the reasonable costs incurred by Tenant in connection with the assignment or sublease, including leasing commissions, space modification coats, reasonable legal costs, free rent concessions, and lease take-over costs.

10.5. Permitted Transferee

(a) Notwithstanding any other provision of this Article 10, at all times during the Term, Tenant shall have the right to sublease all or any portion of the Premises, or to assign this Lease and all of its leasehold rights, to any Permitted Transferee, without Landlord’s consent, provided that (i) such sublessee or assignee continues to use the Premises for the uses permitted by Section 6.1; (ii) Tenant promptly provides Landlord with a fully executed copy of such assignment or sublease; (iii) Tenant (if in existence) is not released from and shall remain primarily liable as a principal for performance under the Lease, and (iv) with respect to an assignment, the Permitted Transferee assumes in writing all of the obligations of Tenant under this Lease. Landlord’s consent shall not be required and Sections 10.1(a), 10.2, 10.3 and 10.4 shall not apply to an assignment or subletting to a Permitted Transferee. For purposes hereof, the term “Permitted Transferee” shall mean a parent, subsidiary or affiliate of Tenant, any corporation or other entity into or with which Tenant may be merged or consolidated, a corporation or other entity purchasing all or substantially all of Tenant’s assets or ownership interests, or a Business Affiliate.

(b) Notwithstanding the foregoing, Tenant shall have the right to enter into “office sharing” (i.e., no demising walls) occupancy arrangements with Business Affiliates without Landlord’s consent and without application of Sections 10.1(a). 10.2, 10.3 and 10.4. “Business Affiliates” are defined as Tenant’s teaming partners, customers, contractors, and joint venturers and other entities with whom Tenant has a bona fide business relationship apart from the sublease or shared use of office space in the Premises. Tenant shall give Landlord notice of such occupancy arrangements.

10.6. Payment of Fees. Tenant shall pay Landlord an administrative fee of $500 and shall reimburse Landlord for its reasonable attorneys’ fees and other reasonable third party expenses incurred in reviewing any requested consent hereunder whether or not it is granted.

ARTICLE 11

RULES AND REGULATIONS

Tenant, its agents, and employees shall, and Tenant shall use commercially reasonable efforts to require its licensees and visitors at all times to, comply with the rules and regulations set forth in Exhibit G. Landlord may from time to time reasonably amend, delete, or modify existing rules and regulations, or adopt reasonable new rules and regulations for the use, safety, cleanliness, and care of the Park; provided, however, that any such changes to the rules and regulations shall be consistent with the rules and regulations for other Class A office parks in the Northern I-270 Corridor. Any such modified or new rules and regulations will be effective upon 30 days’ notice to Tenant from Landlord. Landlord shall not discriminate against Tenant in the enforcement of any rule or regulation. Landlord will not be liable to Tenant for violation of such rules and regulations by Landlord’s employees, agents, visitors, or licensees or any other person; provided, however, that if any such violation interferes with Tenant’s quiet enjoyment of the Premises, Landlord, following notice from Tenant, shall use commercially reasonable efforts (including the institution and diligent prosecution of legal proceedings) to enjoin such violation. In the event of any conflict between the provisions of this Lease and the rules and regulations, the provisions of this Lease will govern.

ARTICLE 12

MAINTENANCE

12.1. Tenant’s Maintenance Obligations. Except for Landlord’s Maintenance, Tenant, at its cost, shall maintain the Premises in good order, repair and condition during the Term, and, at the expiration or other termination of the Term, will surrender the same and all keys, locks and other fixtures connected therewith (except for Tenant’s Personal Property) in like good order, repair and condition, as the same are at the Lease Commencement Date, except (i) as repaired, rebuilt, restored, altered or added to pursuant to this Lease, (ii) for ordinary wear and tear, and (iii) for damage from casualty losses against which Tenant is not required to insure under Article 20. As used herein, the phrase “good order, repair and condition” shall include the obligation to make any replacements needed for Tenant to keep the Premises in the condition required by this Section 12.1. Tenant shall perform its maintenance obligations hereunder in a manner consistent with office premises in other modern Class A office parks of similar age, quality and location in the Northern I-270 Corridor. Subject to Section 20.4, if an item of Tenant’s Maintenance is necessitated by the negligence or willful misconduct of Landlord, its employees, contractors or invitees, then Tenant shall perform the work and Landlord shall reimburse Tenant for the cost thereof within 30 days after notice from Tenant of the amount due.

12.2. Landlord’s Maintenance Obligations. Landlord shall be responsible for all maintenance, repairs and replacements to (i) the foundations, exterior, roofs and structural components serving the Premises, (ii) the electrical, mechanical, plumbing, sprinkler, and heating, ventilating and air-conditioning systems serving the Premises (except for supplemental HVAC equipment or other specialized equipment installed by Tenant, which shall be maintained by Tenant), (iii) the elevators, (iv) the atrium and lobby areas on the ground floor of the Buildings, (v) the restrooms in the Premises (except for “executive” restrooms), (vi) the central plant and loading dock for Phase One and (vii) the Common Areas, including the Garage, driveways and grounds (collectively, “Landlord’s

Maintenance”) subject to Section 20.4, if an item of Landlord’s Maintenance is necessitated by the negligence or willful misconduct of Tenant, its employees, contractors or invitees, then Landlord shall perform the work and Tenant shall reimburse Landlord for the cost thereof within 30 days after notice from Landlord of the amount due. Landlord shall perform Landlord’s Maintenance in a manner consistent with other modern Class A office parks of similar age, quality and location in the Northern I-270 Corridor. The cost of Landlord’s Maintenance shall be included in Operating Expenses to the extent permitted by Article 5. Except for Landlord’s Maintenance, Landlord shall have no obligation to make any repairs or improvements to the Premises or to perform any maintenance in the Premises.

12.3. Landlord’s Right to Perform Tenant’s Maintenance. If Tenant fails to maintain the Premises in accordance with Section 12.1, Landlord, in addition to its other remedies under this Lease and applicable law, may deliver to Tenant notice that Landlord intends to cure such failure. If Tenant does not cure such failure within 15 days (provided that such 15-day period shall be extended for such additional time necessary to cure such failure, as long as Tenant commences to cure within the 15-day period and proceeds diligently thereafter to prosecute such cure to completion), then Landlord may cure such failure, The reasonable cost of such cure (together with an administrative charge of l0%) shall be paid by Tenant within 30 days after receipt of an invoice from Landlord.

ARTICLE 13

ALTERATIONS

13.1. Landlord’s Consent Required. Tenant may not make any Alterations without Landlord’s consent, which shall not be unreasonably withheld; provided, however, that Landlord’s consent shall not be required with respect to any Alterations that may be performed without the issuance of a building permit. If Landlord consents to any Alterations, Landlord may impose any reasonable conditions it deems appropriate (excluding removal, unless the Alteration is an Atypical Alteration), but including reasonable approval of plans and specifications, reasonable approval of all contractors and subcontractors, periodic inspection of the work by Landlord or its agents, and reasonably satisfactory evidence of Tenant’s ability to pay for the Alterations. Landlord may elect (but only by notice delivered to Tenant simultaneously with Landlord’s approval of the Atypical Alterations), that Atypical Alterations be removed at Tenant’s expense at the end of the Term. The term “Atypical Alteration” shall mean those Alterations which are other than a typical office building alteration or otherwise unusually expensive to remove.

13.2. Alterations at Tenant’s Expense. Alterations shall be made at Tenant’s expense. Tenant shall obtain any necessary permits and furnish copies thereof to Landlord before starting any such work. All Alterations shall be performed in a good and workmanlike manner, using materials of first class quality. Tenant shall be responsible for ensuring that all Alterations comply with all Laws, including the ADA.

13.3. Ownership of Alterations. Tenant shall own all Alterations until the expiration of the Term. Upon the expiration of the Term, all Alterations that Tenant is not required or permitted to remove under this Lease shall be surrendered to Landlord with the Premises and shall become Landlord’s property automatically.

ARTICLE 14

MECHANICS’ LIENS

Tenant will not permit any mechanic’s lien or liens to be placed upon the Park or any portion thereof caused by or resulting from any work performed, materials furnished, or obligation incurred by or at the request of Tenant; and in case of the filing of any such lien, Tenant will promptly either pay the same, or transfer such to a cash deposit or surety bond under the provisions of applicable law. If default in payment or bonding thereof shall continue for 20 days after notice thereof from Landlord to Tenant, Landlord may pay the same or any portion thereof, and any amounts so paid, including expenses and interest, shall be Additional Rent hereunder due from Tenant to Landlord and shall be repaid to Landlord immediately on demand.

ARTICLE 15

END OF TERM

At the end of the Term, Tenant will promptly quit and surrender the Premises broom-clean and in the condition required by Section 12.1. If an Event of Default does not then exist, Tenant may remove from the Premises any of Tenant’s Personal Property in the Premises whether or not such Personal Property is attached to the Premises, as long as Tenant repairs any damage caused by this removal; provided, however, that Tenant may not remove any fixtures or equipment attached to the Premises that was installed pursuant to the Work Agreement. Whether or not there is an Event of Default, Tenant will remove such Atypical Alterations as Landlord has requested in accordance with Article 13. Tenant will fully repair any damage occasioned by the removal of Tenant’s Personal Property and Atypical Alterations. All Tenant’s Personal Property and Alterations on the Premises after the end of the Term will be deemed conclusively to have been abandoned and may be appropriated, sold, stored, destroyed, or otherwise disposed of by Landlord without notice to Tenant or any other person and without obligation to account for them. Tenant will pay Landlord for all expenses incurred in connection with the removal of Tenant’s Personal Property, including the cost of storage, and the cost of repairing any damage to the Premises caused by the removal thereof.

ARTICLE 16

EMINENT DOMAIN

If all of the Premises are taken by exercise of the power of eminent domain (or conveyed by Landlord in lieu of such exercise), this Lease will terminate on a date (the “Termination Date”) which is the earlier of the date upon which the condemning authority takes possession of the Premises or the date on which title to the Premises is vested in the condemning authority. If (i) more than 15% of the Rentable Area of the Premises is so taken, or (ii) more than 20% of the parking spaces in the parking areas of Phase One are so taken, Tenant will have the right to cancel this Lease by notice to Landlord given within 30 days after the Termination Date. If a taking occurs and Tenant may not or does not cancel this Lease according to the preceding sentence, Rent will be abated in the proportion of the Rentable Area of the Premises so taken to the Rentable Area of the Premises immediately before such taking In the event of any such taking, the entire award will be paid to Landlord, and Tenant will have no right or claim to any part of such award; however, Tenant will have the right to assert a claim against the condemning authority in a separate action for Tenant’s moving expenses and Tenant’s fixtures.

ARTICLE 17

DAMAGE AND DESTRUCTION

17.1. Notice of Casualty. If the Premises are damaged by fire or other casualty, Landlord will give Tenant notice of the time which will be needed, acting diligently, to repair such damage, as certified in writing to Landlord and Tenant by an independent architect selected by Landlord, and the election (if any) which Landlord has made according to this Article 17. Such notice will be given before the 60th day (the “Notice Date”) after the fire or other casualty.

17.2. Repairs Taking Less Than 300 Days. If the Premises are damaged by fire or other casualty to an extent which may be repaired within 300 days after the casualty as reasonably determined and certified in writing to Landlord and Tenant by an independent architect selected by Landlord (the “Independent Architect”), Landlord will promptly begin to repair the damage after the Notice Date and will diligently pursue the completion of such repair, In that event, this Lease will continue in full force and effect except that Rent will be abated on a pro rata basis from the date of the damage until the date of the completion of such repairs (the “Repair Period’) based on the proportion of the Premises Rentable Area Tenant is unable to use during the Repair Period. Notwithstanding the foregoing, if (i) repair of the Premises under this Section 17.2 is not completed within 300 days after the casualty, and (ii) Tenant is unable to use 25% or more of the Premises because of the casualty, then Tenant shall have the right to terminate this Lease upon notice given to Landlord at any time after the expiration of the 300 day period but before the repair is completed. Landlord shall cause the Independent Architect to issue its certification to Landlord and Tenant within 50 days after the date of the casualty, failing which Tenant, at its cost, may retain an architect to issue such certification to Landlord and Tenant.

17.3. Repairs Taking More Then 300 Days. If the Premises are damaged by fire or other casualty to an extent that may not be repaired within 300 days after the casualty, as reasonably determined and certified in writing to Landlord and Tenant by the Independent Architect, then (i) Landlord may cancel this Lease as of the date of such damage by notice given to Tenant on or before the Notice Date, or (ii) Tenant may cancel this Lease as of the data of such damage by notice given to Landlord within 30 days after Tenant receives the certification from the Independent Architect (or from the architect selected by Tenant, as provided below). If neither Landlord nor Tenant so elects to cancel this Lease, Landlord will diligently proceed to repair the Premises and Rent will be abated on a pro rata basis during the Repair Period based on the proportion of the Premises Rentable Area Tenant is unable to use during the Repair Period. Landlord shall cause the Independent Architect to issue its certification to Landlord and Tenant within 50 days after the date of the casualty, failing which Tenant, at its cost, may retain an architect to issue such certification to Landlord and Tenant.

17.4. Tenant’s Personal Property, Landlord shall not, in any event, be required to rebuild, replace or repair any of Tenant’s Personal Property and Tenant shall not be entitled to any abatement of Rent if the Premises are unusable and are not occupied because any of Tenant’s Personal Property has not been restored or is otherwise unusable provided, however, that if in connection with a casualty loss to the Premises, Tenant’s Personal Property also is destroyed, Rent shall abate with respect to the portion of the Premises that is unusable because of the destruction of Tenant’s Personal Property. This Rent abatement shall last until the earlier of (i) the date on which Tenant resumes use of the affected portion of the Premises for its business purposes, or (ii) the 30th day after Landlord completes its repair of the affected portion of the Premises.

ARTICLE 18

SUBORDINATION, ATTORNMENT, AND NON-DISTURBANCE

18.1. General. This Lease and Tenants’ rights under this Lease are subject and subordinate to any ground or underlying lease, mortgage indenture, or deed of trust (each a “Superior Lien”), together with any renewals, extensions, modifications, consolidations, and replacements of such Superior Lien, now or in the future affecting or placed, charged, or enforced against the Premises or any portion of the Premises or any interest of Landlord in them or Landlord’s interest in this Lease and the leasehold estate created by this Lease (except to the extent any such instrument expressly provides that this Lease is superior to such instrument). Tenant will execute, acknowledge, and deliver to Landlord, within 20 days after written demand by Landlord, such documents as may be reasonably requested by Landlord or the holder of any Superior Lien to confirm or effect any such subordination or superiority, as applicable. Notwithstanding the foregoing, Tenant’s interest hereunder shall not be subordinated to a Superior Lien unless Tenant shall have first received from and executed by the holder of such Superior Lien a non-disturbance agreement in the form attached hereto as Exhibit II or on such other form reasonably acceptable to Tenant. Simultaneously with execution and delivery of this Lease by Landlord, Landlord shall deliver to Tenant a non-disturbance agreement reasonably acceptable to Tenant from each holder of a Superior Lien (if any) as of the Lease Date, Tenant’s execution and delivery of this Lease is conditioned upon receipt of such non-disturbance agreement from each such existing holder of a Superior Lien. Notwithstanding the foregoing, Landlord shall not be required to deliver a non-disturbance agreement to Tenant with respect to any Superior Lien existing as of the Lease Date as long as it is released within 30 days after the Lease Date.

18.2. Attornment. If any holder of a Superior Lien succeeds to Landlord’s interest in the Premises, Tenant, after receipt of notice from such holder, will pay to such holder all Rent subsequently payable under this Lease, provided that Tenant shall not be liable to either Landlord or such holder for double payment of Rent. In the event of the enforcement by the holder of a Superior Lien of the remedies provided for by law or by such Superior Lien, Tenant will, upon request of any person or party succeeding to the interest of Landlord as a result of such enforcement, automatically become the Tenant of and attorn to such successor in interest without change in the terms or provisions of this Lease. Upon request by such successor in interest and without cost to Landlord or such successor in interest, Tenant will, within 30 days after written demand, execute, acknowledge, and deliver an instrument or instruments confirming the attornment provided that such successor in interest of Landlord agrees to recognize the terms of this Lease.

ARTICLE 19

ENTRY BY LANDLORD

Landlord, its agents, employees, and contractors may enter the Premises at any time in response to an emergency, and may enter at any other reasonable time, upon reasonable notice and coordination with Tenant, and subject to such reasonable limitations as Tenant may require in order to comply with its security policies and those of its clients and customers (including the requirement that Landlord and its representatives be accompanied by Tenant’s representative) in order to:

(a) Inspect the Premises;

(b) Exhibit the Premises to prospective purchasers or lenders;

(c) Exhibit the Premises to prospective tenants during the last 15 months of the Term;

(d) Determine whether Tenant is complying with all its obligations in this Lease;

(e) Make repairs, alterations, or improvements in accordance with the terms of this Lease.

Landlords will at all times have and retain a key with which to unlock all of the doors in, on, or about the Building (excluding Tenant’s vaults, safes, computer rooms, demonstration areas, and similar areas designated in writing by Tenant in advance from time to time during the Term). Landlord will have the right to use all reasonable means to open doors in and to the Premises in an emergency in order to obtain entry to the Building, provided that Landlord will promptly repair any damage caused by any forced entry. Notwithstanding any provision herein, Landlord shall use its best efforts to notify Tenant of any forcible entry for emergency purposes within twenty-four hours after such entry. Any entry on the Premises by Landlord in accordance with this Article 19 will not be construed or deemed to be a forcible or unlawful entry onto or a detainer of the Premises or an eviction, actual or constructive, of Tenant from the Premises or any portion of the Premises, nor will any such entry entitle Tenant to damages or an abatement of Rent or other charges that this Lease requires Tenant to pay. This Section is in addition to the rights of entry provided to Landlord under this Lease following an Event of Default by Tenant. In all cases in which Landlord or its agents enters the Promises (except for entry after an Event of Default by Tenant), Landlord shall use commercially reasonable efforts to minimize disruption to the operation of Tenant’s business.

In connection with any repairs, alterations or improvements made by Landlord, (i) Landlord shall use all reasonable efforts to minimize the impact thereof on Tenant, both during and following the period of construction or repair, (ii) such repairs, alterations or improvements shall not materially reduce the Premises Rentable Area, (iii) such repairs, alterations and improvements shall be performed in a manner compatible with the then existing architectural design of the Premises, (iv) Landlord shall restore any tenant finishes that may be damaged by such repairs, alterations or improvements, and (v) any core drilling or similarly disruptive work shall be done outside normal business hours.

Notwithstanding anything to the contrary in this Lease, if as a result of repairs, alterations or improvements being made by Landlord in the Premises, Tenant is unable to use all or any portion of the-premises (in excess of 3,000 rentable square feet) for the normal conduct of its business for more than five consecutive business days, then Monthly Base Rent and Additional Rent for Operating Expenses shall abate thereafter only with respect to the unusable portion of the Premises until such time as the unusable portion is again usable by Tenant for the normal conduct of its business.

ARTICLE 20

INSURANCE

20.1. Landlord’s Insurance. At all times during the Term, Landlord will carry and maintain with insurance companies rated at least “A- VI” in the most current issue of Best’s Insurance Reports:

(a) “All risk” property insurance (now also referred to as Cause of Loss-Special Form”), including equipment breakdown (also known as “Boiler and Machinery Coverage”) covering Phase One (including the Leasehold Improvements) and the fixtures and equipment located in Phase One and owned by Landlord, in an amount not less than the full replacement cost thereof (which shall include rent loss insurance);

(b) Commercial general liability insurance with limits as are consistent with other owners of Class A office buildings from time to time, but initially with a combined single limit of $5,000,000 per occurrence for bodily injury and property damage;

(c) Garage Keepers Legal Liability Insurance;

(d) Worker’s compensation insurance insuring against and satisfying Landlord’s obligations and liabilities under the worker’s compensation laws of the State of Maryland, including employer’s liability insurance in the limits required by the law; and

(e) Such other insurance related to Phase One and is (or becomes) customary for landlords of other modern Class A office parks of similar age, quality and location in the Northern 1-270 Corridor to carry.

The cost of the insurance to be provided by Landlord under this Section 20.1 shall be included in Operating Expenses. Upon Tenant’s request, Landlord will provide Tenant with copies of certificates of insurance evidencing the insurance Landlord is required to maintain hereunder.

20.2. Tenant’s Insurance. At all times during the Term, Tenant will carry and maintain, at Tenant’s expense, the following insurance, in the amounts specified below or such other amounts as Landlord may from time to time reasonably request (but only if consistent with requirements of owners of other Class A buildings), with insurance companies rated at least “A- VI” in the most current issue of Best’s Insurance Reports and on ISO or other forms reasonably satisfactory to Landlord.

(a) Bodily injury and property damage liability insurance, with a combined single occurrence limit of not less than $5,000,000 per occurrence. All such insurance will be equivalent to coverage offered by a commercial general liability form, including personal injury, products and completed operations, broad form property damage, and contractual liability coverage for the performance by Tenant of the indemnity agreements set forth in Article 21 of this Lease;

(b) Comprehensive automobile liability insurance covering all owned, non-owned and hired vehicles with a limit of at least $5,000,000 per occurrence;

(c) All risk property insurance covering Tenant’s Personal Property; and

(d) Worker’s compensation insurance insuring against and satisfying Tenant’s obligations and liabilities under the worker’s compensation laws of the State of Maryland, including employer’s liability insurance in the limits required by the law.

If Tenant fails to obtain or maintain any insurance required hereunder, Landlord may deliver to Tenant notice that is intends to purchase such insurance. If Tenant fails to obtain such insurance within five business days after receipt of Landlord’s notice, Landlord may purchase such insurance and the reasonable cost thereof shall be reimbursed by Tenant to Landlord as Additional Rent.

20.3. Forms of Policies. With respect to the insurance to be maintained by Tenant hereunder, certificates of insurance, together with copies of the endorsements, when applicable, naming Landlord, its management agent and lender as additional insureds, will be delivered to Landlord prior to Tenant’s occupancy of the Premises and from time to time during the Term, as Landlord may reasonably request, but no more often than once annually. All commercial general liability or comparable policies maintained by Tenant will name Landlord, its management agent and lender as additional insureds. All such policies maintained by Tenant will provide that they may not be terminated nor may coverage be reduced except after 30 days’ prior notice to Landlord. All commercial general liability policies maintained by Tenant will be written, on an occurrence basis, as primary policies, not contributing with, and not supplemental to the coverage that Landlord may carry.

20.4. Waiver of Subrogation. Notwithstanding anything to the contrary in this Lease, Landlord and Tenant each waives any and all rights to recover against the other, or against the officers, directors, shareholders, partners, joint venturers, employees, agents, customers, invitees, or business visitors of such other party, for any loss or damage to such waiving party arising from any cause that (i) would be insured against under the terms of any property insurance required to be carried by such party pursuant to this Article 20, or (ii) is insured against under the terms of any property insurance actually carried by such party (regardless of whether it is required hereunder); provided, however, that the waiver in clause (i) shall not apply to the extent of any commercially reasonable deductible, and the waiver in clause (ii) shall apply only to the extent of the net proceeds collected under such insurance. The foregoing waivers shall apply regardless of the cause or origin of the claim, including the negligence of a party. Landlord and Tenant will cause their respective insurers to issue appropriate waiver of subrogation rights endorsements to all property insurance policies carried in connection with the Park, the Buildings or the Premises, or the contents of the Park, the Buildings or the Premises, unless such policies provide that the insured may waive the right of subrogation, thereby making such endorsements unnecessary.

ARTICLE 21

INDEMNIFICATION

21.1. Tenant’s Indemnity. Subject to Sections 20.4 and 32.29, Tenant shall reimburse Landlord for, and shall indemnify, defend upon request and hold Landlord, its employees and agents harmless from and against, all costs, damages, claims, liabilities, expenses (including reasonable attorney’s fees, disbursements and actual costs), losses and court costs claimed against Landlord by any Governmental Authority or other third party) including any employee, agent, or invitee of Tenant) to the extent based on or arising out of (i) the use and occupancy of the Premises or the business conducted therein, (ii) any act or omission of Tenant or any invitees of Tenant constituting negligence or willful misconduct or (iii) any breach of Tenant’s obligations under this Lease. This indemnity shall not apply with respect to any claim arising out of the negligence or willful misconduct of Landlord.

21.2. Landlord’s Indemnity. Subject to Sections 20.4, 32.5, and 32.28, Landlord shall reimburse Tenant for, and shall indemnify, defend upon request and hold Tenant, its employees and agents harmless from and against, all costs, damages, claims, liabilities, expenses (including reasonable attorney’s fees, disbursements and actual costs), losses and court costs claimed against Tenant by any

Governmental Authority or other third party (including any employee, agent, or invitees of Landlord) to the extent based on or arising out of (i) any act or omission of Landlord or any invitee of Landlord constituting negligence or willful misconduct, or (ii) any breach of Landlord’s obligations under this Lease. This indemnity shall not apply with respect to any claim arising out of the negligence or willful misconduct of Tenant.

ARTICLE 22

SECURITY DEPOSIT

22.1. Payment of Security Deposit, Tenant will deposit with Landlord the Security Deposit, which shall be held as collateral security, and not prepaid rent, for the faithful performance by Tenant of all covenants, conditions, and agreements of this Lease. The Security Deposit shall be deposited with Landlord in two equal installments of $2,950,000 each. The first such installment shall be deposited on the day Landlord closes on its construction loan for Phase One (or as soon thereafter as the first draw under the loan is funded, it being understood that the first draw will occur simultaneously with the loan closing). Landlord shall give Tenant at least five business days’ notice of the closing date for this construction loan. The second such installment shall be deposited within 15 days after Landlord starts pouring the building footings and a foundation for the premises and Tenant receives notice thereof.

22.2. Use of Security Deposit. Landlord shall not be obligated to hold the Security Deposit as a separate fund, but may commingle the same with other funds. Landlord may apply so much of the Security Deposit as may be necessary to compensate Landlord for any Event of Default under this Lease on the part of Tenant. The Security Deposit shall not be deemed liquidated damages in the event of a default by Tenant under this Lease. Nothing contained in this Article 22 shall be deemed to limit the amount of damages to which landlord may be entitled following an Event of Default by Tenant. If the Security Deposit is applied by Landlord, upon demand by Landlord, Tenant shall forthwith restore the Security Deposit to the original sum deposited (as it may have been reduced under Section 22.6). The amount of the Security Deposit shall be repaid without interest to Tenant within 45 days after the expiration or termination of this Lease, less any amounts applied by Landlord to cure any Events of Default.

22.3. Transfer of the Security Deposit. In the event of a sale or transfer (including a transfer pursuant to a foreclosure or a deed in lieu of foreclosure) of Landlord’s estate or interest in the Premises, Landlord shall transfer the Security Deposit to the vendee or transferee, and Landlord shall be considered released by Tenant from all liability for the return of the Security Deposit, but only after such vendee or transferee has received the Security Deposit, and assumed in writing Landlord’s obligations under this Lease. No mortgagee or purchaser of the Premises at any foreclosure proceeding or pursuant to any deed in lieu of foreclosure shall be liable to Tenant for any or all of such sum unless Landlord has actually delivered it to such mortgagee or purchaser.

22.4. Right to Use Letter of Credit. Initially or at any time during the Term, Tenant may deliver to Landlord an unconditional, irrevocable letter of credit in substitution for the cash Security Deposit or Bond. Such letter of credit shall: (i) be in the form attached hereto as Exhibit I, or in a form otherwise satisfactory to Landlord, (ii) be in the amount of the Security Deposit required under this

Lease, (iii) be issued by Bank of America or another commercial bank that is located in the Washington, D.C. metropolitan area, is federally insured, has a net worth of at least $100,008,000, and is otherwise reasonably acceptable to Landlord, (iv) be transferable and assignable to the owner from time to time of the Premises (except as otherwise provided in this Section 22.4). and (v) be maintained in effect until at least 60 days after the Expiration Date. If the letter of credit is issued for one (1) year at a time, the letter of credit must be renewed at least 30 days before the expiration of the existing letter of credit, failing which Landlord may draw on the letter of credit and hold the cash as the Security Deposit hereunder. In addition, if Tenant is unable to obtain a letter of credit that is assignable, Tenant, upon 15 days’ notice from Landlord, will cause a replacement letter of credit to be issued in the name of the new owner of the Premises to be effective on the closing date of the sale of the Premises.

22.5. Right to Use Lease Guarantee Bond. Initially or any time during the Term, Tenant may deliver to Landlord an unconditional, irrevocable lease guarantee bond (the “Bond”) in favor of Landlord and in substitution for the cash security deposit or letter of credit. The Bond shall (i) be in the form attached hereto as Exhibit 3, or in a form otherwise reasonably satisfactory to Landlord, (ii) be in the amount of the Security Deposit required under this Lease, (iii) be issued by an issuer rated at least “A-VI” in the most current issue of Best’s Insurance Reports, or its equivalent, and otherwise reasonably acceptable to Landlord, (iv) be transferable and assignable to the owner from time to time of the Premises (except as otherwise provided in this Section 22.5), and (v) be maintained in effect until at least 60 days after the Expiration Date. If the Bond is issued for 1 year at a time, the Bond must be renewed or replaced at least 30 days before the expiration of the existing bond, for additional periods of not less than 1 year, until 60 days after the Expiration Date. The Bond shall inure to the benefit of Landlord and its successors and assigns. In addition, if Tenant is unable to obtain a Bond that is assignable, Tenant, upon 15 days’ notice from Landlord, will cause a replacement Bond to be issued in the name of the new owner of the Premises to be effective on the closing date of the sale of the Premises and the return of the existing Bond. All costs of obtaining, maintaining, replacing, renewing, and/or restoring the Bond in accordance with this Section shall be borne by Tenant. The following provisions shall apply with respect to draws under the Bond; (i) if an Event of Default occurs, Landlord may draw on so much of the Bond as is necessary to compensate Landlord for such Event of Default, upon presentation of only the Bond and a written statement from an authorized representative of Landlord stating that there is an Event of Default under the Lease and stating the amount necessary to compensate Landlord for such Event of Default; (ii) if Landlord shall at any time draw upon the Bond, Tenant shall restore all amounts drawn by Landlord within 15 days of such draw; (iii) Tenant agrees that the Bond may be presented by Landlord for payment only; (A) upon the occurrence of an Event of Default by Tenant under this Lease, and/or (B) if Tenant fails to deliver to Landlord a renewed or replacement Bond complying with all of the requirements of this Lease at least 30 days before the expiration of the then term of the Bond; (iv) the proceeds of the Bond paid to Landlord upon presentment thereof shall be a part of the Security Deposit for use in the manner set forth in this Article 22. Tenant shall cooperate with Landlord to promptly execute and deliver to Landlord any and all modifications, amendments, and replacements of the Bond, as Landlord may reasonably request to carry out the terms of this Article, provided that same do not a have a material, adverse effect on Tenant’s rights or obligations hereunder.

22.6. Reduction of Security Deposit. (a) Effective on first day of the third, fifth, seventh and ninth Lease Years (each a “Reduction Date”), the amount of the Security Deposit shall be reduced to $4,500,000; $3,000,000; $2,000,000; and $1,000,000, respectively (the “Reduction Schedule”); provided, however, that each such reduction shall be permitted only if, as of the effective date of such reduction, Tenant is not in default under this Lease and the conditions of this Section 22.6 are otherwise satisfied. If Tenant is in default on the effective date of a reduction under this Section 22.6, the effective date of the reduction, if any, shall be delayed until 30 days after Tenant cures the default.

If during any two consecutive Lease Years more than three monetary Events of Default occur (a “Repeated Default”), then the Security Deposit shall not be reduced at the next Reduction Date and the remaining Reduction Schedule shall be delayed for two Lease Years. Thus, the effective date of the next reduction, if any, shall be delayed until the commencement of the following Reduction Date; provided, however, that any further reduction shall not be effective unless Tenant has cured all outstanding Events of Default and there has been no monetary Event of Default for a period of 12 consecutive months (until such time, such Repeated Default shall be referred to as an “Unredeemed Repeated Default”).

22.7. Increase of Security Deposit. If Tenant leases any additional space in accordance with Articles 30 or 31, the Security Deposit shall be increased (i) on a pro rata per square foot basis for new additional space as to which Tenant is the initial tenant of such space, and (ii) on a pro rata per square foot basis, multiplied by a factor of 50%, for additional space as to which Tenant is not the initial tenant of such space.

22.8. Renewal Periods. At the commencement of each Renewal Period, the amount of the Security Deposit (together with any reduction schedule thereof) shall be adjusted pursuant to the provisions of Section 29.3 hereof.

ARTICLE 23

QUIET ENJOYMENT

Landlord covenants that it has the right to make this Lease, and Landlord covenants that Tenant may peaceably and quietly enjoy the Premises subject, nevertheless, to the terms and conditions of this Lease, and Tenant’s possession will not be disturbed by any person or entity claiming by, through, or under Landlord or claiming an interest in the Park prior to Tenant’s. Nothing in this Article 23, however, shall prevent Landlord from exercising any remedy available to it on account of an Event of Default by Tenant.

ARTICLE 24

EFFECT OF SALE

24.1. Release of Landlord Upon Sale. If at any time Landlord shall sell, convey or assign the Premises, then provided the purchaser or transferee assumes the obligations of Landlord hereunder in writing, such sale, conveyance, or assignment of the Premises will operate to release Landlord from the covenants, terms and conditions of this Lease accruing from and after the effective date of such sale, conveyance, or assignment, and with respect thereto, Tenant will look solely to Landlord’s successor in interest in and to this Lease; provided, however, that this sentence shall be subject to Section 22.3. This Lease will not be affected by any such sale, conveyance, or assignment, and, so long as the purchaser or transferee assumes the obligations of Landlord hereunder in writing, Tenant will attorn to Landlord’s successor in interest to this Lease from and after such effective date.

24.2. Prohibition Against Partial Sale of Phase One. Notwithstanding anything to the contrary in this Lease, during the Term, any sale or other transfer of Landlord’s interest in Phase One to a third party must be for all of Phase One. This prohibition shall not apply to intra-family transfers for estate planning purposes, as long as (i) such separate owners authorize a single individual or entity to act as `Landlord” under this Lease with respect to all actions, approvals, consents and decisions of Landlord hereunder, and (ii) upon any third party sale or other transfer, all of Phase One is conveyed.

ARTICLE 25

DEFAULT

25.1. Events of Default. The following events are referred to, collectively, as “Events of Default” or, individually, as an “Event of Default”:

(a) Tenant fails to pay any Rent or other monetary obligation when due, and such failure continues for 5 business days after notice from Landlord;

(b) This Lease or the Premises or any part of the Premises is taken upon execution or by other process of law directed against Tenant, or is taken upon or subject to any attachment by any creditor of Tenant or claimant against Tenant, and said attachment is not discharged or disposed of within 60 days after its levy;

(c) Tenant files a petition in bankruptcy or insolvency or for reorganization or arrangement under the bankruptcy laws of the United States or under any insolvency act of any state, or admits the material allegations of any such petition by answer or otherwise, or admits in writing its inability to meet its debts as they mature, or is dissolved or makes an assignment for the benefit of creditors;

(d) Involuntary proceedings under any such bankruptcy law or insolvency act or for the dissolution of Tenant are instituted against Tenant, or a receiver or trustee is appointed for all or substantially all of the property of Tenant, and such proceeding is not dismissed or such receivership or trusteeship vacated within 60 days after such institution or appointment; or

(e) Tenant breaches any of the agreements, terms, covenants, or conditions that this Lease requires Tenant to perform, and such breach continues for a period of 30 days after notice from Landlord to Tenant or, if such breach cannot be cured reasonably within such 30-day period, if Tenant fails to diligently commence to cure such breach within 30 days after notice from Landlord and to complete such cure within a reasonable time thereafter.

25.2. Landlord’s Remedies. If any one or more Events of Default occur, then Landlord, in addition to all other remedies available at law or in equity, shall have the right, at its election;

(a) To give Tenant notice of Landlord’s intention to terminate this Lease on the earliest date permitted by law or on any later date specified in such notice, in which case Tenant’s right to possession of the Premises will cease and this Lease will be terminated, except as to Tenant’s liability, as if the expiration of the term fixed in such notice were the end of the Term;

(b) Without further demand or notice, to cure any Event of Default and to charge Tenant for the reasonable cost of effecting such cure, including reasonable attorneys fees and interest on the amount so advanced at the Interest Rate, provided that Landlord will have no obligation to cure any such Event of Default of Tenant; and/or

(c) Whether or not Landlord terminates this Lease, to cure Tenant for all damages arising from the Event of Default (subject to the limitation on Tenants liability in Section 32.29).

Should Landlord take possession pursuant to legal proceedings or pursuant to any notice provided by law, Landlord may, from time to time, relet the Premises or any part of the Premises for such term or terms (which may be greater or less than the period which would otherwise have constituted the balance of the Term) and on such conditions and upon such other terms (which may include concessions of free rent and alteration and repair of the Premises) as Landlord, in its reasonable discretion, may determine, and Landlord may collect and receive the rents from such reletting. So such reentry or taking possession of the Premises by Landlord will be construed as an election on Landlord’s part to terminate this Lease unless a notice of such intention is given to Tenant. No notice from Landlord under this Section or under a forcible or unlawful entry and detainer statute or similar law will constitute an election by Landlord to terminate this Lease unless such notice specifically so states.

25.3. Continuing Liability After Termination. If this Lease is terminated on account of an Event of Default, Tenant will remain liable to Landlord for damages in an amount equal to the Rent and other amounts that would have been owing by Tenant for the balance of the Term, had this Lease not been terminated, less the net proceeds, if any, of any reletting of the Premises by Landlord subsequent to such termination, after deducting all of Landlord’s reasonable expenses in connection with such reletting (on a pro rata basis if the term of such reletting extends beyond the Expiration Date), including all repossession costs, brokerage commissions, attorneys’ fees, tenant improvement allowances, fit-up costs, and other expenses of preparation for such reletting. Landlord will be entitled to collect such damages from Tenant monthly on the day on which Monthly Base Rent and other amounts would have been payable under this Lease if this Lease had not been terminated and Landlord will be entitled to receive such Monthly Base Rent and other amounts from Tenant on each such day. Alternatively, at the option of Landlord, in the event this Lease is so terminated, Landlord will be entitled to recover against Tenant as damages for loss of the bargain and not as a penalty:

(a) The worth at the time of award of the unpaid Rent that had been earned at the time of termination;

(b) The worth at the time of award of the amount by which the unpaid Rent that would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; and

(c) The worth at the time of award of the amount by which the unpaid Rent for the balance of the Term of this Lease (had the same not been so terminated by Landlord) after the time of award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided.

In determining the amount of rental loss that could have been reasonably avoided, appropriate deductions from rent to be received upon a reletting shall be made for all repossession costs, brokerage commissions, attorneys’ fees, tenant improvement allowances, fit-up costs, and other expenses of preparation for such reletting. The “worth at the time of award” of the amounts referred to in clauses (a) and (b) above is computed by adding interest at the Interest Rate as of the date on which this Lease is terminated from the date of termination until the time of the award. The worth at the time of award of the amount referred to in clause (c) above is computed by discounting such amount at the interest rate for U.S. Treasury obligations with a maturity date on or about the Expiration Date (if this Lease had not been terminated).

25.4. Cumulative Remedies. Any suit or suits for the recovery of the amounts and damages set forth in this Article may be brought by Landlord, from time to time, at Landlord’s election, and nothing in this Lease will be deemed to require Landlord to await the date upon which this Lease or the Term would have expired had there occurred no Event of Default. Each right and remedy provided for in this Lease is cumulative and is in addition to every other right or remedy provided for in this Lease or now or after the Lease Date existing at law or in equity or by statute or otherwise, and the exercise or beginning of the exercise by Landlord of any one or more of the rights or remedies provided for in this Lease or now or after the Lease Date existing at law or in equity or by statute or otherwise will not preclude the simultaneous or later exercise by Landlord of any or all other rights or remedies provided for in this Lease or now or after the Lease Date existing at law or in equity or by statute or otherwise.

25.5. Waiver of Redemption. Tenant waives any right of redemption arising as a result of Landlord’s exercise of its remedies under this Lease; provided, however, that if a bona fide dispute exists, such waiver shall not apply unless Tenant fails to stay or satisfy a judgment entered against it within 30 days after the date of entry.

25.6. Duty to Mitigate. Notwithstanding anything to the contrary in this Lease, following an Event of Default by Tenant, Landlord shall act in a commercially reasonable manner to mitigate its damages, but this provision shall not be construed to require Landlord to re-let the Premises before all other vacant space in Phase One is leased.

ARTICLE 26

SIGNS

26.1. Exterior Signs; Monuments. Tenant, at its cost, may install (i) two signs on the exterior of Building 1 and one sign on the exterior of Building 2 with its name and logo(s) (collectively, “Tenant’s Exterior Signs”), and (ii) one ground mounted monument on the grounds of Phase One (“Tenant’s Monument Sign”), the location of which shall be selected by Tenant, subject to Landlord’s approval, which shall not be unreasonably withheld. Tenant’s right to display its name and logo on Tenant’s Exterior Signs and Tenant’s Monument Sign shall be exclusive. Tenant, at its cost, also shall have the nonexclusive right to display its name and logo(s) on any ground mounted monuments at the intersection of Key West Boulevard and/or Great Seneca Highway that are provided by Landlord to display the names of tenants in Phase One (“Tenant’s Nonexclusive Monument Signs” and hereinafter, together with Tenant’s Exterior Signs and Tenant’s Monument Sign, collectively referred to as “Tenant’s Signs”). If permitted by law, Landlord shall provide at least one such ground mounted monument for the display of tenant names in Phase One.

26.2. Approval; Maintenance. The design, size, and location of Tenant’s Signs shall be first approved by Landlord (with Tenant’s current logo being hereby approved as a permitted building sign), but such approval shall not be unreasonably withheld. Tenant’s Signs shall comply with all Laws. Tenant shall maintain Tenant’s Signs in good condition at all times, shall remove them at the end of the Term, and shall repair any damage caused by such removal. Landlord may impose commercially reasonable conditions to the erection and installation of Tenant’s Signs, including (i) reasonable approval of Tenant’s contractor(s), and (ii) periodic inspection by Landlord’s representative, at Landlord’s expense of the erection and installation of Tenant’s Signs.

26.3. Installation Cost. Tenant shall bear all costs associated with the fabrication and installation of Tenant’s Signs. The fabrication and installation of Tenant’s Signs in connection with Tenant’s initial occupancy are included in Tenant’s Work and the cost thereof may be allowed as a charge against Tenant’s Allowance.

26.4. Interior Signs. Tenant, at its expense, may install signage on the interior of the Premises without Landlord’s approval, provided the interior signage is not visible from the exterior of the Building and complies with all Laws.

26.5. Limitation on Phase One Building Signage. There shall be no more than two exterior signs in the aggregate (i.e., including Tenant’s Exterior Signs) on Building 1, and no more than one exterior sign in the aggregate on each of Building 2 and 3 (except for exterior signage for retail tenants to the extent allowed under Section 26.9). Tenant may have a sign on the exterior of Building 3 (the “Building 3 Exterior Sign” (as long as Tenant leases more rentable area in Building 3 than any other tenant). For any other tenant of Building 3 to have the right to the Building 3 Exterior Sign, that tenant must lease 5l% or more of the rentable area in Building 3.

26.6. Phase Two Signage. In granting exterior signage rights to other tenants in Phase Two, Landlord shall require that such signs (collectively, “Phase Two Signage”) comply with all Laws then in effect. In addition, if the Laws pertaining to Phase Two Signage in effect as of the Lease Date (“Existing Signage Laws”) are amended to become less restrictive, then Landlord shall require all Phase Two Signage to comply with all Existing Signage Laws.

26.7. No Other Signs Permitted. Except as provided in this Article 26, Tenant shall not inscribe, paint, affix or display any signs, advertisements or notices on the windows or exterior walls of the Premises or elsewhere in the Park.

26.8. Limitation on Signage Rights. The signage rights granted in this Article 26 shall only apply with respect to Tenant’s Exterior Signs on Building 1 so long as Tenant leases at least 75% of the rentable area of Building 1. If Tenant leases less than 75% of the rentable area of Building 1, then so long as (i) Tenant leases at least 25% of the rentable area of Building 1, and (ii) is either the largest or second largest tenant in Building 1, Tenant may maintain one exterior sign on Building 1. Landlord may require Tenant to remove any signs for which Tenant has lost its signage rights hereunder and to repair all damage caused by the removal.

26.9. Restrictions on Exterior Park Signage. No tenant shall be permitted any flags or other exterior signage in the Park except as follows: (i) monument signs, (ii) signs on the exterior of buildings, subject to the limitations in this Article, and (iii) for ground floor retail tenants only, exterior signage directly above each tenant’s premises, which shall be below the second floor and no longer than the length of each tenant’s premises, All exterior monument, building facade and retail signage in the Park shall be subject to uniform signage criteria established by Landlord, which shall be consistent with the signage criteria in modern Class A office parks of similar age, quality and location in the Northern 1-270 Corridor.

26.l0. Limitations on Monument Signage. In addition to the other provisions of this Article pertaining to monuments, monuments in Phase One provided by Landlord to display tenant names shall be subject to the following restrictions: (i) there shall be no more than four tenant names on each monument, (ii) Tenant’s name shall be in the first position on each monument, and (iii) Tenant’s name on each monument shall be significantly larger than the name of any other tenant.

ARTICLE 27

PARKING

27.1. Tenant’s Parking Allocation. Phase One will have a five level parking garage (the “Garage”). During the Term, Tenant will be entitled to use a pro rata share of parking spaces in the Garage at a ratio of 4.02 parking spaces per 1,000 rentable square feat of the Premises (the “Parking Spaces”). Except as provided in Section 27.2, all of the Parking Spaces will be non-reserved.

27.2. Reserved Spaces. Fifty of the Parking Spaces shall be reserved for use by Tenant (the “Reserved Parking Spaces”). Tenant shall pay the cost of painting (and repainting, as needed) the Reserved Parking Spaces with a “Manugistics Reserved” designation. Exhibit K hereto shows the location of the Reserved Parking Spaces.

27.3. No Charge for Parking. At no time during the Term shall there be any cost, charge, rental or other fee payable by Tenant for use of the Parking Spaces. If during any Renewal Period, the market for leases for modern Class A office buildings in the Northern 1-270 Corridor provides for paid parking, then the free parking provided to Tenant shall be a factor considered in determining Current Market Rent.

27.4. Enforcement. Tenant, at its cost, shall be responsible for policing use of the Reserved Spaces, and Landlord shall cooperate with Tenant as reasonably required to enforce Tenant’s right to use them (including written authorization to tow). Following notice from Tenant that some or all of the Non-Reserved spaces are not available for Tenant’s use, Landlord shall act in a commercially reasonable manner (including towing unauthorized vehicles) to enforce Tenant’s right to use the Non-Reserved Spaces hereunder.

27.5. Parking Rules and Regulations. Tenant, its employees and invitees shall observe reasonable safety precautions in the use of the Garage, and shall at all times abide by all reasonable rules and regulations promulgated by Landlord governing the use of the Garage. Landlord does not assume any responsibility for any damage or loss to any automobiles parked in the Garage or to any personal property located therein.

27.6. Handicapped Parking. Landlord, at its cost, shall install all handicap parking and the signage therefore on Phase One as is required by all Laws. Maintenance costs for such handicapped parking and signage shall be included in Operating Expenses to the extent permitted by Article 5.

27.7. Parking Ratio for Additional Premises. If Tenant leases additional space in the Park pursuant to Articles 30 or 31 hereof, Landlord shall provide Tenant with additional parking at a ratio of 4.02 parking spaces per 1,000 rentable square feet of additional space leased (with additional reserved parking at the same ratio as the initial Premises (50/210,184)]. In addition, if Tenant leases all of Building 3, Tenant shall be entitled to use all parking spaces in Phase One, except for handicapped parking and for use of three parking spaces by Landlord, its employees, agents and contractors.

ARTICLE 28

ANTENNA ROOF RIGHTS; CABLING

28.1. Right to Use Roof for Antenna. During the Term, Tenant, at its cost, shall have the right to install and maintain on the roofs of the Premises telecommunications equipment, together with the cables extending from such equipment to the other areas of the Premises, subject to the conditions in this Article (said telecommunications equipment and all related cables, boosters and other equipment are referred to hereafter individually and collectively as the “Antenna”).

28.2. Approval of Specifications. The location, size, weight, height and all other specifications of the Antenna and the manner of installation shall be Subject to Landlord’s reasonable approval, this may be withheld only on one of the following grounds: (i) adverse affect on the structural integrity of the Premises, (ii) unsightly appearance, or (iii) violation of Laws. Tenant shall install appropriate screening of the Antenna as reasonably required by Landlord.

28.3. Compliance with Laws. The Antenna and the installation thereof shall comply with all Laws. If, at any time during the Term, the Antenna does not comply with all such Laws, Tenant shall immediately remove the Antenna or modify the Antenna to bring it into compliance with such Laws. Tenant’s failure to obtain any permit required in order to initially install the Antenna, or a subsequent inability to maintain the Antenna for any reason, shall have no effect on this Lease other than to nullify the right to install and use the Antenna.

28.4. Maintenance. Tenant shall maintain the Antenna in clean, good and safe condition and in a manner that avoids interference with or disruption to Landlord and other tenants of the Park. Tenant shall have access to the mechanical room, risers and roofs of the Premises to install, operate, maintain, repair, replace, and remove the Antenna.

28.5. Removal at End of Term. At the expiration or earlier termination of the term of this Lease, Tenant shall remove the Antenna and surrender the area of the roofs occupied thereby in good condition, including patching and repairing any roof penetrations caused by the Antenna or Tenant’s use of the roof to ensure the water tightness of the roof membrane, ordinary wear and tear and unavoidable damage by the elements excepted.

28.6. No Additional Rent. Landlord shall not charge Tenant any rent or other fees for the privilege of installing and maintaining the Antenna. Tenant shall be responsible for paying all electric charges incurred in connection with the operation of the Antenna.

28.7. Exclusive Use of Roofs. Tenant’s right to install and maintain Antenna on the roofs of the Premises shall be exclusive. In addition, if Tenant leases all of Building 3, its right to install and maintain Antenna on the roof of Building 3 also shall be exclusive.

28.8. Antenna Limited to Consumer Use in Phase One. All rooftop Antenna use in Phase One (whether by Landlord, Tenant, another tenant or otherwise) shall be solely for telecommunications services to support the business operations of the tenant(s) and occupant (s) of the particular Building within Phase One, and to provide services to such tenants’ or occupants’ customers.

28.9. Cabling. Tenant, at its coat, shall have the right to run underground utilities, cables, lines, and other facilities (collectively, the “Cabling”) from the street and between Building 1 and Building 2 to the mechanical rooms and risers of the Premises, provided that for all purposes of this Lease such Cabling (excluding the conduit or housing thereof) shall be deemed to be Atypical Alterations, requiring Landlord’s reasonable consent to the manner of installation only and otherwise subject to the provisions of, Section 13.1. The plans and specifications for the Cabling, which will be subject to Landlord’s reasonable approval, must clearly delineate the location, depth, and dimensions of all space in which said Cabling will be located and the size, weight, and other specifications of the Cabling. Landlord shall have the right to require Tenant to relocate the Cabling running through the land to another location if Landlord determines that the Cabling shall interfere with Landlord’s plans to further develop, redevelop, or operate the Park, provided that Landlord shall be obligated to reimburse Tenant for all reasonable costs incurred by Tenant associated with such relocation of the Cabling, and the relocation shall be affected in a manner which will minimize the disruption to Tenant’s operations. Tenant’s placement of the Cabling shall be at Tenant’s own risk and Landlord shall have no liability for damage thereto or loss thereof. Tenant shall maintain the Cabling in good and safe condition and in a manner that avoids interference with or disruption to Landlord and other tenants in the Park. The foregoing provisions of this Section 28.9 notwithstanding, Landlord shall not require that underground Cabling be excavated by Tenant or at Tenant’s expense.

28.10. No Interference by Other Tenants. Landlord shall require all other parties to whom Landlord grants roof rights in the Park for telecommunications equipment to agree that they will not interfere with the operation of any Antenna being operated by Tenant as of the date such party’s telecommunications equipment is installed. If any third party breaches this agreement, Landlord shall take commercially reasonable efforts to prohibit any such interference, including, if necessary, promptly filing and diligently prosecuting suit.

ARTICLE 29

RENEWAL OPTIONS

29.1. Exercise of Renewal Options. Subject to the terms of this Article 29, Tenant shall have the right (each, a “Renewal Option” and together the “Renewal Options”) to extend the Term for 3 period(s) of 5 Lease years (each a, “Renewal Period” and together the “Renewal Periods”), provided Tenant gives notice (a “Renewal Notice”) to Landlord of its election to exercise a Renewal Option no less than 15 months and no more than 30 months before the then applicable Expiration Date (subject to Tenant’s right to exercise a Renewal Option early under Sections 10.3 and 31.5). Upon Tenant’s timely exercise of a Renewal Option, the Term shall be irrevocably extended for the term of the Renewal Period, subject to delivery of a “Renewal Withdrawal Notice” (as hereinafter defined).

29.2. Rent During Renewal Periods. All terms and conditions of this Lease shall remain in full force and effect during any Renewal Period, except that (i) all economic terms (i.e., Monthly Base Rent, increases thereof during the Renewal Period, and Additional Rent) shall be adjusted to equal 95% of the “Current Market Rent” (as defined below), and (ii) the Security Deposit shall be adjusted pursuant to Section 29.3 (but shall remain at one hundred percent (100%) of current Market Rent terms, not ninety-five percent (95%).

29.3. Definition of Current Market Rent. The “Current Market Rent” for purposes of this Lease shall mean the prevailing market rent as of the date such market rent is to go into effect for leases of office space of comparable quality, location, level of finish and lease term as the Premises, in the Park and in other comparable office buildings located in the Northern 1-270 Corridors for a tenant of credit-worthiness comparable to that of Tenant, taking into account all relevant factors, including the building’s age, condition and size, any significant renovation of the building, all components of rent, including base rent, the number, type and base year for various rent escalations, base year and pass-throughs for operating expenses and real estate taxes, and any Concessions. Comparables will be limited to leases of at least 100,000 square feet of office space, but if there are then less than 6 comparables of that size, then, to the extent feasible, comparables will be limited to leases of at least 50,000 square feet. The determination of Current Market Rent shall include establishing new lease terms consistent with market terms at such time relating to base rent, base year, rent escalations, pass-throughs of real estate taxes and operating expenses, and the amount (together with any reduction schedule thereof of the Security Deposit (based on “as is” deals, i.e., without tenant improvements allowance, brokerage commissions, or other Landlord expenditures) to modify or replace as appropriate the then existing terms contained in this Lease relating to such items. The term “Concessions” means any free or reduced rent periods, construction allowances, or other concessions.

29.4. Landlord’s Notice of Current Market Rent. Within 10 days after receipt of Tenant’s Renewal Notice, Landlord shall provide Tenant with Landlord’s good faith determination of the Current Market Rent. During the 45-day period following delivery of Landlord’s good faith determination, Landlord and Tenant shall negotiate in an effort to mutually agree upon the Current Market Rent, which agreement shall be evidenced by the parties’ execution of a Lease amendment reflecting such extension and the new economic terms thereof.

29.5. Three Broker Method. (a) If Landlord and Tenant fail to execute a Lease amendment reflecting such extension within the aforesaid 45-day negotiation period, then Tenant may deliver to Landlord prior to expiration of said 45-day negotiation period a notice withdrawing the exercise of its Renewal Option (the “Renewal Withdrawal Notice”), in which event this Article 29 shall be null and void and the Term shall expire on the existing Expiration Date. If Tenant does not deliver the Renewal Withdrawal Notice prior to the expiration of the aforesaid 45-day negotiation period without execution of such a Lease amendment, than the Renewal Notice shall become irrevocable and the Current Market Rent shall be determined pursuant to the following procedure the (“Three Broker Method’): a panel of three Leasing Experts shall be selected, one of whom shall be named by Landlord, one by Tenant, and the third selected by the two so appointed. Landlord and Tenant shall each make its appointment within 5 days after the expiration of the 15-day period, and shall notify the other of its choice within such time. If either party fails to select a Leasing Expert within such time, the Leasing Expert selected by the other party shall establish the Current Market Rent. The two Leasing Experts selected by Landlord and Tenant shall promptly select a third Leasing Expert within 10 days after they both have been appointed. If the Leasing Experts selected by the parties fail to select a third Leasing Expert within such time, the parties may select such third Leasing Expert, or either party may request such appointment by the president of the Greater Washington Commercial Association of Realtors. Within 16 days after the third Leasing Expert is selected, each Leasing Expert shall determine the Current Market Rent, and submit to the parties in writing his or her determination of the Current Market Rent. The Current Market Rent shall be the average of the two closest rental determinations and the parties shall be bound by such decision. Landlord and Tenant shall each pay the fee of the Leasing Expert selected by it, and shall equally share the payment of the fee of the third Leasing Expert.

(a) The parties shall execute a Lease amendment reflecting the extension and the new economic terms within 10 days after the Leasing Experts’ determination of the Current Market Rent, but failure to execute such amendment shall not affect the commencement of the Renewal Period or Tenant’s obligation to pay rent during that Renewal Period at the rate established pursuant to this Section.

(b) If the final determination of the Current Market Rent is not made by the first day of the applicable Renewal Period in accordance with the provisions of this Section 29.5, pending such final determination, Tenant shall continue to pay an amount equal to Monthly Base Rent and Additional Rent payable by Tenant on the Expiration Date of the Term immediately prior to the first day of the applicable Renewal period. If, based upon the final determination of the Leasing Experts or the agreement of the parties, such rental payments made by Tenant for such portion of the first year of the Renewal Period differ from the new rent to be paid by Tenant during the first year of the Renewal Period, the parties shall promptly adjust such amount by a cash payment.

29.6. Renewal for Less than Entire Premises. Tenant may exercise a Renewal Option for less than the entire Premises then being leased by Tenant provided (i) Tenant specifies the portion of the Premises to be renewed in its Renewal Notice and (ii) the portion of the Premises to be renewed consists of at least two contiguous full floors, beginning at either the top or bottom of a Building. In no event may Tenant exercise a Renewal Option for a partial floor. If Tenant makes the election provided in this Section 29.6, Landlord, at its Cost, will perform any work caused by the reduction in the Premises that is related to the mechanical and electrical systems or required to comply with Laws; provided, however, that in no event will Landlord be required to remove or close any internal staircases.

29.7. Tenant May Not Be in Default. Any Renewal Notice delivered by Tenant shall be effective only if this Lease is in full force and effect and no uncured Event of Default or Unredeemed Repeated Default exists at the time the Renewal Notice is delivered by Tenant. If a Renewal Notice is ineffective when delivered, such Renewal Notice shall be deemed delivered upon the cure of such Event of Default or the redemption of such Unredeemed Repeated Default, and if such Renewal Notice is deemed delivered within the required time frame set forth in Section 29.1, it shall be effective to exercise the applicable Renewal Option. The preceding sentence shall in no way be deemed to expand the rights of Tenant to cure an Event of Default or redeem a Repeated Default, or limit the remedies of Landlord, beyond those otherwise set forth in this Lease.

ARTICLE 30

BUILDING 3 EXPANSION OPTION

30.1. Option to Lease Building 3 Expansion Space. Subject to the terms of this Article 30, Tenant shall have the option (the “Building 3 Expansion Option”) to lease additional space in Building 3 prior to the initial lease up of such space by any other tenant. (Space leased pursuant to this Article 30 is referred to hereafter as the “Building 3 Expansion Space.”)

30.2. Exercise of Building 3 Expansion Option; Determination of Building 3 Expansion Space. If Tenant desires to exercise its Building 3 Expansion Option, Tenant shall so notify Landlord in writing (the “Building 3 Expansion Notice”). Tenant’s Building 3 Expansion Notice must identify the size and location of the Building 3 Expansion Space, which may consist of any or all of the rentable area in Building 3 (other than “Building 3 Lapsed Space,” as defined in Section 30.5), so long as (i) the

Building 3 Expansion Space consists of at least one full floor, and (ii) if the Building 3 Expansion Space includes a partial floor, the Building 3 Expansion Space on the partial floor must start at one end of the floor, be contiguous as one unit, and leave a minimum of 5,000 rentable square feet available on such partial floor.

30.3. Exercise within 180 Days. If Tenant exercises the Building 3 Expansion Option (by delivery of the Building 3 Expansion Notice) on or before the 180th day after the Lease Date (the “Lock-In Date’), time being of the essence, which exercise shall be irrevocable, the Building 3 Expansion Space identified in the Building 3 Expansion Notice delivered within such 180-day period shall be leased on the same terms and conditions as the Premises as though it had been leased along with the Premises as of the Lease Commencement Date, except that (i) Landlord shall build out the Building I Expansion Space pursuant to the same procedure (and with the same tenant improvement allowance, on a rentable square foot basis) as is provided in the Work Agreement, and the lease term for the Building 3 Expansion Space shall commence on the earlier of Tenant’s conduct of business therein or on the 60th day after the date upon which Landlord tenders possession of the Building 3 Expansion Space to Tenant as so built out (the “Building 3 Expansion Space Commencement Date”), (ii) effective as of the Building 3 Expansion Space Commencement Date, Tenant’s Proportionate Share shall be increased to include the Building 3 Expansion Space, (iii) the Base Rental Rate for the first 12 month period after the Building 3 Expansion Space Commencement Date shall be $23.00 per rentable square foot, with increases at the commencement of each 12 month period thereafter of 3%, compounded (i.e., 3% of the previous year’s rent per square foot), and (iv) the Security Deposit shall be increased in accordance with the provisions of Section 22.7.

30.4. Exercise After 180 Days. If Tenant exercises the Building 3 Expansion Option after the Lock-In Date, then the Building 3 Expansion Space identified in the Building 3 Expansion Notice delivered after such Lock-In Date shall be leased on the same terms and conditions as the Premises, except that (i) the Building 3 Expansion Space Commencement Date shall be the earlier of Tenant’s conduct of business therein or 60 days after delivery of possession, provided that if Tenant elects for Landlord to construct the tenant improvements, the Building 3 Expansion Space Commencement Date shall be the earlier of Tenant’s conduct of business therein or upon the date of Landlord’s substantial completion of such tenant improvements as the parties shall agree to (with sufficient advance notice for Tenant to arrange move-in, installation of cabling, end the like); (ii) effective as of the Building 3 Commencement Date, Tenant’s Proportionate Share shall be increased to include the Building 3 Expansion Space; (iii) all economic terms (including the construction allowance for the Building 3 Expansion Space) shall be adjusted to equal l00% of the then-prevailing Current Market Rent, except that the Security Deposit shall remain the same, subject to the provisions of Section 22.7. During the 45-day period following delivery of the Building 3 Expansion Notice, Landlord and Tenant shall negotiate in an effort to mutually agree upon the Current Market Rent, which agreement shall be evidenced by the parties’ execution of a Lease amendment reflecting such expansion and the economic terms thereof. If Landlord and Tenant fail to execute a Lease amendment reflecting such expansion within the aforesaid 45-day negotiation period, then Tenant may deliver to Landlord prior to the expiration of said 45-day negotiation period a notice withdrawing the exercise of its Building 3 Expansion Option (the “Building 3 Expansion Withdrawal Notice”), in which event the aforesaid Building 3 Expansion Option shall automatically expire and become null and void with respect to the rentable area which is the subject of such Building 3 Expansion Notice. If Tenant does not deliver the Building 3 Expansion Withdrawal Notice prior to the expiration of the aforesaid 45-day period without execution of such a Lease amendment, then the aforesaid Building 3 Expansion Notice shall become irrevocable and Current Market Rent shall be determined pursuant to the Three Broker Method.

30.5. Third Party Offer. Notwithstanding any other provision of this Article 30, if Landlord delivers to Tenant notice that Landlord has received a bona fide written third party offer (“Building 3 Third Party Offer”) that Landlord is pursuing with respect to the leasing of not less than one full floor of Building 3, then the Building 3 Expansion Option shall automatically expire and become null and void with respect to the rentable area which is the Subject of Building 3 Third Party Offer (as identified in Landlord’s notice and hereinafter referred to as the “Building 3 Third Party Offer Area”) unless Tenant exercises the Building 3 Expansion Option with respect to the Building 3 Third Party Offer Area (by delivery of the Building 3 Expansion Notice) within 10 days after receipt of Landlord’s notice. Landlord’s notice will contain a copy of the Building 3 Third Party Offer, provided that (i) to the extent required by a confidentiality agreement requested by the third-party offeror, Landlord may redact the non-economic portions of the Building 3 Third Party Offer given to Tenant, and (ii) Tenant agrees to maintain the Building 3 Third Party Offer in the strictest confidence and not disclose same to any other party (other than to Tenant’s counsel, accountants, and other agents of Tenant who have a need to know such information for the purpose of advising Tenant of its rights hereunder, or as is required to be disclosed by law or by regulatory or judicial process). (Any space with respect to which the Building 3 Expansion Option expires pursuant to the provisions of Section 30.4 or this Section 30.5 is referred to herein as the “Building 3 Lapsed Space”). If Tenant does not exercise the Building 3 Expansion Option within such 10-day period, then the Building 3 Expansion Option shall continue to apply only to the rentable areas in Building 3 other than Building 3 Lapsed Spaces provided, however, that if Landlord does not enter into a lease for the Building 3 Lapsed Space within 120 days after such 10-day period expires, Landlord shall again offer such Building 3 Lapsed Space to Tenant pursuant to the procedure provided in this Section. If Tenant exercises the Building 3 Expansion Option with respect to the Building 3 Third Party Offer Area within such 10-day period, then (i) the economic terms shall be determined pursuant to Section 30.3 above if Tenant exercises on or before the Lock In Date, and (ii) the economic terms shall be determined pursuant to Section 30.4 if Tenant exercises after the Lock-In Date.

30.6. Execution of Lease Amendment. The parties shall execute an amendment to this Lease reflecting the lease of the Building 3 Expansion Space within 10 days after Tenant receives the amendment from Landlord, but failure to execute such amendment shall not affect the commencement of the term for the Building 3 Expansion Space or Tenant’s obligations to pay rent for the Building 3 Expansion Space in accordance with this Article 30.

30.7. Tenant May Not Be in Default. Any Building 3 Expansion Notice delivered by Tenant shall be effective only if this Lease is in full force and effect and no uncured Event of Default or Unredeemed Repeated Default exists at the time the Building 3 Expansion Notice is delivered by Tenant. If a Building 3 Expansion Notice is ineffective when delivered, such Building 3 Expansion Notice shall be deemed delivered upon the cure of such Event of Default or the redemption of such Unredeemed Repeated Default, and if such Building 3 Expansion Notice is deemed delivered within the required time frame set forth in this Article 30, it shall be effective to exercise the applicable Building 3 Expansion Option. The preceding sentence shall in no way be deemed to expand the rights of Tenant to cure an Event of Default or redeem a Repeated Default, or limit the remedies of Landlord, beyond those otherwise set forth in this Lease.

ARTICLE 31

RIGHT OF FIRST OFFER

31.1. Right of First Offer. Subject to the terms of this Article 31, during the Term, Tenant shall have a continuing right of first offer (the “First Offer Right”) to negotiate for the lease of any office space which becomes available from time-to-time (i) in Phase Two (both initially and after initial lease up), or (ii) in Building 3 after the initial lease up of such space to other tenants (each of such spaces being referred to as “First Offer Space”). The First Offer Space may be leased pursuant to the procedure set forth below, and any space so leased is referred to hereafter as the “Expansion Space.”

31.2. Upcoming Availability Report. Landlord shall, within 15 days after Tenant’s request (given no more than twice annually, not counting reminder notices), deliver to Tenant a report of all First Offer Space coming available in the Park during the next twelve (12) calendar months (the “Upcoming Availability Report”). For each new building in Phase Two, the Upcoming Availability Report shall list the date Landlord estimates it will substantially complete construction of the base building improvements and site work for such new building. After initial lease up to another tenant, whether in Building 3 or in buildings in Phase Two, the Upcoming Availability Report shall list the date Landlord expects the lease of the existing tenant of the First Offer Space to expire or otherwise terminate.

31.3. Delivery of Availability Notice. Before entering into binding lease agreements with any other tenants or prospective tenants with respect to any First Offer Space, Landlord shall offer the First Offer Space to Tenant by delivering to Tenant notice of the availability of First Offer Space (the “Availability Notice”). The Availability Notice must identify the size and location of the available First Offer Space (the “Available First Offer Space”), and the date Landlord expects it to become available. For new buildings in Phase Two, Landlord shall make the First Offer Space available to Tenant prior to initial lease up to any other tenant. After initial lease up to another tenant, the availability of such First Offer Space will be subject only to the lease term of the existing tenant of such space, and to the term of any renewal period(s) granted in such existing tenant’s initial lease (whether such tenant exercises its right to such renewal period(s) in accordance with the terms set forth in such tenant’s initial lease or subsequently negotiates renewal period(s) on different terms, so long as the renewal period(s) are not extended beyond the term of the renewal period(s) granted in such tenant’s initial lease). Commencing on the date of Tenant’s receipt of the Availability Notice, Tenant shall have 30 days to exercise its First Offer Right to lease all of the Available First Offer Space identified in the Availability Notice (or a lesser amount so long as such lesser amount constitutes one or more full floors) by delivering to Landlord within such 30-day period Tenant’s notice (the “Acceptance Notice”) of its irrevocable election to lease either all or a permitted lesser amount of the Available First Offer Space (as identified in the Acceptance Notice). The foregoing sentence notwithstanding, if Landlord fails to deliver an Upcoming Availability Report within the 15-day period required pursuant to Section 31.2, then the 30-day period for Tenant to elect to exercise the First Offer Right and lease the Available First Offer Space shall be extended by the number of days by which Landlord fails to timely deliver the Upcoming Availability Report to Tenant, except that the maximum number of days of extension shall be 30, plus the number of days by which Landlord fails to deliver the Upcoming Availability Report to Tenant after Tenant delivers a reminder notice to Landlord again requesting the Upcoming Availability Report that was not delivered.

31.4. Failure to Exercise First Offer Right. If Tenant fails to timely exercise its First Offer Right to lease the Available First Offer Space identified in Landlord’s Availability Notice within the 30-day time period set forth in Section 31.3 (as the same may have been extended pursuant to the terms of Section 31.3), time being of the essence, then Tenant’s First Offer Right with respect to said space shall automatically expire until such time as such space has been rented to another tenant and is about to become available again, at which time Landlord shall again be required to offer such space to Tenant pursuant to the procedures set forth in this Article 31 prior to leasing it to any other tenants or prospective tenants.

31.5. Exercise of First Offer Right. If Tenant timely exercises its First Offer Right to lease all or a permitted lesser amount of the Available First Offer Space identified in Landlord’s Availability Notice, then the term of this Lease for such space (the “Expansion Space”) shall expire on the same date as the Term expires with respect to the original Premises (i.e., on the Expiration Date). Notwithstanding the foregoing or any other provision of this Lease, if the remainder of the Term at the time Tenant delivers its Acceptance Notice is less than five years, then in order for Tenant’s Acceptance Notice to be valid, Tenant must elect one of the following alternatives in its Acceptance Notice: (1) if one or more Renewal Options set forth in Article 29 is then remaining, Tenant may exercise the Renewal Option for the next available Renewal Period, even if the date of said exercise is prior to the date Tenant would otherwise be permitted to exercise such Renewal Option pursuant to Section 29.1 (but said exercise shall be irrevocable and Tenant may not thereafter deliver a Renewal Withdrawal Notice), and the procedure for the determination of the new economic terms for said Renewal Period shall not commence until the date it otherwise would have if Tenant had exercised said Renewal Option on the earliest date permitted by Section 29.1, and the new economic terms for said Renewal Period shall go into effect for the entire Premises (including all expansion spaces) on the same date it would have had Tenant exercised said Renewal Option at the time contemplated by Section 29.1 or (ii) Tenant may enter into a “stub” extension so that the Expiration Date of this Lease shall be extended to that date which is five (5) years from the First Offer Space Commencement Date, without Tenant losing (i.e., being deemed to have used) any of the then remaining Renewal Options set forth in Section 29.1. For purposes of this Article 31, the period of time from the original Expiration Date (at the expiration of the tenth (10th) Lease Year) to the new Expiration Date as extended by the immediately preceding sentence is referred to as the “Stub Period”). If the Stub Period is two (2) years or less, then all economic terms of this Lease shall remain the same for all Non-Expansion Space during the Stub Period, except that commencing on the first day of the Stub Period, which will be the beginning of the eleventh (11th) Lease year, the Base Rental Rate will be increased by 3%, i.e., to $29.23, and on each anniversary thereof during the Stub Period the Base Rental Rate will be increased by 3% of the amount of the Base Rental Rate in effect during the preceding Lease Year. If the Stub Period is more than two years, then all economic terms for the Non-Expansion Space shall be adjusted to equal 100% of the Current Market Rent. For a Stub Period of more than two years, if the parties have not executed a Lease amendment reflecting the economic terms for the Non-Expansion Space by the later of (i) 30 days after delivery of the Acceptance Notice, or (ii) 6 months prior to the expiration of the 10th Lease Year, then the Current Market Rent shall be determined pursuant to the Three Broker Method. For purposes of this Article 31, the term “Non-Expansion Space” shall mean all space within Buildings 1 and 2, and all additional space leased by Tenant before the applicable Acceptance Notice where the remainder of the Term at the time Tenant delivers its Acceptance Notice is less than five years.

31.6. Terms of Lease of Expansion Space. If Tenant timely exercises its First Offer Right to Lease such Available First Offer Space, then for the balance of the original Term, as it may have been extended by a Stub Period pursuant to Section 31.5, the Expansion Space identified in Tenant’s

Acceptance Notice shall be leased on the same terms and conditions as the Premises, except that the “Expansion Space Commencement Date” shall be upon Landlord’s delivery of possession thereof, provided that if Tenant elects for Landlord to construct the tenant improvements, the Expansion Space Commencement Date shall be upon the date of Landlord’s substantial completion of such tenant improvements as the parties shall agree to (with sufficient advance notice for Tenant to arrange move-in, installation of cabling, and the like); (ii) effective as of the Expansion Space Commencement Date, Tenant’s Proportionate Share shall be increased to include the Expansion Space; (iii) all economic terms shall be adjusted to equal one hundred percent (100%) of the then-prevailing Current Market Rent, except that the Security Deposit shall remain the same, subject to the provisions of Section 22.7. During the 45-day period following delivery of the Acceptance Notice, Landlord and Tenant shall negotiate in. an effort to mutually agree upon the Current Market Rent, which agreement shall be evidenced by the parties execution of a Lease amendment reflecting such expansion and the economic terms thereof. If Landlord and Tenant fail to execute a Lease amendment reflecting such expansion within the aforesaid 45-day negotiation period, then Tenant may deliver to Landlord prior to the expiration of said 45-day negotiation period a notice withdrawing the exercise of its First Offer Right (the “First Offer Right Withdrawal Notice”), in which event the aforesaid First Offer Right shall automatically expire and become null and void with respect to the rentable area which is the subject of such Acceptance Notice. If Tenant does not deliver the First Offer Right Withdrawal Notice prior to the expiration of the aforesaid 45-day period without execution of such a Lease amendment, then the aforesaid Acceptance Notice shall become irrevocable and Current Market Rent shall be determined pursuant to the Three Broker Method.

31.7. Execution of Lease Amendment. The parties shall execute an amendment to this Lease reflecting the lease of the Expansion Space within 10 days after Tenant receives the amendment from Landlord but failure to execute such amendment shall not affect the commencement of the term for the Expansion Space or Tenant’s obligation to pay rent for the Expansion Space in accordance with this Article 31.

31.8. Tenant May Not Be in Default. Any Acceptance Notice delivered by Tenant shall be effective only if this Lease is in full force and effect and no uncured Event of Default or Unredeemed Repeated Default exists at the time the Acceptance Notice is delivered by Tenant. If an Acceptance Notice is ineffective when delivered, such Acceptance Notice shall be deemed delivered upon the cure of such Event of Default or the redemption of such Unredeemed Repeated Default, and if such Building 3 Acceptance Notice is deemed delivered within the required timeframe set forth in this Article 31, it shall be effective to exercise the applicable First Offer Right. The preceding sentence shall in no way be deemed to expand the rights of Tenant to cure an Event of Default or redeem a Repeated Default, or limit the remedies of Landlord, beyond those otherwise set forth in this Lease.

ARTICLE 32

MISCELLANEOUS

32.1. Joint and Several Liability. If Landlord or Tenant is composed of more than one signatory to this Lease, each signatory of Landlord or Tenant (as the case may be) will be jointly and severally liable with each other signatory for payment and performance according to this Lease. The act of, notice to, notice from, refund to, or signature of any signatory of Landlord or Tenant (including modifications of this Lease made by fewer than all such signatories) will bind every other signatory of Landlord or Tenant (as the case may be) as though every other signatory had so acted, or received or given the notice or refund, or signed.

32.2. No Construction Against Drafting Party. Landlord and Tenant acknowledge that each of them and their counsel have had an opportunity to review this Lease and that this Lease will not be construed against Landlord merely because Landlord has prepared it.

32.3. No Recordation of Lease. This Lease may not be recorded; however, either party may elect, at its cost, to record a memorandum of this Lease, omitting all financial terms.

32.4. No Waiver. No waiver by Landlord or Tenant of any agreement, condition, or provision contained in this Lease will be valid or binding unless expressed in writing and signed by the party to be charged. The waiver by Landlord or Tenant of any agreement, condition, or provision contained in this Lease will not be deemed to be a waiver of any subsequent breach of the same or any other agreement, condition, or provision contained in this Lease, nor will any custom or practice that may occur between the parties in the administration of the terms of this Lease be construed to waive or to lessen the right of either party to insist upon the performance by the other party in strict accordance with the terms of this Lease. The subsequent acceptance of Rent by Landlord will not be deemed to be a waiver of any preceding breach by Tenant of any provision of this Lease, other than the failure of Tenant to pay the particular Rent so accepted, regardless of Landlord’s knowledge of such preceding breach at the time of acceptance of such Rent.

32.5. Limitation on Recourse. Tenant specifically agrees to look solely to Landlord’s interest in the Park (including insurance, condemnation and sales proceeds thereof) for the recovery of any judgments against Landlord. It is agreed that Landlord (and its agents, shareholders, venturers, and partners, and their shareholders, venturers, and partners and all of their officers, directors and employees) will not be personally liable for any such judgments. Notwithstanding the foregoing, this Section shall be subject to Landlord’s liability for the return of the Security Deposit under Section 22.3 i.e., in connection with a sale or other transfer of Landlord’s interest in the premises, Landlord shall not be released from liability for the return of the Security Deposit until the vendee or transferee has received the Security Deposit and assumed in writing Landlord’s obligations under this Lease.

32.6. Estoppel Certificates.

(a) At any time and from time to time within 15 days after receipt of a request by Landlord (but no more often than once annually except in connection with a sale or refinancing), Tenant will execute, acknowledge, and deliver to Landlord, a certificate certifying if true (and corrected if not true) (i) that this Lease is unmodified and in full force and effect or, if there have been modifications that this Lease is in full force and effect, as modified, and stating the date and nature of each modification; (ii) the date, if any, to which Rent and other sums payable under this Lease have been paid; (iii) that no notice of any default has been delivered to Landlord which default has not been cured, except as to defaults specified in said certificate; (iv) that Tenant has no actual knowledge (without independent investigation) of any event of default under this Lease or an event which, with notice or the passage of time, or both, would result in an event of default under this Lease, except for defaults specified in said certificate; and (v) such other matters as may be reasonably requested by Landlord. Any such certificate may be relied upon by any prospective purchaser or existing or prospective mortgagee or beneficiary under any deed of trust of the Premises or any part thereof.

(b) At any time and from time to time within 15 days after receipt of a request by Tenant (but no more often than once annually except in connection with a sale or financing of Tenant’s business operations), Landlord will execute, acknowledge, and deliver to Tenant, a certificate certifying if true (and corrected if not true) (i) that this Lease is unmodified and in full force and effect or, if there have been modifications, that this Lease is in full force and effect, as modified, and stating the date and nature of each modification; (ii) the date, if any, to which Rent and other sums payable under this Lease have bean paid; (iii) that no notice of any default has been delivered to Tenant which default has not been cured, except as to defaults specified in said certificate; (iv) that Landlord has no actual knowledge (without any independent investigation) of any event of default under this Lease or an event which, with notice or the passage of time, or both, would result in an event of default under this Lease, except for defaults specified in said certificate; and (v) such other matters as may be reasonably requested by Tenant. Any such certificate may be relied upon by any prospective purchaser or lender with respect to Tenant’s business,

32.7. Attorneys’ Fees. If Landlord and Tenant litigate any provision of this Lease or the subject matter of this Lease, the unsuccessful litigant will pay to the successful litigant all costs and expenses, including reasonable attorneys’ fees and court costs, incurred by the successful litigant at trial and on any appeal. In addition, all costs incurred by either party in collecting any amounts and damages owed by the other pursuant to this Lease or to enforce any provision of this Lease, including reasonable attorneys’ fees from the date any such matter is turned over to an attorney, whether or not one or more actions are commenced by such party, also will be recoverable by such party,

32.8. Holding Over. Tenant will have no right to remain in possession of all or any part of the Premises after the expiration of the Term and Landlord may re-enter and take possession of the Premises, reserving its rights to collect damages sustained by reason of Tenant’s unlawful retention of possession of the Premises or any part thereof; provided, however, that Tenant shall not be liable for any consequential damages (e.g., damages resulting from Landlord’s loss of a lease or from Landlord’s inability to deliver the Premises to a new tenant on time) unless Tenant holds over without Landlord’s consent for 90 days or more. If Tenant remains in possession of all or any part of the Premises after the expiration of the Term, with the express written consent of Landlord: (a) such tenancy will be deemed to be a periodic tenancy from month-to-month only; (b) such tenancy will not constitute a renewal or extension of this Lease for any further term; and (c) such tenancy may be terminated by Landlord or Tenant upon notice to the other party, in which case such tenancy shall terminate on the last day of the next month following the month in which the termination notice is given. During this month-to-month tenancy, Monthly Base Rent will be increased to an amount equal to l50% of the Monthly Base Rent payable during the last month of the Term, and all Additional Rent due under this Lease will be payable in the amounts and at the times specified in this Lease. During such month-to-month tenancy, the parties will observe every other term, condition, and covenant contained in this Lease. If Landlord and Tenant enter into a new lease commencing at the termination date of this Lease then any amounts in excess of the Monthly Base Rent which were paid to Landlord as a result of the holding over will be credited to Tenant on the next ensuing payment(s) of Monthly Base Rent.

32.9. Notices. Any notice, request, demand, consent, approval, or other communication required or permitted under this Lease shall be in writing and shall be deemed to have been given only (i) on the first business day after same is deposited for next day delivery with any nationally recognized overnight carrier that routinely issues receipts or confirms delivery, or (ii) on the third business day after the same is deposited in any depository regularly maintained by the United States Postal Service, postage prepaid, certified mail, return receipt requested, addressed to the party for whom it is intended at its address(es) set forth in Section 1.1. Either Landlord or Tenant may add additional addresses or change its address for purposes of receipt of any such communication by giving 10 days’ prior notice of such change to the other party in the manner prescribed in this Section.

32.10. Severability. If any provision of this Lease proves to be illegal, invalid, or unenforceable (in its entirety or with respect to any person or circumstance), the remainder of this Lease will not be affected by such finding, and in lieu of each provision of this Lease that is illegal, invalid, or unenforceable a provision shall be deemed added as a part of this Lease as similar in terms to such illegal, invalid, or unenforceable provision as may be possible and be legal, valid, and enforceable.

32.11. Written Amendment Required. No amendment, alteration, modification of, or addition to the Lease will be valid or binding unless expressed in writing and signed by Landlord and Tenant.

32.12. Entire Agreement. This Lease, the exhibits and addenda, if any, contain the entire agreement between Landlord and Tenant. No promises or representations, except as contained in this Lease, have been made to Tenant respecting the condition or the manner of operating the Premises.

32.13. Captions. The captions of the various articles and sections of this Lease are for convenience only and do not necessarily define, limit, describe, or construe the contents of such articles or sections.

32.14. Notice of Landlord’s Default. In the event of any alleged default in the obligation of Landlord under this Lease, Tenant will deliver to Landlord notice listing the reasons for Landlord’s default and Landlord will have 30 days following receipt of such notice to cure such alleged default (the “30-Day Cure Period”) or, in the event the alleged default cannot reasonably be cured within a 30-day period, to commence action and proceed diligently to cure such alleged default. A copy of such notice to Landlord will be sent to any holder of a mortgage or other encumbrance on the Premises of which Tenant has been notified in writing, and (so long as such holder agrees in writing to undertake the cure) any such holder will also have an additional like period to cure such alleged default. If (i) Landlord fails to cure any such alleged default within the 30-Day Cure Period or, if the alleged default cannot reasonably be cured within the 30-Day Cure Period, Landlord fails to commence curing such alleged default and to proceed diligently to cure such alleged default within a reasonable time period thereafter, and (ii) the alleged default adversely affects any of the following aspects of the Premises: access, life safety systems, lighting, elevators, electricity, HVAC or the restrooms, then Tenant may cure the alleged default. If Tenant cures the alleged default, Landlord shall remit to Tenant the reasonable costs of effecting the cure (together with an administrative charge of 10%).

32.15. Authority. Tenant and the party executing this Lease on behalf of Tenant represent to Landlord that such party is authorized to do so by requisite action of the board of directors or partners, as the case may be, and agree upon request to deliver to Landlord a resolution or similar document to that effect.

32.16. Brokers, Landlord and Tenant each represents that it had no dealings with any real estate broker, finder or other agent with respect to this Lease in any manner, except as specified in Section 1.1(x) Landlord and Tenant shall each indemnify and hold the other harmless from and against any claims for brokerage or other commissions arising from or out of any breach of the foregoing representation. Pursuant to separate agreements, Landlord shall pay the Brokers the commissions due with respect to this Lease.

32.17. Governing Law. This Lease will be governed by and construed pursuant to the laws of the State of Maryland, without regard to conflicts of laws principles.

32.18. Late Payments. Any Rent or other monetary obligation due Landlord that is not paid within 10 days after it is due will accrue interest at the Interest Rate from the date on which it was due until the date on which it is paid in full with accrued interest. If any Rent or other monetary obligation due Landlord is not paid within five business days after it is due, then, in addition to the foregoing, Tenant shall pay Landlord a late charge of 5% of the amount dues provided, however, that during each Lease Year, for only the first payment not made when due, no late charge shall be assessed if payment is received by Landlord within five business days after notice from Landlord that payment is past due. After one late payment is made during a given Lease Year of which Landlord has given Tenant notice, the late charge shall apply automatically, without notice to Tenant, to any further payments during that Lease Year made after the expiration of the 5-business day period provided herein. In no event will Tenant be entitled to receive notice before accrual of the interest provided in this Section.

32.19. No Easements for Air or Light. Any diminution or shutting off of light, air, or view by any structure that may be erected on lands adjacent to the Premises will in no way affect this Lease or impose any liability on Landlord. However, this Section shall not be construed to allow Landlord to construct Building 3 in any location other than as shown on the Site Plan.

32.20. Tax Credits. Landlord is entitled to claim all tax credits and depreciation attributable to Landlord’s Work and Tenant’s Work. Landlord and Tenant acknowledge that the Tenant Allowance and Additional Allowance set forth in the Work Agreement are for the specific purpose of constructing or improving long term lease property. Promptly after Landlord’s demand, Landlord and Tenant will prepare a detailed list of the leasehold improvements and fixtures and their respective costs for which Landlord or Tenant has paid. Landlord will be entitled to all credits and depreciation for those items for which Landlord has paid either directly or by means of any Tenant finish allowance or otherwise. Tenant will be entitled to any tax credits and depreciation for all items for which Tenant has paid with funds not provided by Landlord.

32.21. Binding Effect. The covenants, conditions, and agreements contained in this Lease will bind and inure to the benefit of Landlord and Tenant and their respective heirs, distributees, executors, administrators, successors, and, except as otherwise expressly provided in this Lease, their assigns,

32.22. Rights Cumulative. All rights and remedies of Landlord and Tenant under this Lease shall be cumulative and none shall exclude any other rights and remedies allowed by law, except as otherwise expressly set forth in this Lease.

32.23. Name of Park. The name of the Park shall be agreed upon by Landlord and Tenant. Thereafter, Landlord may not change the name of the Park during the Term without Tenant’s approval, which shall not be unreasonably withheld.

32.24. Force Majeure. When a period of time is herein prescribed for any action to be taken by Landlord or Tenant, neither Landlord nor Tenant shall be liable or responsible for, and there shall be excluded from the computation for any such period of time, any delays due to strikes, riots, Acts of God, scarcity of labor or materials, war, regulations or restrictions or any other causes of any kind whatsoever which are beyond the control of Landlord or Tenant, as the case may be; provided, however, that this Section 32.24 shall not apply with respect to (i) Tenant’s obligation to pay Rent and other sums due under this Lease, or (ii) the 300-day time period in Section 17.2.

32.25. Third Party Beneficiary. No person shall be a third party beneficiary hereunder, and that none of the provisions of this Lease shall be for the benefit of or be enforceable by anyone other than the parties hereto, and that only the parties hereto and their permitted assignees shall have rights hereunder.

32.26. No Joint Venture. Landlord and Tenant are not and shall not be deemed to be, for any purpose, partners, or joint venturers with each other.

32.27. Waiver of Jury Trial. Landlord and Tenant by this Section 32.27 waive trial by jury in any action, proceeding, or counterclaim brought by either of the parties to this lease against the other on any matters whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, Tenant’s use or occupancy of the premises, or any other claims (except claims for personal injury or property damage), and any emergency statutory or any other statutory remedy

32.28. Limitation on Landlord’s Liability. Notwithstanding anything to the contrary in this Lease, any liability of Landlord to Tenant under this Lease shall be limited to direct damages and shall not include indirect, consequential, incidental, or punitive damages, including any liability to Tenant for lost profits or interruption of business; provided, however, that this Section shall not be construed to limit any right expressly granted to Tenant in this Lease to abate or set off against Rent or to terminate this Lease.

32.29. Limitation on Tenant’s Liability. Notwithstanding anything to the contrary in this Lease, any liability of Tenant to Landlord under this Lease shall be limited to direct damages and shall not include indirect, consequential, incidental, or punitive damages, including any liability to Landlord for lost profits or interruption of business; provided, however, that this Section shall not be construed to limit any of Landlord’s remedies provided under Article 25 or Section 32.8.

32.30. Interpretation. “Include,” “includes,” and “including” mean considered as part of a larger group, and not limited to the items recited. “Shall” means is obligated to. “May” means “is permitted to.” The necessary grammatical changes required to make the provisions hereof apply either to corporations, partnerships, or individuals, men or women, as the case may be, shall in all cases be assumed as though in each case fully expressed. Except as otherwise provided in this Lease, “year” means a calendar year, and “month” means a calendar month. Whenever a party is required to act “diligently,” such party must act both diligently and continuously.

32.31. Consents and Approvals. Unless otherwise provided in this Lease, whenever a party’s consent or approval is required hereunder, such consent or approval must be written and provided in advance. Whenever a party’s consent or approval shall not be unreasonably withheld; it also shall not be unreasonably conditioned or delayed. Whenever a party’s approval must be reasonable, such approval shall not be unreasonably withheld, conditioned, or delayed. In each instance where a party refuses to consent to or approve a request of the other party pursuant to this Lease, such party shall deliver to the other party notice of such refusal, which shall specify in reasonable detail the reasons for such refusal, and shall also specify the alternative, if any, most similar to the request which would be consented to or approved.

32.32. Extension of Time for Performance to Next Business Day. Notwithstanding anything to the contrary in this Lease, if the time period for performance of an obligation under this Lease falls on a non-business day, the time for performance shall be extended to the following business day.

32.33. As-Built Plans. Upon completion of the Premises, Landlord, at its cost, shall provide Tenant with a set of as-built plans for the Premises. In addition, if Tenant leases any other space in the Park, Landlord, upon Tenant’s request, shall provide Tenant, at Landlord’s cost, with a set of as-built plans for the additional space.

IN WITNESS WHEREOF, with the specific intent that this document constitute an instrument under seal; the undersigned parties have executed this Office Lease under seal, as of the date above written.

WITNESS/ATTEST:		LANDLORD:

By:	/s/ Eugene A. Carlin, Jr.	By:	/s/John F. Jaeger
(Seal)		John F. Jaeger, Trustee
Eugene A. Carlin, Jr.

TENANT:

Manugistics, Inc.
a Delaware corporation

By:	/s/ Daniel M. Covino	By:	/s/ Raghavan Rajaji
(Seal)
Daniel M. Covino		Name:	Raghavan Rajaji
Corporate Counsel		Title:	Executive Vice President
Chief Financial Officer

EXHIBIT A-1

[intentionally omitted]

A-1

EXHIBIT A-2

[intentionally omitted]

A-2

EXHIBIT B

LEGAL DESCRIPTION OF THE PARK

Lots 1 and 2, Parcel A and Outlot 1, Block D, in a subdivision known as “Decoverly Hall as per plat thereof recorded as Plat No. 21469 among the Land Records of Montgomery County, Maryland, together with the Transit Way Easement shown on said Plat, and Lot 3, Block D, in a subdivision known as “Decoverly Hall” as per plat, thereof recorded as Plat No, 21468 among the Land Records of Montgomery County, Maryland.

B-1

EXHIBIT C

[intentionally omitted]

C-1

EXHIBIT D

WORK AGREEMENT

1. DEFINITIONS. The following terms, when used herein (or elsewhere in the Lease), shall have the meanings set forth below.

A. Acts of God. Fires (whether or not caused by man, but excluding fires caused by the gross negligence or willful misconduct of the party whose time for performance would be extended), earthquakes, tornadoes, floods, hurricanes and all other acts of God.

B. Additional Allowance. Up to $5.00 for each rentable square foot of Premises Rentable Area. The Additional Allowance shall be used for the same purposes as the Allowance, except that no portion of the Additional Allowance may be credited against Monthly Base Rent.

C. Additional Permitted Costs. The cost of the following items related to Tenant’s occupancy of the Premises: telecommunications equipment and installation, signage fabrication and installation, Specialty Items, legal fees, consulting fees, and moving costs.

D. Allowance. $30.00 for each rentable square foot of Premises Rentable Area. The Allowance shall be used to pay for the Permitted Costs. If the Permitted Costs are less than the Allowance, the balance may be used to pay for any Additional Permitted Costs. If the sum of the Permitted Costs and the Additional Permitted Costs is less than the Allowance, the balance shall be credited against Monthly Base Rent first due under the Lease until this balance is exhausted.

E. Base Building Construction Documents. The Landlord’s Contractor’s contract drawings, mechanical, electrical and other technical specifications, and the finishing details for Landlord’s Work. The Base Building Construction Documents shall be subject to Tenant’s approval, which shall not be unreasonably withheld; provided, however, that Tenant may not withhold approval of any design element in the Base Building Construction Documents that was previously approved in the Outline Specifications.

F. Bidding Pool. Clark Construction, Coakley & Williams, Inc., Davis Construction. Inc., and Hitt Contracting, Inc. If circumstances change with respect to a member of the Bidding Pool which would make it not reasonably acceptable to Landlord or Tenant, then Landlord and Tenant each shall have the right to eliminate such contractor from the Bidding Pool (provided that each party may only eliminate 1 contractor), by delivering notice of elimination (and the reasons therefor) to the other party no later than 10 days before the scheduled date for release of the bid package, and in such event Landlord and Tenant shall reasonably agree, within 5 days thereafter, to a substitute qualified general contractor(s) to be included in the Bidding Pool.

G. Change Order. Any change to the approved Tenant Construction Documents or to the approved Base Building Construction Documents.

H. Contractor. The general contractor selected pursuant to this Work Agreement to perform Tenant’s Work.

I. Excess Cost. The amount, if any, by which the total Permitted Costs exceeds the sum of the Allowance and Additional Allowance.

J. Existing Landlords. The landlords under the Existing Leases.

K. Existing Leases. The lease agreement dated May 1, 1992, as amended, between GTE Realty Corporation, a Delaware corporation (as landlord) and Tenant (as tenant) for premises located at 2115 East Jefferson Street Rockville, Maryland 20852~4999, and the lease agreement, as amended, dated April, 1997 between Shady Grove Associates II, a Massachusetts partnership (as landlord) and Tenant (as tenant) for premises located at 9231 Corporate Boulevard, Rockville, Maryland. The terms of the Existing Leases expire on April 30, 2002 and July 31, 2002, respectively.

L. Failure to Complete Damages. All damages actually suffered by Tenant as a result of the occurrence of one of the events described in Section 19.A below, including holdover rent, damages paid to the Existing Landlords, any difference between the Rent payable under the Lease and rent payable under any new lease Tenant enters into, and additional design, consulting, and legal fees; provided, however, that Failure to Complete Damages shall be subject to the following limitations: (i) Landlord’s maximum liability shall be $1,500,000, (ii) Landlord shall not be liable for any consequential damages (except to the extent Tenant is liable for consequential damages under the Existing Leases), and (iii) the element of holdover costs attributable to rent for which Landlord is liable shall be limited to the “excess” or “holdover premium,” such that Tenant shall remain liable for that portion of the rent during any holdover period equal to the rent in effect for such Existing Lease as of the last month of the term of the Existing Lease prior to the holdover period.

M. Landlord’s Architect. DNC Architects, Inc.

N. Landlord’s Construction Manager. DANAC Corporation.

O. Landlord’s Contractor. The general contractor selected by Landlord to perform Landlord’s Work, which shall be Coakley & Williams, Inc.

P. Landlord’s Representative. Steve Virostek. Landlord’s Representative shall be the person authorized to review and approve all plans, drawings, Change Orders, and approvals for Landlord’s Work and Tenant’s Work. Landlord’s Representative shall be generally available during business hours each day during the period for design and construction of Landlord’s Work and Tenant’s Work, During any period that Landlord’s Representative is out of town, Landlord’s Representative shall designate in writing a temporary alternate, who shall function as Landlord’s Representative while Landlord’s Representative is out of town. Tenant shall not be obligated to respond to or act upon any item until such item has been initialed by Landlord’s Representative. Landlord’s Representative shall fully bind Landlord in connection with Landlord’s Work and Tenant’s Work, without the need for Tenant to make any inquiry with respect to authority. Landlord’s Representative shall have the right to participate in all construction progress meetings for both Landlord’s Work and Tenant’s Work, Landlord’s designation of Landlord’s Representative shall remain effective until such time as Tenant receives notice from Landlord revoking such designation and designating a new Landlord’s Representative.

Q. Landlord’s Work. All of the improvements described in the Outline Specifications.

R. Lease Termination Milestone Dates. The Lease Termination Milestone Dates shall be as follows:

Action	Date
Landlord’s construction loan closing.	January l5, 2001
Rough grading permit for Landlord’s Work issued.	April 15, 2001
Pouring of building footings and foundations for Landlord’s Work commenced.	June 1, 2001
Lease Commencement Date	October 1, 2002

If Tenant Delay or Acts of God occur, then all of the affected Lease Termination Milestone Dates shall be changed to such later dates(s) to reflect the number of days of delay actually caused by Tenant Delay or Acts of God. Landlord shall give Tenant prompt notice of any such change in the Lease Termination Milestone Dates.

S. Long Lead Items. Any item or element of Tenant’s Work that because of the nature of its construction or manufacturing process or industry production standards, will not be available at the Premises in time to meet a critical path deadline on Contractor’s construction schedule. To qualify as a

Long Lead Item, the item must be identified by Landlord no later then at the time the Tenant Construction Documents are approved. The term Long Lead Items” includes any item of Tenant’s Work that may not be completed until after installation of a Long Lead Item.

T. Outline Specifications. The Outline Specifications and drawings dated March 7, 2000, revised December 7, 2000, which are attached to the Lease as Exhibit L. The parties have reviewed and approved the Outline Specifications.

U. Permitted Costs. Any of the following costs: (i) the portion of Landlord’s Work to be paid by Tenant under Section 3 below, and (ii) all costs to complete Tenant’s Work, including construction costs, architectural and engineering fees (incurred by both Landlord and Tenant), the fee paid to Tenants Construction Manager, the fee paid to Landlord’s Construction Manager (subject to Section 10 below), and the cost of obtaining building and occupancy permits.

V. Punchlist. A list of construction items to be completed after the Lease Commencement Date that are minor in character and do not prevent Tenant’s use of the Premises for its intended purpose.

W. Space Plan. The plan showing the outline of Tenant’s Work, including the location of offices, conference rooms, and other areas. The Space Plan shall be subject to Landlord’s approval, which shall not be unreasonably withheld.

X. Specialty Items. Telephone and computer cable and wiring, modular furniture, specialty millwork, security systems, other furniture, fixtures and equipment, and related items. Specialty Items also may include Tenants data center and/or labs, provided Tenant gives Landlord notice of the inclusion of those items by the date Tenant submits the proposed Tenant Construction Documents to Landlord for approval.

Y. Substantial Completion. Completion of Landlord’s Work and Tenant’s Work in accordance with the Base Building Construction Documents and Tenant Construction Documents, respectively, except for Punchlist items and Long Lead Items. In addition, Substantial Completion shall not occur until (i) the utility, life safety and HVAC systems serving the Premises are fully operational, and (ii) the Garage is complete and Tenant has access to all of its Parking Spaces. Landlord shall keep Tenant reasonably apprised of the anticipated date of Substantial Completion throughout the construction period.

Z. Tenant Construction Documents. The Contractor’s contract drawings, mechanical, electrical and other technical specifications, and the finishing details for Tenant’s Work, including wall finishes and colors and technical and mechanical equipment installations, if any. The Tenant Construction Documents shall be subject to Landlord’s approval, which shall not be unreasonably withheld; provided, however, that (i) Landlord may not withhold approval of any design element in the Tenant Construction Documents that was previously approved in the Space Plan, and (ii) Landlord’s consent shall not be required for design elements that do not adversely affect the Building systems or structure or are not visible from the exterior of the Premises.

AA. Tenant’s Architect. Ai. Upon notice to Landlord, Tenant may change Tenant’s Architect.

BB. Tenant’s Construction Manager. Himes Associates, Ltd. Upon notice to Landlord, Tenant may change Tenant’s Construction Manager.

CC. Tenant Delay. Any delay in completing Landlord’s Work or Tenant’s Work caused by any of the following: (1) the failure to meet any deadlines in this Work Agreement imposed upon Tenant or its agents (including Tenant’s Architect), (ii) any Change Orders to the Base Building Construction Documents proposed by Tenant containing time extensions, (iii) any Change Orders to the Tenant Construction Documents containing time extensions and approved by Tenant (subject to the exception provided below), (iv) interference with the construction process by any person employed or retained by Tenant, including Tenant’s Construction Manager and the contractors supplying or installing Specialty Items, or (v) any Long Lead Items that Tenant requires Landlord to use pursuant to Section 12 of this Work Agreement. A Tenant Delay shall be deemed to occur only to the extent that it actually results in a delay in completing Landlord’s Work or Tenant’s Work. Within five days after a Tenant Delay occurs, Landlord shall give Tenant notice thereof. If Landlord fails to give Tenant notice within this 5-day period, the period from the start of the delay until the date of Landlord’s notice shall be disregarded in determining the extent of the Tenant Delay hereunder. Notwithstanding the foregoing, a Change Order to the Tenant Construction Documents under clause (iii) above shall not constitute a Tenant Delay if the Change Order is necessitated by Landlord’s failure to construct Landlord’s Work in accordance with the Base Building Construction Documents. For purposes of interpreting the preceding sentence, the term “Base Building Construction Documents” shall mean the Base Building Construction Documents plus all Change Orders thereto approved pursuant to Section 11 below except for any such change Orders initiated by Landlord after July 15, 2001.

DD. Tenant’s Representative. Robert Hummer. Tenant’s Representative shall be the person authorized to review and approve all plans, drawings, Change Orders, and approvals for Landlord’s Work and Tenant’s Work. Tenant’s Representative shall be generally available during business hours each day during the period for design and construction of Landlord’s Work and Tenant’s Work. During any period that Tenant’s Representative is out of town, Tenant’s Representative shall designate in writing a temporary alternate, who shall function as Tenant’s Representative while Tenant’s Representative is out of town. Landlord shall not be obligated to respond to or act upon any item until such item has been initialed by Tenant’s Representative, Tenant’s Representative shall fully bind Tenant in connection with the Tenant’s Work, without the need for Landlord to make any inquiry with respect to authority, Tenant’s Representative shall have the right to participate in all construction progress meetings for both Landlord’s Work and Tenant’s Work. Tenant’s designation of Tenant’s Representative shall remain effective until such time as Landlord receives notice from Tenant revoking such designation and designating a new Tenant’s Representative.

EE. Tenant’s Work. The leasehold improvements to the Premises to be designed and constructed pursuant to this Work Agreement. The term “Tenant’s Work” shall not include any Specialty Items.

FF. Used Additional Allowance. The portion of the Additional Allowance, if any, that Tenant requires Landlord to provide under Section 7 below.

2. SCHEDULE FOR COMPLETION OF LANDLORD’S WORK. The parties shall adhere to the following schedule with respect to Landlord’s Work:

Action	Deadline
Landlord submits design development drawings for the base building to Tenant for approval.	December 1, 2000

Landlord submits proposed Base Building Construction Documents to Tenant for approval.	December 14, 2000

Tenant approves Base Building Construction Documents or proposes revisions.	December 21, 2000

Landlord submits revised Base Building Construction Documents to Tenant for approval (if necessary).	January 4, 2001

Tenant approves revised Base Building Construction Documents (if necessary).	January 11, 2001

Construction commences.	February 1, 2001

Construction Substantially Completed.	May 1, 2002

3. COMPLETION OF LANDLORDS WORK.

A. Landlord, at its cost (subject to subsection B below), will cause Landlord’s Work to be completed by Landlord’s Contractor, Landlord’s Work will be performed in a professional and workmanlike manner, in accordance with the Base Building Construction Documents, and in compliance with all Laws. All construction materials used for Landlord’s Work shall be new and of first quality. Except as otherwise provided in this Work Agreement, Landlord, its agents and contractors shall be solely responsible for the management, coordination, performance and timely completion of Landlord’s Work.

B. Tenant shall pay $136,654 of the cost of Landlord’s Work. This payment shall be made from the Allowance within 30 days after the HVAC system in the Premises is installed.

4. SCHEDULE FOR COMPLETION OF TENANT’S WORK. The parties shall adhere to the following schedule with respect to Tenant’s Work:

Action	Deadline
Tenant submits proposed Space Plan to Landlord for approval.	April 2, 2001

Landlord approves Space Plan or proposes revisions.	April 9, 2001

Tenant submits revised Space Plan to Landlord for approval (if necessary).	April 16, 2001

Landlord approves revised Space Plan (if necessary).	April 23, 2001

Tenant submits proposed Tenant Construction Documents to Landlord for approval.	June 29, 2001

Landlord approves Tenant Construction Documents or proposes revisions.	July 6, 2001

Tenant submits revised Tenant Construction. Documents to Landlord for approval (if necessary).	July 13, 2001

Landlord approves revised Construction Documents (if necessary).	July 20, 2001

Bidding Pool agreed to.	March 1, 2001

Bid package submitted to Bidding Pool.	August 3, 2001

Tenant selects Contractor.	August 31. 2001

Construction commences.	Upon receipt of building permit

Construction Substantially Completed.	May 1, 2002

5. SELECTION OF CONTRACTOR. Contractor shall be selected under a proper Competitive bid format from the Bidding Pool. Each bid shall be made with the assumption that the successful bidder will enter into a lump sum contract. Before delivering the bid package to the Bidding Pool, Landlord shall submit it to Tenant for review. Landlord shall incorporate all reasonable comments from Tenant to the bid package that are provided to Landlord within five business days after Tenants receive the bid package. An original of each bid shall be delivered to both Landlord and Tenant. Upon receipt of the bids, Landlord shall prepare a detailed bid analysis of each bid, and will provide Tenant with copies of its analyses. Tenant shall select Contractor from the conforming bids in the Bidding Pool.

6. COMPLETION OF TENANT’S WORK. Landlord will cause Tenant’s Work to be completed by Contractor. Tenant’s Work will be performed in a professional and workmanlike manner, in accordance with the Tenant Construction Documents, and in compliance with all Laws. All construction materials used for Tenant’s Work shall be new and of first quality. Except as otherwise provided in this Work Agreement, Landlord, its agents and contractors shall be solely responsible for the management, coordination, performance and timely completion of Tenant’s Work.

7. PAYMENT OF ALLOWANCE AND USED ADDITIONAL ALLOWANCE.

A. Landlord, at its cost, shall provide Tenant with the Allowance. In addition, if the Allowance will be insufficient to pay for all Permitted Costs and Additional Permitted Costs, Tenant, upon notice to Landlord given within 15 days after the Permitted Coats are determined, may require Landlord to provide Tenant with all or any portion of the Additional Allowance. Tenant’s notice shall specify the amount of the Additional Allowance to be provided.

B. Subject to subsection C below, all payments from the Allowance and Used Additional Allowance shall be made by Landlord (or Landlord’s Construction Manager) to Tenant, or, at Tenant’s direction, directly to the applicable vendor.

C. Landlord shall, pay Contractor pursuant to the terms of the construction contract between Landlord and Contractor. However, before making each payment to contractor, Landlord shall obtain the written consent of Tenant’s Representative, which shall not be unreasonably withheld.

D. Other than payments to Contractor (which are governed by subsection C above), payments from the Allowance and Used Additional Allowance for Permitted Costs or Additional Permitted Costs shall be inside within 45 days after Landlord’s receipt of Tenant’s request for payment. Each such request for payment shall be on standard AIA forms, except that, with respect to payments for which AIA forms are not applicable (e.g., payments to a moving company), each such request shall include copies of invoices or other evidence of the amount due.

8. PAYMENT OF EXCESS COST.

A. If there is an Excess Cost, within 10 days after the amount thereof is determined (but, in no event more then 10 days before the start of Tenant’s Work), Tenant shall either (i) pay the amount of the Excess Cost into a mutually agreeable escrow account with a mutually agreeable escrow agent, or (ii) deliver to Landlord an irrevocable standby letter of credit in the amount of the Excess Cost, which letter of credit otherwise meets the requirements in Article 22 of the Lease. If the parties do not agree to an escrow agent within the foregoing 10-day period, the escrow agent shall be Chicago Title Insurance Company, National Business Unit.

B. Each disbursement of the Excess Cost (from the escrow account or letter of credit, as applicable) shall be made simultaneously with each payment of Permitted Costs made by Landlord. The amount of each such disbursement shall be the pro rata share of the payment, based upon the percentage that the total Excess Cost bears to the total Permitted Costs, For example, if a payment of $100,000 is due Contractor, and the total Excess Cost is $5.00 per square foot of Premises Rentable Area and the total Permitted Costs are $40.00 per square foot of Premises Rentable Area, then the amount of the disbursement of the Excess Cost would be $12,500 ($100,000 x 5/40).

9. REPAYMENT OF USED ADDITIONAL ALLOWANCE. Tenant shall repay the Used Additional Allowance, together with interest at the rate of 10% per annum, as Additional Rent, in 120 consecutive, equal monthly payments to Landlord, each of which shall be due on the first day of each month. If the Base Rent Commencement Date is the first day of a month, the first monthly installment shall be due on the Base Rent Commencement Date. If the Base Rent Commencement Date is not the first day of the month, the first monthly installment shall be due on the first day of the month following the Base Rent Commencement Date. Each, disbursement of the Used Additional Allowance shall bear interest at the rate of 10% per annum from date of disbursement until paid. Tenant may prepay the Used Additional Allowance at any time without premium or penalty. For example, if the Premises Rentable Area is 210,184 square feet and Tenant uses the entire Additional Allowance, then the Used Additional Allowance would be $1,050,920, If interest on the Used Additional Allowance before the date the first payment is due is $32,000, then Tenant would repay $1,082,920 in 120 payments of $14,310.87 each.

10. LANDLORDS CONSTRUCTION MANAGEMENT FEE. The fee paid to Landlord’s Construction Manager shall be included in the Permitted Costs, but only up to 2% of the portion of the Permitted Costs that consists of “hard” construction costs. Any fee paid to Landlord’s Construction Manager in excess of this amount shall be paid by Landlord pursuant to a separate agreement, and shall not be paid from the Allowance or Additional Allowance.

11. CHANGE ORDERS.

A. Tenant may propose Change Orders to the Base Building Construction Documents subject to the following conditions: (i) each such Change Order shall be subject to Landlord’s approval, which shall not be unreasonably withheld as long as the Change Order does not adversely affect the marketability of Phase One for lease or sale and is consistent with standards for Class A office parks of similar age, quality and location in the Northern 1-270 Corridor, (ii) each such Change Order shall be subject to the approval of Landlord’s mortgage lender to the extent that such approval is required, by the loan documents between Landlord and its mortgage lender, and (iii) Tenant shall pay any net increase in the cost of Landlord’s Work resulting from each such Change Order (the “Net Cost

Increase”). Each payment to be made pursuant to clause (iii) of the preceding sentence shall be due within 30 days after Tenant’s receipt of Landlord’s invoice therefore; provided, however, that with respect to any such Change Order or series of Change Orders that will result in a Net Cost Increase of more than $50,000, Tenant, simultaneously with the approval of such Change Order or series of Change Orders, shall either (i) pay the amount of the Net Cost Increase into a mutually agreeable escrow account with a mutually agreeable escrow agent, or (ii) deliver to Landlord an irrevocable standby letter of credit in the amount of the Net Cost Increase, which letter of credit otherwise meets the requirements in Article 22 of the Lease. If the parties do not agree upon an escrow agent within 10 days after the need for one is determined, the escrow agent shall be Chicago Title Insurance Company, National Business Unit. With respect to clause (ii) of the first sentence of this Section, Landlord represents to Tenant that, under the loan documents, the mortgage lender’s approval will be required for any Change Order increasing the price of the improvements to be constructed pursuant to this Work Agreement by more than $200,000 for any single Change Order or by more than $500,000 for all Change Orders, and will else be required for any Change Order that materially alters the scope of such improvements.

B. Tenant may propose Change Orders to the Tenant Construction Documents, but each such proposed Change Order shall be subject to Landlord’s approval, which shall not be unreasonably withheld; provided, however, that Landlord’s approval shall not be required for Change Orders that do not adversely affect the Building systems or structure or are not visible from the exterior of the Premises.

C. Landlord may not propose any Change Orders except as necessitated by field conditions or the unavailability of materials. Each such Change Order proposed by Landlord shall be subject to Tenant’s approval, which shall not be unreasonably withheld.

12. LONG LEAD ITEMS. Landlord shall exercise due diligence regarding the identification of all Long Lead Items as well as the procurement process for Long Lead Items and substitutes. Landlord shall notify Tenant of any Long Lead Items within five business days after learning that an item will be a Long Lead Item. Tenant shall have five business days thereafter to elect to (i) omit such Long Lead Item from the from the Tenant Construction Documents, (ii) omit such Long Lead Item and substitute another item therefore that can be promptly fabricated and delivered, or (iii) require such Long Lead Item to be installed when delivered. In order to assist Tenant in identifying a qualified substitute item, Landlord, after submittal by Contractor of a proposed substitution, shall promptly identify for Tenant the estimated delay and any related costs or savings resulting from the substitution. Landlord and Tenant shall cooperate to rework promptly the Tenant Construction Documents (and other items, if necessary) if any such substitution is elected by Tenant.

13. DUTY TO MINIMIZE IMPACT OF DELAYS. In the event of any delays caused by either party in completing Landlord’s Work or Tenant’s Work, each party shall use commercially reasonable efforts to minimize the impact of the delays.

14. PUNCHLIST. Before the Premises are delivered to Tenant, Landlord’s Contractor, Contractor, Tenant’s Construction Manager, Landlord’s Construction Manager, Tenant’s Representative, Landlord’s Representative, Tenant’s Architect and Landlord’s Architect shall make a final inspection of the Premises to ensure that Landlord’s Work has been completed in accordance with the Base Building Construction Documents and that Tenant’s Work has been completed substantially in accordance with the Tenant Construction Documents. Two Punchlists shall be prepared during this inspection, one for items to be completed by Landlord’s Contractor, and the other for items to be completed by Contractor. Landlord’s Contractor and Contractor shall each complete the items on its Punchlist within 60 days after the Lease Commencement Date. If (i) a Punchlist item is not completed within this 60-day time period (or within such earlier period as is required to obtain a permanent certificate of occupancy), and (ii) completion of the item is required for the permanent certificate of occupancy for the Premises, then Tenant, following 10 days’ notice to Landlord, may complete the item and Landlord shall reimburse Tenant for the reasonable cost thereof.

15. DELIVERY OF PREMISES TO TENANT. Upon Substantial Completion of Landlord’s Work and Tenant’s Work, Landlord will deliver possession of the Premises to Tenant. Before delivering the Premises to Tenant, Landlord will obtain a temporary or permanent certificate of occupancy, if one is required by Law for Tenant to occupy the Premises. If Landlord obtains a temporary certificate of occupancy for Tenant, Landlord, within the time frame dictated by the issuing authority, shall obtain a permanent certificate of occupancy. Tenant will cooperate with Landlord as necessary to obtain inspections for any such temporary or permanent certificates of occupancy.

16. EFFECT OF TENANT DELAY ON LEASE COMMENCEMENT DATE. If Landlord is delayed in delivering possession of the Premises to Tenant in accordance with this Work Agreement because of a Tenant Delay, then the date referenced in clause (ii) of Section 1.1(p) of the Lease shall be the date upon which Landlord would have delivered the Premises to Tenant but for the Tenant Delay.

17. EARLY ENTRY BY TENANT TO INSTALL SPECIALTY ITEMS. Landlord shall grant Tenant and its contractors early access to the Premises before the Lease Commencement Date solely for the purpose of installing Specialty Items. Landlord may exercise its reasonable discretion (in accordance with sound construction practice) as to the timing of Tenant’s early entry as such timing relates to the completion of Landlord’s Work and Tenant’s Work. During any periods of such early entry, Tenant shall abide by all terms and conditions of the Lease (including all insurance requirements), but Tenant shall not be required to pay Monthly Base Rent before the Base Rent Commencement Date, Additional Rent under Article 5 of the Lease before the Lease Commencement Date, or electric charges under Article 9 before the Lease Commencement Date.

18. OPTION TO TERMINATE LEASE FOR FAILURE TO MEET LEASE TERMINATION MILESTONE DATES. If any Lease Termination Milestone Date is not met, Tenant shall have the option to terminate the Lease pursuant to this Section. To exercise this option with respect to the first three Lease Termination Milestone Dates, Tenant must give Landlord notice within 30 days after a Lease Termination Milestone Date is missed, time being of the essence. To exercise this option with respect to the final Lease Termination Milestone Date, Tenant must give Landlord notice within 120 days after the Lease Termination Milestone Date is missed, time being of the essence. If Tenant exercises this option, the Lease will terminate as of the date Landlord receives Tenant’s termination notice, and thereafter neither party shall have any further rights or obligations under the Lease, except that Landlord shall remain liable to Tenant for damages to the extent allowed under Section 19 below.

19. LANDLORD’S LIABILITY FOR FAILURE TO COMPLETE DAMAGES.

A. If (i) Tenant terminate the Lease under Section 18 above or (ii) the Lease Commencement Date does not occur by May 1, 2002 for reasons other than Tenant Delay or Acts of

God, then Landlord shall be liable to Tenant for Failure to Complete Damages. With respect to clause (ii) of the preceding sentence, if Tenant Delay or Acts of God occur, then clause (ii) shall continue to apply but May 1, 2002 shall be changed to a later date to reflect the number of days of delay actually caused by Tenant Delay or Acts of God.

B. On the day Landlord closes on its construction loan for Phase One (or as soon thereafter as the first draw under the loan is funded, it being understood that the first draw will occur simultaneously with the loan closing), Landlord will deposit $1,500,000 (the “Landlord Deposit’) for the benefit of Tenant as security for Landlord’s obligation to pay Failure to Complete Damages. At Landlord’s election, Landlord will deliver the Landlord Deposit, with drafting reasonably satisfactory to Tenant, in the form of either (i) an irrevocable standby letter of credit from an FDIC insured commercial bank to be reasonably approved by Tenant, for Tenant to hold until 30 days following completion of Landlord’s Work and Tenant’s Work, delivery of possession of the Premises, and disbursement of the Allowance and Used Additional Allowance (if applicable), to be renewed annually as required, or (ii) a lease guarantee bond from a bona-fide insurance company reasonably approved by Tenant for the same duration as required for the letter of credit. Before any draw is made on the letter of credit or bond to pay Failure to Complete Damages, Tenant shall notify Landlord, and Landlord shall have three business days after receipt of Tenant’s notice in which to pay the Failure to Complete Damages in cash. If Landlord does not pay the Failure to Complete Damages in cash within this three business day period, then Tenant may draw on the letter of credit or bond.

20. TENANT’S DUTY TO MITIGATE DAMAGES. In the event of a Tenant holdover under either or both of the Existing Leases, Tenant will act in good faith to negotiate a lease extension(s) from its Existing Landlord (s) and otherwise to mitigate its damages.

21. LIMITATION ON LANDLORD’S LIABILITY FOR FAILURE TO COMPLETE PREMISES. The remedies provided to Tenant in Sections 18 and 19 of this Work Agreement shall be Tenant’s Sole remedies arising out of Landlord’s failure to perform its obligations under this Work Agreement.

22. ASSIGNMENT OF WARRANTIES. Upon completion of Tenant’s Work, Landlord shall assign to Tenant, on a non-exclusive basis, all construction warranties relating to each item of Tenant’s Work that Tenant is required to maintain under the Lease. Landlord shall correct all defects in the construction of Tenant’s Work occurring within one year after Substantial Completion and shall prosecute all warranties related to any such defects.

23. TENANT MOVE IN. There shall be no charge to Tenant in connection with Tenant’s move into the Premises. Tenant shall have exclusive use of all elevators during Tenant’s move in.

24. STANDARD OF COMPLETION. Whenever in this Work Agreement Landlord, Contractor or Landlord’s Contractor is required to complete Landlord’s Work or Tenant’s Work, it is understood that such work will be completed in accordance with the Construction Documents or Tenant Construction Documents, as applicable, subject to customary deviations and tolerances that are accepted under normal industry standards for first class office buildings.

25. CONSTRUCTION PROGRESS REPORTS. During the course of construction of Landlord’s Work and Tenant’s Work, Landlord will provide Tenant with biweekly construction progress reports. These reports will show the status of each trade. Landlord may use the minutes of construction meetings to satisfy this requirement as long as the minutes include the information required by this Section.

EXHIBIT E

FIRST AMENDMENT TO LEASE

THIS FIRST AMENDMENT TO LEASE (this “Amendment” is made this                      day of 200    , by and between JOHN F., JAEGER, AS TRUSTEE UNDER LAND TRUST AGREEMENT DATED AUGUST 29, 1989 (“Landlord”), and MANUGISTICS, INC., a Delaware corporation (“Tenant”).

W I T N E S S E T H

WHEREAS. Landlord and Tenant are parties to an Office Lease dated as of                      2000 (“Lease”) for the premises known as Building I and Building 2 located in the business park at the intersection of Great Seneca Highway and Key West Avenue in Gaithersburg, Maryland (the “Premises”); and

WHEREAS, the parties desire to confirm certain terms of the Lease, including the Lease Commencement Date, the Base Rent Commencement Date, the Expiration Date, the Monthly Base Rent and the Work Agreement, as set forth below in this Amendment;

NOW THEREFORE, in consideration of the agreements herein contained, the parties hereto agree as follows:

1. Incorporation of Recitals. The recitals set forth in the WHEREAS clauses above are incorporated herein and made part of this Amendment to the same extent as if set forth herein in full.

2. Confirmation of Certain Terms in the Lease. Notwithstanding anything to the contrary in the Lease, Landlord and Tenant hereby certify as follows:

A. Acceptance of the Premises. Tenant has accepted delivery of the Premises under the Lease and recognizes that the Lease is in full force and effect without offset or defense, except for the following:

B. Lease Commencement Date and Base Rent Completion Date. The Lease Commencement Date, and the Base Rent Commencement Date are hereby agreed to be                      and                     , respectively;

C. First Lease Year. The first Lease Year is hereby agreed to be the period from                     ,                      through;

D. Expiration Date. Unless sooner terminated in accordance with the terms of the Lease, the Expiration Date under the Lease is                     .

E. Premises Rentable Area. The total Premises Rentable Area under the Lease is                     , as determined in accordance with GWCAR Method of Measurement, with Building 3 containing                      rentable area and Building 2 containing                      rentable area;

F. Compliance with Work Letter. Landlord and Tenant acknowledge that each party has completed all required performance obligations as contained in the Work Letter in a good and workmanlike manner, in substantial accordance with the plans and specifications therefore and in compliance with all Laws. Landlord and Tenant further certify the following:

(i)	Allowance: Landlord provided Tenant an Allowance in the amount of $30.00 for each rentable square foot of Premises Rentable Area, for a total Allowance amount of $ ;

(ii)	Additional Allowance: (if applicable) In addition to the Allowance, Landlord has also provided Tenant an Additional Allowance in the amount of $5.00 for each rentable square foot of Premises Rentable Area, for a total Additional Allowance amount of $ for Permitted Costs and Additional Permitted Costs beyond the total Allowance amount and Tenant has repaid the Used Additional Allowance to the Landlord as required by the Work Letter; and

(iii)	Excess Costs: (if applicable) Landlord and Tenant recognize that the amount of Excess Costs identified and mutually agreed to by Landlord and Tenant is $ and that all such Excess Costs have been paid as required in the Work Letter.

(iv)	Remaining Balance. (if applicable) The unused portion of the Allowance and Additional Allowance is to be applied as follows:

G. Base Rent Commencement Date. The Base Rent Commencement Date shall be                     ; and

H. Base Rental Rate. The Base Rental Rate under the Lease shall be as follows:

LEASE YEAR	RENT PER RENTABLE SQUARE FOOT PER ANNUM	ANNUAL BASE RENT	MONTHLY INSTALLMENTS
1	$21.75
2	22.40
3	23.07
4	23.77
5	24.48
6	25.21
7	25.97
8	26.75
9	27.55
10	28.38

3. Ratification of Lease. All terms and conditions of the Lease are hereby ratified and affirmed, as modified by this Amendment.

4. Capitalized Terms. All capitalized terms in this Amendment shall have the same meanings as in the Lease unless expressly provided otherwise herein.

5. Counterparts. To facilitate execution, this Amendment may be executed in as many counterparts as may be required; and it shall not be necessary that the signature of each party, or that the signatures of all persons required to bind any party, appear on each counterpart; but it shall be sufficient that the signature of each party, or that the signatures of the persons required to bind any party, appear on one or more of such counterparts. All counterparts shall collectively constitute a single agreement.

IN WITNESS WHEREOF, Landlord and Tenant do hereby execute this Amendment under seal on the day and year first above written.

LANDLORD:

WITNESS:	By:

(SEAL)

John F. Jaeger,
as Trustee under Land Trust dated
August 29, 1989

Agreement

TENANT:

WITNESS:	MANUGISTICS, INC.,
a Delaware corporation

By:
(SEAL)

Name:

Title:

EXHIBIT F

CLEANING SPECIFICATIONS

SCHEDULE

Monday through Friday evenings, Holidays, except New Year’s Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day, and Christmas Day. Cleaning crew to commence work after 5:00 p.m., and to lock doors after completing work.

SERVICES

All supervision, labor, equipment, cleaning materials, plastic liners, rest room supplies, insurance coverage and administration to perform the following duties:

MAIN ENTRANCES & LOBBIES

DAILY:

☒	Sweep, damp mop and buff floors; vacuum carpets.

☒	Spot clean walls around doors, switch plates, and door handles.

☒	Clean glass doors and walls.

☒	Collect trash.

☒	Clean ash urns; replenish sand as needed.

☒	Clean and/or vacuum any furniture and/or accessory equipment.

☒	Clean duronotic window and glass framing and windowsills.

☒	Remove all cobwebs from windows, corners, and ceilings.

☒	Vacuum walk-off mats and HVAC floor vents.

MONTHLY:

☒	Recondition, floors; strip and wax.

☒	Clean metal trim on entrance doors.

☒	Shampoo walk-off mats.

☒	Dust emergency light fixtures.

CORRIDORS

DAILY:

☒	Dry sweep end spot clean resilient floors; vacuum carpet.

☒	Buff floors as needed.

☒	Clean and polish water fountains.

MONTHLY:

☒	Vacuum air vents.

☒	Spot clean carpet.

☒	Dust suite signs and pictures.

QUARTERLY:

☒	Dust fixtures: pictures, mail chutes, fire boxes, extinguishers, etc.

☒	Damp mop and buff resilient floors.

☒	Dust vertical surfaces.

ALTERNATE MONTHS:

☒	Recondition floors, or more often as necessary.

AS NEEDED:

☒	Spot clean walls and doors.

ANNUALLY:

☒	Shampoo carpets.

STAIRWAYS AND LANDINGS

DAILY:

☒	Sweep stairs (or vacuum, if carpeted).

☒	Dust railings, ledges, doors, etc.

☒	Remove cobwebs from corners, walls, and ceilings.

WEEKLY:

☒	Damp mop steps.

☒	Spot clean walls and doors.

☒	Dust emergency light fixtures,

REST ROOMS

DAILY:

☒	Collect trash.

☒	Damp mop floors.

☒	Clean, and disinfect bowls, basins, seats, urinals walls, partitions, and baseboards.

☒	Polish fixtures; dispensers, and mirrors.

☒	Refill soap, hand cream, towel, sanitary napkin, and tissue dispensers.

☒	Spot clean walls and doors.

☒	Vacuum exhaust vents.

AS NEEDED:

☒	Replace plastic liners in wastebaskets.

OFFICE AREAS CONFERENCE ROOMS

DAILY:

☒	Collect trash.

☒	Empty ashtrays; damp-wipe clean.

☒	Dust furniture, desks, phones, file cabinets, window ledges, etc.

(Paper left on desk will not be disturbed)

☒	Dry sweep exposed floors and vacuum carpet.

☒	Spot clean walls, doors, and partitions. Remove cobwebs from corners and edges.

☒	Spot clean carpet.

WEEKLY:

☒	Damp mop exposed floor areas and buff as needed.

☒	Vacuum upholstered furniture.

MONTHLY:

☒	Damp mop exposed floor areas and buff as needed.

☒	Vacuum air vents.

QUARTERLY:

☒	Recondition floors as needed.

☒	Clean partitions.

☒	Dust vertical surfaces: walls, woodwork, etc.

☒	Damp clean wastebaskets.

☒	Dust venetian blinds.

AS NEEDED:

☒	Replace plastic liners in wastebaskets.

EXCLUDED AREAS

The following areas will not be cleaned: kitchens, cafeterias, food service facilities, health clubs, fitness facilities, and executive rest rooms; provided, however, that coffee stations, galleys and pantries shall be included in the areas cleaned daily.

EXHIBIT G

RULES AND REGULATIONS

The following rules and regulations have been formulated for the safety and well-being of all the tenants of Phase One.

1. The common areas in the Buildings shall not be obstructed by any tenant or used for any purpose other than ingress and egress to and from the tenant’s premises. Landlord shall have the right to control and operate the common areas, and the facilities furnished for the common use of the tenants in such manner as Landlord, in its sole discretion, deems best for the benefit of the tenants generally. No tenant shall place any mats, trash or other objects in the common areas.

2. No tenant shall permit visitors to its premises in such numbers or under such conditions as to interfere with the use and enjoyment by other tenants of the common areas.

3. No awnings or other projections shall be attached to the outside walls of the Buildings. No drapes, blinds, shades or screens shall be attached to or hung in, or used in connection with, any window or door of a tenant’s premises, without Landlord’s consent.

4. The water and wash closets and other plumbing fixtures shall not be used for any purposes other than those for which they were constructed.

5. There shall be no marking, painting, drilling into or other form of defacing or damage of any part of the shell or core of the Buildings.

6. No bicycles, vehicles or animals, birds or pets of any kind shall be brought into or kept in or about a tenant’s premises. No tenant shall cause or permit any unusual or objectionable odors to originate from its premises. Each tenant shall be obligated to maintain sanitary conditions in any area approved by the Landlord for food and beverage preparation and consumption.

7. No space in or about the Buildings shall be used by any tenant for the manufacture of merchandise, goods or property of any kind nor, in the case of non-retail tenants, for the storage or sale or auction of the same.

8. No flammable, combustible, explosive, hazardous or toxic fluid, chemical, gas or substance shall be brought into or generate or be kept upon a tenant’s premises.

9. No additional locks or bolts of any kind shall be placed upon any of the doors or windows by any tenant, nor shall any changes be made in existing locks or the mechanism thereof. The doors leading to the common areas shall be kept closed during business hours except as they may be used for ingress and egress.

10. All deliveries and removals, or the carrying in or out of any safes, freight, furniture or bulky matter or material of any description, must, take place in such manner and during such hours as Landlord may require. Landlord reserves the right to inspect all freight, furniture or bulky matter or materials to be brought into the Buildings and to exclude from the Buildings anything which violates any of these rules and regulations.

G-1

11. Any person employed by any tenant to do janitorial work within the tenant s premises must obtain Landlord’s written consent prior to commencing such work, and such person shall, while in the Buildings and outside of said premises, comply with all instruction issued by superintendent of the Buildings. Landlord reserves the right to withdraw such consent, in its reasonable discretion, at any time.

12. There shall not be used in any space, or in the common areas of the Buildings, either by any tenant or by jobbers or others in the delivery or receipt of merchandise, any hand trucks, except those equipped with rubber tires and side guards.

13. Canvassing, soliciting and peddling in the Buildings are prohibited and each tenant shall cooperate to prevent the same.

14. No space leased to any tenant shall be used, or permitted to be used, for lodging or sleeping or for any illegal purpose.

15. Employees of Landlord, other than those expressly authorized, are prohibited from receiving any packages or other articles delivered to the Buildings for any tenant and, should any such employee receive any such package or article, he or she in so doing shall be the agent of such tenant and not Landlord.

16. Employees of the Buildings shall not perform, and shall not be requested by any tenant to perform, any work or do anything outside of their regular duties, unless under special instructions from the management of the Buildings.

17. Landlord hereby designates the followings days as holidays (on the dates observed by the Federal government, as applicable), on which days services will not be provided and normal operating hours of the Buildings will not be followed: New Year’s Day; Memorial Day; Independence Day; Labor Day; Thanksgiving Day, the Friday after Thanksgiving; Christmas Day, and any other national holiday promulgated by a Presidential Executive Order or Congressional Act.

18. The Buildings have been designated “non-smoking” buildings. Except for a smoking area outside of the Buildings designated by Landlord, Tenant and its employees, agents, servants, visitors and licensees are prohibited from smoking in the common areas both inside and outside of the Buildings.

19. No firearms, whether concealed or otherwise, shall be allowed in the Buildings at any time.

20. Tenant shall deliver “as-built” plans for all permitted Alterations to the offices of the Buildings upon completion.

21. Tenant shall place a water-proof tray under all plants in the Premises and shall be responsible for any damage to the floors and/or carpets caused by over-watering such plants.

22. Only persons not reasonab1y objectionable to Landlord shall be permitted to furnish newspaper, ice, drinking water, towels, barbering, shoe shining, janitorial services, floor polishing and other similar services and concessions to Tenant, and only at hours and under regulations fixed by Landlord.

G-2

EXHIBIT H

FORM OF NON-DISTURBANCE AGREEMENT

This Subordination, Non-Disturbance and Attornment Agreement (this “Agreement”) dated                     , 200    , is made among MANUGISTICS, INC., a Delaware corporation (“Tenant”), JOHN F. JAEGER, Trustee (“Landlord”) and (“Mortgagee”)

WHEREAS, Mortgagee is the owner of a Promissory Note (herein, as it may have been or may be from time to time renewed, extended, amended, supplemented, or restated, called the “Note”) dated                     , 200    , executed by                      payable to the order of Mortgagee, in the principal face amount of $            , bearing interest and payable as therein provided. The Note is secured by, among other things, a Deed of Trust, Assignment of Rents and Leases and Security Agreement (herein, as it may have been or may be from time to time renewed, extended, amended or supplemented, called the “Mortgage”), recorded or to be recorded in the land records of                     , covering, among other property, the land (the “Land”) described in Exhibit “A” which is attached hereto and incorporated herein by reference, and the improvements (“Improvements”) thereon (such Land and Improvements being herein together called the “Property”);

WHEREAS, Tenant is the tenant under a lease from landlord dated                     , 200     (herein, as it may from time to time be renewed, extended, amended or supplemented, called the “Lease”), covering a portion of the property (said portion being herein referred to as the “Premises”); and

WHEREAS, the term “Landlord” as used herein means the present landlord under the Lease or, if the landlord’s interest is transferred in any manner, the successor(s) or assign(s) occupying the position of landlord under the Lease at the time in question (i.e., prior to transfer to a “New Owner” as defined herein).

NOW, THEREFORE, in consideration of the mutual agreements herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Subordination. Tenant agrees anti covenants that the Lease and the rights of Tenant thereunder, all of Tenant’s right, title and interest in and to the property covered by the Lease, and any lease thereafter executed by Tenant covering any part of the Property, are and shall be subject, subordinate and inferior to (a) the Mortgage and the rights of Mortgagee thereunder, and all right, title and interest of Mortgagee in the Property, and (b) all other security documents now or hereafter securing payment of any indebtedness of Landlord (or any prior landlord) to Mortgagee which cover, or affect the Property (the “Security Documents”). This Agreement is not intended and shall not be construed to subordinate the Lease to any mortgage deed of trust or other security document other than those referred to in the preceding sentence, securing the indebtedness to Mortgagee.

2. Non-Disturbance. Mortgagee agrees that so long as the Lease is in full force and effect and Tenant is not then in default in the payment of rent, additional rent or other payments or in the performance of any of the other terms, covenants or conditions of the Lease on Tenant’s part to be performed (in each instance beyond the period, if any, specified in the Lease within which Tenant may cure any such default).

(a) Tenant’s possession of the Premises under the Lease and any and all of Tenant’s rights under the Lease including, without limitation Tenant’s expansion rights, extension rights and rights of first offer, shall not be disturbed or interfered with by Mortgagee in the exercise of any of its rights under the Mortgage, including foreclosure or any conveyance in lieu of foreclosure, and

(b) Mortgagee will not join Tenant as a party defendant for the purpose of terminating Tenant’s interest and estate under the Lease in any proceeding for foreclosure of the Mortgage.

Mortgagee acknowledges that Tenant will rely on this Agreement in connection with its execution of the Lease.

3. Attornment.

(a) Tenant covenants and agrees that, in the event of foreclosure of the Mortgage, whether by power of sale or by court action, or upon a transfer of the Property by conveyance in lieu of foreclosure (the purchaser at foreclosure or the transferee in lieu of foreclosure, including Mortgagee if it is such purchaser or transferee, being herein nailed “New Owner”), and upon receipt of New Owner’s written assumption of the Landlord’s obligations thereafter accruing under the Lease, Tenant shall attorn to New Owner as Tenant’s new landlord, and agrees that the Lease shall continue in full force and effect as a direct lease between Tenant and New Owner upon all of the terms, covenants, conditions and agreements set forth in the Lease and this Agreement, except for provisions which are impossible for New Owner to perform; provided, however, that in no event shall New Owner be:

(i) liable for any act, omission, default, misrepresentation or breach of warranty, of any previous landlord (including Landlord) or obligations accruing prior to New Owner’s actual ownership of the Property (which shall include for the purposes of this Agreement the exercise by Mortgagee of control or dominion with respect to the Property); provided, however that New Owner shall cure, subject to the provisions of Section 5(h) hereof, any default of Landlord under the Lease which is curable by New Owner;

(ii) subject to-any offset, defense, claim or counterclaim which Tenant might be entitled to assert against any previous landlord (including Landlord) with respect to any period of time prior to New Owner’s ownership of the Property;

(iii) bound by any payment of rent, additional rent or other payments, made by Tenant to any previous landlord (including Landlord) for more than one (1) month in advance;

(iv) unless consented to in writing by Mortgagee, bound by any amendment, or modification of the Lease hereafter made which affects any of the following topics within the Lease:

(1)	reduction in term (except pursuant, to the extension option expressly provided for in the Lease);

(2)	reduction in rent, including security deposit and calculation of operating expenses;

(3)	scope of leased premises (except pursuant to any option or right of first offer expressly provided for in the Lease);

(4)	subordination, non-disturbance and attornment;

(5)	assignment and subletting;

(6)	permitted uses;

(7)	parking;

(8)	insurance or condemnation proceeds;

(9)	defaults and remedies;

(10)	Tenant’s estoppel certificates; or

(11)	the Work Agreement;

(v) bound by any consent, or acquiescence by any previous landlord (including Landlord) under the Lease to any assignment or sublease hereafter granted unless granted in strict accordance with the terms of the Lease or made with the prior written consent of Mortgagee; or

(vi) liable for any deposit that Tenant may have given to any previous landlord (including Landlord) which has not, as such, been transferred to New Owner; provided that in such event Tenant shall not be required to post any deposit or additional deposit with New Owner (A) except for any additional deposit not previously posted with Landlord as and to the extent expressly provided for in the Lease or (B) unless Tenant actually receives a return of the deposit given to Landlord.

(b) The provisions of this Agreement regarding non-disturbance, attornment or assumption of Landlord’s obligations under the Lease shall be self-operative and effective without the necessity of execution of any new lease or other document oh the part of any party hereto or the respective heirs, legal representatives, successors or assigns of any such party. New Owner and Tenant each agrees, however, to execute and deliver upon the request of the other party, any instrument or certificate which in the reasonable judgment of the requesting party is necessary to evidence such non-disturbance, attornment or assumption, including a new lease of the Premises on the same terms and conditions as the Lease for the unexpired term of the Lease.

4. Estoppel Certificate. Tenant agrees to execute and deliver from time to time, upon the request of Landlord or of any holder(s) of any of the indebtedness or obligations secured by the Mortgage, a certificate regarding the status of the Lease, consisting of statements, if true (or if not, specifying why not), (a) that the Lease is in full force and effect, (b) the date through which rentals have been paid, (c) the date of the commencement of the term of the Lease, (d) the nature of any amendments or modifications of the Lease, (e) to the best of Tenant’s knowledge no default, or state of facts which with the passage of time or notice (or both) would constitute a, default, exists under the Lease, (f) to the best of Tenant’s knowledge, no setoffs, recoupments, estoppels, claims or counterclaims exist against Landlord, and (g) such other factual matters as may be reasonably requested.

5. Acknowledgment and Agreement by Tenant. Tenant acknowledges and agrees as follows:

(a) Tenant acknowledges that the Mortgage contains or will contain an assignment of rents and leases. Tenant hereby expressly consents to such assignment. Except to the extent that Mortgagee or New Owner would be bound thereby without the necessity for its written consent, as provided in Section 3(a) (iv) hereof, Tenant will not amend, alter or waive any provision of, or consent to the amendment, alteration or waiver of any provision of the Lease without the prior written consent of Mortgagee. Tenant shall not prepay any rents or other sums due under the Lease for more than one (1) month in advance of the due date therefore. Tenant acknowledges that Mortgagee will rely upon this instrument in connection with such financing.

(b) Mortgagee, in making any disbursements to Landlord, is under no obligation or duty to oversee or direct the application of the proceeds of such disbursements and such proceeds may be used by Landlord for purposes other than improvement of the Property.

(c) From and after the date hereof, in the event of any act or omission by Landlord which would give Tenant the right, either immediately or after the lapse of time to terminate the Lease or to claim a partial or total eviction, Tenant will not exercise any such right (i) until it has given written notice of such act or omission to the Mortgagee; and (ii) until the same period of time as is given to Landlord under the Lease to cure such act or omission shall have elapsed following much giving of notice to Mortgagee, but in any event not less than 30 days after receipt of such notice or, if Mortgagee shall deliver to Tenant written undertaking to cure or remedy the default, act or omission, such longer period of time as may be necessary to cure or remedy such default, act, or omission including, if reasonably necessary, such period of time necessary to obtain possession of the Property and thereafter cure such default, act, or omission, during which period of time Mortgagee shall be permitted to cure or remedy such default, act or omission; provided, however, that prior to delivering such written undertaking, Mortgagee shall have no duty or obligation to cure or remedy any breach or default. It is specifically agreed that Tenant shall not, as to Mortgagee, require cure of any such default which is not capable of cure by Mortgagee Notwithstanding any provision of this Agreement to the contrary, in no event shall Mortgagee be entitled to any additional time period prior to Tenant’s exercise of a right to terminate for failure to meet a Lease Termination Milestone Date, as set forth in the Work Agreement attached to the Lease.

(d) In the event that Mortgagee notifies Tenant of a default under the Mortgage, Note, or Security Documents, and demands that Tenant pay its rent and all other sums not previously paid and due under the Lease directly to Mortgagee, Tenant shall, honor such demand and, commencing. 15 days after receipt of such notice, pay the full amount of its rent and all other sums thereafter due and not previously paid under the Lease directly to Mortgagee, without offset except as may be expressly provided for in the Lease (but subject to the provisions of Section 3(a) (ii) hereof), or as otherwise required pursuant to such notice, without inquiry as to whether a default actually exists under the Mortgage, Security Documents or otherwise in connection with the Note, and notwithstanding any contrary instructions of or demands from Landlord.

(e) Tenant shall send a copy of any offset or default, notice or exercise of any option under the Lease to Mortgages at the same time. Such notice is sent to Landlord.

(f) Tenant has no right or option of any nature whatsoever, whether pursuant to the Lease or otherwise, to purchase the Premises or the Property, or any portion thereof or any interest therein, and to the extent that Tenant has had, or hereafter acquires, any such right or option, same is hereby acknowledged to be subject and subordinate to the Mortgage.

(g) This Agreement satisfies any condition requirement in the Lease relating to the granting of a non-disturbance agreement with respect to the Mortgage. This Agreement also satisfies the requirement for notice as to the identification and address of the Mortgagee set forth in Section 32.14 of the Lease.

(h) Mortgagee and any New Owner shall have no obligation nor incur any liability with respect to the erection or completion of the improvements in which the Premises are located or for completion of the Premises or any improvements for Tenant’s use and occupancy, which shall have arisen prior to the date on which Mortgagee or New Owner shall have assumed in writing the obligations of Landlord under the Lease, as provided in Section 3(a) hereof provided that nothing herein shall be deemed to limit Tenant’s remedies pursuant to the Lease with respect to a default in Landlord’s obligations with respect to construction of the improvements to the Property.

(i) Mortgagee and any New Owner shall have no obligation nor incur any liability with respect to any warranties of any nature whatsoever, whether pursuant to the Lease or otherwise, including, without limitation, any warranties respecting use, compliance with zoning, Landlord’s title, Landlord’s authority, habitability, fitness for purpose or possession.

(j) In the event, that mortgagee or any New Owner shall acquire title to the Premises or the Property, Mortgagee or such New Owner shall have no obligation, nor incur any liability; beyond Mortgagee’s or New Owner’s then equity interest, if any, in the Property, or the Premises, and Tenant shall look exclusively to such equity interest of Mortgagee or New Owner, if any, for the payment and discharge of any obligations imposed upon Mortgagee or New Owner hereunder or under the Lease or for recovery of any judgment from Mortgagee, or New Owner, and in no event shall Mortgagee, New Owner, nor any of their respective officers, directors, shareholders, agents, representatives, servants, employees or partners ever be personally liable for such judgment beyond the equity interest of Mortgagee and/or New Owner in the Property.

6. Acknowledgment and Agreement by Landlord. Landlord, as landlord under the Lease and grantor under the Mortgage, acknowledges and agrees for itself and its heirs, representatives, successors and assigns, that: (a) this agreement does not constitute a waiver by Mortgagee of any of its rights under the Mortgage, Note, or Security Documents, or in any way release Landlord from its obligations to comply the terms, provisions, conditions, covenants, agreements, and clauses of the Mortgage, Note; or Security Documents; (b) the provisions of the Mortgage, Note, or Security Documents remain in full force and effect and must be complied with by Landlord; and (c) Tenant is hereby authorized to pay its rent and all other sums due under the Lease directly to Mortgagee upon receipt of a notice as set forth in paragraph 5(d) above from Mortgagee and that Tenant is not obligated to inquire as to whether a default actually exists under the Mortgage, Security Documents or otherwise, in connection with the Note. Landlord hereby releases and discharges Tenant of and from any liability to Landlord resulting from Tenant’s payment to Mortgagee in accordance with this Agreement. Landlord represents and warrants to Mortgagee that a true and complete copy of the Lease has been delivered by Landlord to Mortgagee.

7. Lease Status. Landlord and Tenant each certifies to Mortgagee that it has no knowledge of any default on the part of the other under the Lease, that the Lease is bona fide and contains all of the agreements of the parties thereto with respect to the letting of the Premises and that all of the agreements and provisions therein contained are in full force and effect.

8. Notices. All notices, requests, consents, demands and other communications required or which any party desires to give hereunder shall be in writing and shall be deemed sufficiently given or furnished if delivered by personal delivery, by expedited delivery service with proof of delivery, or by registered or certified United States mail, postage prepaid, at the addresses specified at the end of this Agreement (unless changed by similar notice in writing given by the particular party whose address is to be changed). Any such notice or communication shall be deemed to have been given either at the time of personal delivery or, in the case of delivery service or mail, as of the date of first attempted delivery at the address and in the manner provided herein. Notwithstanding the foregoing, no notice of change of address shall be effective except upon receipt. This Paragraph 8 shall not be construed in any way to affect or impair any waiver of notice or demand provided in this Agreement or in the Lease or in any document evidencing, securing or pertaining to the loan evidenced by the Note or to require giving of notice or demand to or upon any person in any situation or for any reason.

9. Miscellaneous.

(a) Nothing contained in this Agreement shall be construed to derogate from or in any way impair, or affect the lien, security interest or provisions of the Mortgage, Note, or Security Documents.

(b) This Agreement shall inure to the benefit of the parties hereto, their respective successors and permitted assigns, and any New Owner, and its heirs, personal representatives, successors and assigns provided, however, that in the event of the assignment or transfer of the interest of Mortgagee, all obligations and liabilities of the assigning Mortgagee under this Agreement shall terminate, and thereupon all such obligations and liabilities shall be the responsibility of the party to whom Mortgagee’s interest is assigned or transferred and provided further that the interest of Tenant under this Agreement may only be assigned or transferred in connection with an assignment of the Lease made in accordance with the express provisions thereof.

(c) THIS AGREEMENT AND ITS VALIDITY, ENFORCEMENT AND INTERPRETATION SHALL BE GOVERNED BY THE LAWS OF THE STATE OF MARYLAND WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES, AND APPLICABLE UNITED STATES FEDERAL LAW.

(d) The words “herein”. “hereof”, “hereunder” and other similar compounds of the word “here” as used in this Agreement refer to this entire agreement and not to any particular, section or provision.

(e) This Agreement may not be modified orally or in any manner other than by an agreement in writing signed by the parties, hereto or their respective successors in interest.

(f) If any provision of the Agreement shall be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality or unenforceability shall not apply to or affect any other provision hereof, but this Agreement shall be construed if such invalidity, illegibility, or unenforceability did not exist.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and sealed as of the date first above written.

ADDRESS OF MORTGAGEE:	MORTGAGEE:
(SEAL)

By:

Name:
Title:

ADDRESS OF TENANT:	TENANT:

Manugistics, Inc.

By:
Name:
Title:

ADDRESS OF LANDLORD:	LANDLORD:

(SEAL)

John F. Jaeger, Trustee

EXHIBIT I

FORM OF LETTER OF CREDIT

DATE:

IRREVOCABLE STANDBY LETTER OF CREDIT NUMBER:

Beneficiary:	Applicant:
Amount: $
Expiration Date:

Gentlemen:

We hereby issue our irrevocable letter of credit no,                          in your favor for the account of Manugistics, Inc. up to an aggregate amount of $                      available by your signed statement stating as follows:

An Event of Default (as therein defined) has occurred under the terms of the Office Lease dated December                      2000 between John F. Jaeger, Trustee, as landlord, and Manugistics, Inc. as tenant, pertaining to certain premises located at the intersection of Great Seneca Highway and Key West Avenue in Gaithersburg, Maryland.

It is a condition of this letter of credit that it shall be deemed to be automatically extended without amendment for consecutive periods of one year each from the expiry date hereof or any future expiration date, unless at least 30 days prior to any expiration date we shall notify you by written notice, sent by registered airmail or overnight courier service, that we elect not to consider this credit renewed, for any such additional period. In the event we provide you with such notice, you may demand payment.

Partial drawings are permitted.

This letter of credit is assignable.

Drafts must be marked as drawn under this letter of credit.

We hereby engage with you that all drafts drawn and/or documents presented under and in compliance with the terms of this letter of credit will be duly honored upon presentation to us.

Except as otherwise expressly stated herein, this Letter of Credit is subject to the International Standby Practices — 1SP98 (International Chamber of Commerce Publication No. 590).

I-1

If you require any assistance or have any questions regarding this transaction, please call

Authorized Signature	Authorized Signature

I-2

EXHIBIT J

FORM OF SURETY BOND

BOND NO.

KNOW ALL MEN BY THESE PRESENTS, that we,                     , as Principal (the “Principal”), and                     , a                     , authorized to transact business in the State of Maryland, as Surety (the “Surety”) are held and finely bound unto                          as oblique (“Obliges”) in the sum of $             , lawful money of the United States of America, to be paid to Obligee for which payment well and truly to be made, we bind ourselves, our heirs, executors, administrators, successors and assigns, jointly and severally, firmly by these presents.

WHEREAS, Principal, as tenant, and Obligee, as landlord, have entered into an Office Lease dated December                     , 2000 (the “Lease”) for the Premises, as described in the Lease, and this Bond, for the benefit of Oblique, is a condition of the Lease.

NOW, THEREFORE, THE CONDITION OF THIS OBLIGATION is such that if Principal shall have made all payments and performed all obligations required to be made and performed by the tenant under the Lease, and if Principal does not default in the payment and performance of all of said obligations under the Lease curing the term of the Lease, then this obligation of Surety shall be null and void; otherwise, it shall remain in full force and effect.

PROVIDED, HOWEVER, Surety shall pay to Obligee within five (5) business days of receipt of written demand from the Obligee along with a certification of Principal’s default under the Lease from any officer or other authorized person on behalf of the Oblique making such demand, the Bond amount, or such lesser sum specified in said written demand. The demand shall be by Registered Mail or Federal Express to Surety at the following address:

PROVIDED FURTHER, this Bond shall become effective and shall remain in full force and effect thereafter for a period of one year and will automatically extend for additional one year periods from the expiry date hereof or any future expiration date, unless the Surety provides to the Obligee not less than ninety (90) day’ advance written notice of its intent not to renew this Bond or unless this Bond is earlier canceled pursuant to the following. this Bond may be canceled at any time upon ninety (90) days advance written notice from Surety to Obligee. It is understood and agreed that the Oblique may recover the full amount of this Bond (less any previous amounts paid to Obligees under this Bond) if the Surety cancels or nonrenews this Bond and, at least thirty (30) days prior to the effective date of Cancellation or non-renewal, the Obligee has not received security acceptable to it to replace this Bond. The written notice of such cancellation shall be by Registered Mail or Federal Express to Obligee at the following address:

LANDLORD

J-1

PROVIDED, FURTHER, in no event shall the aggregate liability of Surety to Obligee exceed the penal sum of this Bond.

PROVIDED, FURTHER, the penal sum of this Bond shall not be cumulative from year to year.

PROVIDED, this Bond is not assignable by either Principal or Obligee to any other party without the express written consent of said Surety.

PROVIDED, FURTHER, Surety hereby waives all statutory and common law defenses it may now or hereafter have to its performance under this Bond, including, without limitation, any defense based on any modification of the Lease, the failure of Obligee to perform any obligations of the landlord under the Lease or any forbearance on the pert of either Obligee or Principal to the other. Notice to Surety to any of the foregoing events being also hereby expressly waived by Surety,

PROVIDED, FURTHER, in no event shall the issuance of this Bond modify or amend the terms of the Lease or the obligations of the parties under the Lease.

SEALED WITH OUR SEALS and dated this                      day of                      200    .

Witness/Attest:
Principal		,as

By:	By:
(Seal)
Title:

Surety		,as

B

By:	By:
(Seal)

J-2

EXHIBIT K

RESERVED PARKING SPACES

[intentionally omitted]

K-1

EXHIBIT L

OUTLINE SPECIFICATIONS

[intentionally omitted]

L-1

FIRST AMENDMENT TO LEASE

THIS FIRST AMENDMENT TO LEASE (this “Amendment”) is made this 14th day of June, 2001, by and between (I) JOHN F. JAEGER, as Trustee under Land Trust Agreement dated August 29, 1989 (“landlord”), and (ii) MANUGISTICS, INC., a Delaware corporation (“Tenant”).

WITNESSETH

RECITALS:

R-1. Landlord and Tenant are parties to an Office Lease dated December 19, 2000 (the “Original Lease”) for Premises consisting of Building I and Building 2 in the Park, which is located at the intersection of Great Seneca Highway and Key West Avenue in Gaithersburg, Maryland. As of the date hereof, construction of the Premises has begun but is not completed.

R-2. Pursuant to this Amendment, Landlord and Tenant wish to (1) expand the Premises to include Building 3, and (ii) modify certain other terms of the Original Lease (The Original Lease, as amended by this Amendment, is referred to hereafter as the “Lease.”)

NOW, THEREFORE, in consideration of the agreements herein contained, the parties hereby agree as follows:

1. Incorporation of Recitals and Exhibits. The Recitals set forth above and the Exhibits attached hereto are incorporated herein mid made a part of this Amendment to the same extent as if set forth herein in full.

2. Amendment to Definition of Premises to Include Building 3. Section 1.1(d) of the Original Lease is hereby deleted and the following substituted in its place:

(d) PREMISES: The portion of the Park consisting of the buildings identified on the Site Plan as Building 1, Building 2 and Building 3 in their entirety. The Premises include the atrium that will serve as the lobby for both Building 1 and Building 2. The Premises are outlined in red on the Site Plan.

As a result of this expansion of the Premises to include Building 3, all terms of the Lease applicable to the Premises (including the Base Rental Rate, Allowance and Additional Allowance) shall apply to Building 3 to the same extent as if Building 3 had been part of the Premises originally.

3. Amendment to Site Plan to Include Building 3 in the Premises. The Site Plan, which is attached to the Original Lease as Exhibit C and defined in Section 1.1(c) of the Original Lease, is hereby deleted and Exhibit C attached hereto is substituted in its place. (The only change made to the Site Plan as a result of this substitution is to include Building 3 as part of the area outlined in red, which delineates the Premises.)

4. Amendment to Definition of Building 3 to Increase Square Footage. Section 1.1(j) of the Original Lease is hereby deleted and the following substituted in its place:

(j) BUILDING 3: The portion of the Park consisting of the building identified on the Site Plan as Building 3. The rentable area of Building 3 (as determined in accordance with the Modified GWCAR Method of Measurement) is estimated to be 72,599 rentable square feet.

5. Amendment to Definition of Premises Rentable Area to Increase Square Footage. Section 1.1(1) of the Original Lease is hereby deleted and the following substituted in its place:

(l) PREMISES RENTABLE AREA: The total number of rentable square feet in the Premises, as determined in accordance with the Modified GWCAR Method of Measurement. Subject to adjustment under Section 3.3, the Premises Rentable Area is estimated to be 282,783 rentable square feet.

6. Increase in Security Deposit. Section 1.1(s) of the Original Lease is hereby deleted and the following substituted in its place:

(s) SECURITY DEPOSIT: $7,937,900 initially, subject to reduction as provided in Article 22.

7. Amendment to Payment of Security Deposit. Section 22.1 of the Original Lease is hereby deleted and the following substituted in its place:

22.1 Payment of Security Deposit. Tenant will deposit with Landlord the Security Deposit, which shall be held as collateral security, and not prepaid rent, for the faithful performance by Tenant of all covenants, conditions, and agreements of the Lease. The Security Deposit shall be deposited with Landlord in three installments, the first and second of which shall be in the amount of $2,950,000 each, and the third of which shall be in the amount of $2,037,900. Landlord acknowledges receipt of the first and second installments, which were made with a letter of credit. The third such installment shall be deposited within 10 business days after the execution of this Amendment by Landlord and Tenant.

8. Amendment to Reduction of Security Deposit. Section 22.6 of the Original Lease is hereby deleted and the following substituted in its place:

22.6 Reduction of Security Deposit.

(a) Effective on first day of the third, fifth, seventh and ninth Lease Years (each a “Reduction Date”), the amount of the Security Deposit shall be reduced to $6,054,330, $4,036,220, $2,690,815, and $1,345,405, respectively (the “Reduction Schedule”); provided, however, that each such reduction shall be permitted only if, as of the effective date of such reduction, Tenant is not in default under the Lease and the conditions of this Section 22.6 are otherwise satisfied. If Tenant is in default on the effective date of a reduction under this Section 22.6, the effective date of the reduction, if any, shall be delayed until 30 days after Tenant cures the default.

(b) If during any two consecutive Lease Years more than three monetary Events of Default occur (a “Repeated Default”), then the Security Deposit shall riot be reduced at the next Reduction Date and the remaining Reduction Schedule shall be delayed for two Lease Years. Thus, the effective date of the next reduction, if any, shall be delayed until the commencement of the following Reduction Date; provided, however, that any further reduction shall not be effective unless Tenant has cured all outstanding Events of Default and there has been no monetary Event of Default for a period of 12 consecutive months (until such time, such Repeated Default shall be referred to as an “Unredeemed Repeated Default”).

9. Administrative Fee for Change Orders. For each Change Order proposed by Tenant, Tenant shall pay Landlord an administrative fee equal to 5% of the portion of the total cost of the Change Order consisting of “hard” construction costs. Tenant shall not be required to pay Landlord any other fee in connection with Change Orders. This administrative fee may be paid from the Allowance or Additional Allowance, and shall be paid within 30 days after Tenant’s receipt of Landlord’s invoice therefore.

10. Option to Terminate with Respect to Building 3.

(a) Pursuant to this Section 10, Tenant will have the option to terminate the Lease with respect to the portion of the Premises consisting of Building 3 only (the “Termination Option”). Tenant may not exercise the Termination Option for only part of Building 3. If exercised by Tenant in accordance with this Section, the Termination Option shall terminate the Lease with respect to Building 3 effective as of the last day of the seventh Lease Year (the “Termination Date”). Tenant shall have the right to exercise the Termination Option upon: (i) notice from Tenant to Landlord (the “Termination Notice”) given at least nine months before the Termination Date, and (ii) payment by Tenant to Landlord of the “Termination Fee” [as defined in subsection (b) below], which payment shall be made with the Termination Notice.

2

(b) The Termination Fee shall equal the unamortized portion of the Allowance and Additional Allowance allocable to Building 3, which shall be determined as follows. The portion of the Allowance and Additional Allowance allocable to Building 3 shall be determined by multiplying the total Allowance and Additional Allowance for the entire Premises used by Tenant by 25.67% (the percentage that the number of rentable square feet in Building 3 bears to the Premises Rentable Area). The product of that equation will then be multiplied by 30% to arrive at the Termination Fee. (30% equals the remaining portion of the Initial Term as of the end of the seventh Lease Year.)

(c) If Tenant exercises its Termination Option, Tenant shall pay, in addition to the Termination Fee, all Rent as and when it becomes due under the lease with respect to Building 3 up to and including the Termination Date.

(d) If Tenant exercises the Termination Option, the Lease shall terminate on the Termination Date as to Building 3 only, and, on or before the Termination Date, Tenant shall surrender possession of Building 3 to Landlord in the condition required by the Lease at the end of the Term. If Tenant fails to so surrender possession of Building 3 to Landlord, Tenant shall be liable for hold over rent with respect to Building 3 in accordance with Section 32.8 of the Original Lease.

(e) Within 30 days after Tenant exercises the Termination Option, the parties shall enter into a lease amendment to reflect the termination of the Lease with respect to Building 3.

(f) Tenant may not exercise the Termination Option if Tenant is in default under the Lease (and any applicable notice and cure period has expired). In addition, if the Termination Option has been timely exercised but on the Termination Date Tenant is in default under the Lease (and any applicable notice and cure period has expired), then, at Landlord’s election, Tenant’s exercise of the Termination Option shall lapse and be of no further force and effect. If Tenant’s right to terminate the Lease lapses pursuant to this subsection, the Termination Fee paid by Tenant shall be applied against any sums then due Landlord under the Lease and the excess of the Termination Fee shall be applied against future Rent payable by Tenant under the Lease.

(g) If the Lease is terminated with respect to Building 3 pursuant to this Section, the Security Deposit that Tenant is otherwise required to maintain under the Lease shall be reduced by 25.67%. This reduction also will apply to the Reduction Schedule in Section 22.6 of the Lease. If Landlord is holding a cash Security Deposit, Landlord will refund the excess portion thereof within 30 days after the Termination Date. if the Security Deposit is in the form of a letter of credit or Bond, Tenant may effectuate this reduction at any time after the Termination Date by providing Landlord with either a replacement of or an amendment to the then existing letter of credit or Bond.

11. Additional Reserved Parking. Section 27.2 of the Original Lease is hereby deleted and the following substituted in its place:

27.2. Reserved Spaces. Seventy-three (73) of the Parking Spaces shall be reserved for use by Tenant (the “Reserved Parking Spaces”). Tenant shall pay the cost of painting (and repainting, as needed) the Reserved Parking Spaces with a “Manugistics Reserved” designation. Exhibit K to the Original Lease is hereby deleted and Exhibit K attached hereto is substituted in its place. Exhibit K hereto shows the location of the Reserved Parking Spaces.

12. Signs. Section 26.1 of the Original Lease is hereby deleted and the following substituted in its place:

26.1 Exterior Signs; Monuments. Tenant, at its cost, may install (i) two signs on the exterior of Building 1, one sign on the exterior of Building 2, and one sign on the exterior of Building 3, with its

3

name and logo(s) collectively, “Tenant’s Exterior Signs”), and (ii) one ground mounted monument on the grounds of Phase One (“Tenant’s Monument Sign”), the location of which shall be selected by Tenant, subject to Landlord’s approval, which shall not be unreasonably withheld, Tenant’s right to display its name and logo on Tenant’s Exterior Signs and Tenant’s Monument Sign shall be exclusive. Tenant, at its cost, also shall have the nonexclusive right to display its name and logo(s) on any ground mounted monuments at the intersection of Key West Boulevard and/or Great Seneca Highway that are provided by Landlord to display the names of tenants in Phase One (“Tenant’s Nonexclusive Monument Signs” and hereinafter, together with Tenant’s Exterior Signs and Tenant’s Monument Sign, collectively referred to as “Tenant’s Signs”). If permitted by law, Landlord shall provide at least one such ground mounted monument for the display of tenant names in Phase One.

13. Amendment to Building 3 Expansion Option. Article 30 of the Original Lease (entitled “Building 3 Expansion Option”) shall be of no further force or effect unless and until the following two conditions are satisfied: (i) the Lease is terminated with respect to Building 3 pursuant to Section 10 of this Amendment and (ii) Tenant exercises its first Renewal Option. Upon the fulfillment of these conditions, Article 30 of the Original Lease shall apply again, effective as of the date both conditions are fulfilled.

14. Amendment to Right of First Offer.

(a) Subject to subsection (b) below, Section 31.1 of the Original Lease is hereby deleted and the following substituted in its place:

31.1 Right of First Offer. Subject to the terms of this Article 31, during the Term, Tenant shall have a continuing right of first offer (the “First Offer Right”) to negotiate for the lease of any office space which becomes available from time-to-time in Phase Two, both initially and after initial lease up (each of such spaces being referred to as “First Offer Space”). The First Offer Space may be leased pursuant to the procedure set forth below, and any space so leased is referred to hereafter as the “Expansion Space.”

(b) Subsection (a) above shall no longer apply and Section 31.1 shall be restored to the language in the Original Lease if the following two conditions are satisfied: (i) the Lease is terminated with respect to Building 3 pursuant to Section 10 of this Amendment, and (ii) Tenant exercises its first Renewal Option. Upon the fulfillment of these conditions, Article 31.1 of the Original Lease shall apply again, effective as of the date both conditions are fulfilled,

15. Broker Commission. Landlord and Tenant each warrants and represents to the other that no broker brought about this transaction or dealt with either party in connection herewith. Landlord and Tenant shall indemnify and hold harmless the other from and against any claim for brokerage fees or other commissions arising from such party having employed a broker contrary to its representation in this Section.

16. Capitalized Terms, All capitalized terms in this Amendment shall have the same meanings as in the Original Lease unless expressly provided otherwise herein.

17. Ratified and Confirmed. The Original Lease, as amended by this Amendment, is hereby ratified and confirmed. To the extent of any inconsistency between this Amendment and the Original Lease, this Amendment will govern.

4

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed under seal as of the date above written.

WITNESS/ATTEST:		LANDLORD:

/s/ Eugene A. Carlin, Jr.

/s/ S. Kelly	/s/ John F. Jaeger		(Seal)
John F. Jaeger, Trustee

TENANT:

MANUGISTICS, INC.
a Delaware corporation

	By:	/s/ Raghavan Rajaji	(Seal)
	Name:	Raghavan Rajaji
	Title:	Exec VP, CFO

List of Exhibits:

Exhibit C:	Site Plan
Exhibit K:	Reserved Parking Location

EXHIBIT C

[intentionally omitted]

C-1

EXHIBIT K

[intentionally omitted]

K-1

SECOND AMENDMENT

TO OFFICE LEASE

This SECOND AMENDMENT TO OFFICE LEASE (this “Second Amendment”) is made and entered into effective for all purposes as of March 24, 2003, by and between JOHN F. JAEGER, as Trustee under Land Trust Agreement dated August 29, 1989 (“Landlord”), and MANUGISTICS, INC., a Delaware corporation (“Tenant”).

WITNESSETH:

WHEREAS, Landlord and Tenant are parties to that certain Office Lease dated December 19, 2000, as amended by that certain First Amendment to Lease dated June 14, 2001 between Landlord and Tenant (as so amended, the “Original Lease”), for Premises consisting of Building 1, Building 2 and Building 3 in the Park, which is located at the intersection of Great Seneca Highway and Key West Avenue, Gaithersburg, Maryland, and

WHEREAS, pursuant to this Second Amendment, Landlord and Tenant desire to modify certain terms of the Original Lease. (The Original Lease, as amended by this Second Amendment, is hereinafter referred to as the “Lease.”)

NOW, THEREFORE, in consideration of the foregoing, of mutual promises of the parties hereto and of other good and valuable consideration, the receipt and sufficient of which hereby are acknowledged, the parties hereby agree as follows:

1. Recitals: Defined Terms. The foregoing recitals are hereby incorporated herein by this reference. Capitalized terms used herein but not defined shall have those meanings given to them in the Lease. Landlord and Tenant hereby confirm that the “Lease Commencement Date” is May 1, 2002.

2. Security Deposit: Notwithstanding any provision of Article 22 or otherwise in the Original Lease to the contrary, (i) Tenant may not exercise any right to deliver cash in substitution for any letter of credit or bond delivered by Tenant to Landlord under the Lease, and (ii) Tenant may from time to time during the Term (a) substitute a letter of credit (meeting the requirements of Section 22.4 of the Lease) for an existing letter of credit and (b) substitute a Bond (meeting the requirements of Section 22.5 of the Lease) for an existing Bond.

3. Right to Use Letter of Credit. The third sentence of Section 22.4 of the Original Lease is hereby deleted and replaced by the following:

If the letter of credit (or any confirmation of the letter of credit) is issued for one (1) year at a time, (a) the letter of credit (and any confirmation of the letter of credit) must be renewed at least 30 days before the expiration of the existing letter of credit (or any confirmation of the letter of credit (as applicable)), or (b) Tenant must deliver to Landlord a substitute letter of credit (meeting the requirements of Section 22.4 of the Lease) at least 30 days before the expiration the existing letter of credit (or any confirmation of the letter of credit (as applicable)), failing both of which Landlord may draw on the letter of credit and hold the cash as the Security Deposit hereunder.

4. Reduction of Security Deposit: Section 22.6 of the Original Lease is hereby deleted and replaced by the following:

22.6 Reduction of Security Deposit

(a) Effective on first day of the fourth, sixth, eight and tenth Lease Years (each a “Reduction Date”) the amount of the Security Deposit shall be reduced to $6,054,330, $4,036,220, $2,690,815, and $1,345,405, respectively (the “Reduction Schedule”), provided however, that each such reduction shall be permitted only if, as of the effective date of such reduction, Tenant is not in default under the Lease and the conditions of this Section 22.6 are otherwise satisfied. If Tenant is in default on the effective date of a reduction under this Section 22.6, the effective date of the reduction, if any, shall be delayed until 30 days after Tenant cures the default.

(b) If during any two consecutive Lease Years more than three monetary events of Default occur (a “Repeated Default”), the Security Deposit shall not be reduced at the next Reduction Date and the remaining Reduction Schedule shall be delayed for two Lease Years. Thus, the effective date of the next reduction, if any, shall be delayed until the commencement of the following Reduction Date; provided, however, that any further reduction shall not be effective unless Tenant has cured all outstanding Events of Default and there has been no monetary Event of Default for a period of 12 consecutive months (until such time, such Repeated Default shall be referred to as an “Unredeemed Repeated Default”).

5. Notice Address: The address information for notice to Tenant’s counsel set forth in Section 1.1(b) of the Lease is hereby changed to the following:

Venable, Baetjer, Howard & Civeletti, LLP

1201 New York Avenue, N.W.

Suite 1000

Washington, D.C 20005

Attn: Philip M. Horowitz, Esquire

6. Ratification. The Original Lease, as amended by this Second Amendment, shall remain in full force and effect and the parties hereto hereby ratify and confirm all provisions of the Original Lease which, except as amended by this Second Amendment, remain unchanged.

7. Counterparts. This Second Amendment may be executed in counterparts each of which shall be deemed an original copy and all of which together shall constitute one agreement binding on all parties hereto, notwithstanding that all the parties shall not have signed the same counterpart.

(Signature Page Follows)

IN WITNESS WHEREOF, the parties have caused this Second Amendment to be executed under seal as of the date first written above.

WITNESS/ATTEST:	LANDLORD:

/s/ [signature unintelligible]	/s/ John F. Jaeger
(Seal)	John F. Jaeger, Trustee

TENANT:

MANUGISTICS, INC.
a Delaware corporation

/s/ Kathleen H. Truesdale	By:	/s/ Raghavan Rajaji
	Name:	Raghavan Rajaji
	Title:	EVP & CFO

THIRD AMENDMENT TO OFFICE LEASE

THIS THIRD AMENDMENT TO OFFICE LEASE (this “Amendment”) is made this 20th day of July, 2004, by and between (i) JOHN F. JAEGER, as Trustee under Land Trust Agreement dated August 29, 1989 (“Landlord”), and (ii) MANUGISTICS, INC., a Delaware corporation (“Tenant”).

WITNESSETH:

RECITALS:

R-1. Landlord and Tenant entered into an Office Lease dated December 19, 2000, as amended by that certain First Amendment to Lease dated June 14, 2001 (the “First Amendment”), as amended by that certain Second Amendment to Office Lease dated March 24, 2003 (collectively, the “Lease”) for premises consisting of Building 1, Building 2 and Building 3 in the Park (the “Premises”), which is located at the intersection of Great Seneca Highway and Key West Avenue, Rockville, Maryland. (The Lease incorrectly states that the Premises are located in Gaithersburg, Maryland. They are in fact located in Rockville, Maryland.)

R.2. The Initial Term of the Lease is scheduled to expire on June 30, 2012.

R.3. The Rentable Area of the Premises is 282,783 rentable square feet, as determined in accordance with the Modified GWCAR Method of Measurement.

R.4. Landlord is selling Phase One of the Park and desires to remove certain rights of Tenant from the Lease and incorporate such rights in a separate agreement relating to Phase Two and Phase Three of the Park.

R.5. Landlord and Tenant wish to modify the Lease in accordance with the terms of this Amendment.

NOW THEREFORE, in consideration of the agreements herein contained, the parties hereby agree as follows:

1. Incorporation of Recitals. The Recitals set forth above are incorporated herein and made a part of this Amendment to the same extent as if set forth herein in full.

2. Notice Address. The address information for notice to Tenant’s counsel set forth in Section 1.1(b) of the Lease is hereby changed to the following: Venerable LLP, 575 7th Street, N.W., Washington, D.C. 20004, Attention: Philip M. Horowitz, Esquire.

3. Lease Year. Section 1(t) of the Lease is amended and restated in its entirety as follows:

(t) LEASE YEAR: The period from July 1, 2002 to June 30, 2003, and each July 1-June 30 period thereafter.

4. Reconciliation of Operating Expenses.

(a) Landlord acknowledges receipt of the Rent payment for July, 2004 in the amount of $429,034.21, reflecting a charge for Monthly Rent in the amount of $543,650.32, plus a charge for the monthly installment payment of Operating Expenses in the amount of $125,716.55, less a credit for a previous overpayment of Operating Expenses in the amount of $240,332.66.

(b) The Real Estate Tax bill for the July 1, 2002-June 30, 2003 period was due and payable by Landlord to Montgomery County on September 15, 2002., Tenant agrees that despite the proration language of Section 5.1 of the Lease, the entire amount of the July 1, 2002-June 30, 2003 Real Estate Tax bill was included in Operating Expenses for calendar year 2002 and Tenant paid such amount to Landlord. Therefore, for the eight (8) month period of occupancy during calendar year 2002 (May 1-December 31), Tenant paid Real Estate Taxes for fourteen (14) months (May 1, 2002-June 30, 2003). In addition, Landlord and Tenant acknowledge that Tenant has paid the full amount of Real Estate Taxes due through June 30, 2004. From and after January 1, 2004 (assuming the Montgomery County Real Estate Tax year is not revised), Operating Expenses for each calendar year shall include Real Estate Taxes for the period from July 1st of such calendar year through June 30th of the succeeding calendar year, and Tenant shall pay such amounts on a monthly estimated basis in accordance with the terms of the Lease. Accordingly, notwithstanding any provisions of Article 5 of the Lease to the contrary; during the final calendar year of the Term, Operating Expenses shall expressly exclude any Real Estate Taxes attributable to such calendar year which have previously been included in Operating Expenses for the preceding calendar year; if the Term ends prior to June 30, Landlord shall pay to Tenant, within thirty (30) days of expiration of the Term, the amount of any overpayment by Tenant of Real Estate Taxes.

(c) The following sentence is added at the end of Section 5.3:

“In all events, Landlord shall refund to Tenant any overpayment of Operating Expenses by Tenant for any calendar year no later than June 30 of the following calendar year.”

5. Cap on Controllable Operating Expenses. Section 5.9 of the Lease is amended and restated in its entirety as follows:

5.9 Cap on Controllable Operating Expenses.

(a) Notwithstanding the foregoing, starting with the first full year after the Comparison Period, Tenant’s Proportionate Share of Controllable Operating Expenses allowed to be passed through to Tenant hereunder (the “Controllable Operating Expense Cap”). If Landlord incurs Controllable Operating Expenses Cap, the excess Controllable Operating Expenses shall be carried forward and treated as a Controllable Operating Expense in the following and each subsequent year until the excess is used (or until the Expiration Date, if earlier). The term

“Controllable Operating Expenses” means all Operating Expenses except for (i) Real Estate Taxes, (ii) liability and casualty insurance costs, (iii) utility costs, (iv) snow removal, and (v) Permitted Capital Expenditures. For purposes of calculating the Controllable Operating Expense Cap only, items covered under warranty (and not passed through to Tenant because not actually incurred) shall be deemed to be included in Operating Expenses, starting with the year before the year in which the warranty expires.

(b) The Comparison Period shall be the period from the Lease Commencement Date (May 1, 2002) to the end of calendar year 2002, which period shall be “grossed up” as if it were a full year, the intent being for the Comparison Period to reflect Controllable Operating Expenses for a full 12 months.

(c) In calculating the Controllable Operating Expense Cap, Section 5.7 shall apply with respect to the Comparison Period and all subsequent years.

6. Modification of Right of First Offer. Article 31 of the Lease, as amended by Section 14 of the First Amendment is hereby deleted to the extent it relates to Phase Two, but shall remain in effect with respect to Phase One, including the ability to expand in Building 3, as well as the ability to enter into a “stub” extension as set forth in Section 31.5 of the Lease.

7. Deletion of Section 26.6. Section 26.6 of the Lease (entitled “Phase Two Signage”) is hereby deleted in its entirety.

8. Modification on Restrictions on Exterior Park Signage. Section 26.9 of the Lease is amended and restated in its entirety as follows:

26.9 Restrictions on Exterior Signage in Phase One. No tenant shall be permitted any flags or other exterior signage in Phase One except as follows: (i) monument signs; (ii) signs on the exterior of buildings, subject to the limitations in this Article, and (iii) for ground floor retail tenants only, exterior signage directly above each tenant’s premises, which shall be below the second floor and no longer than the length of each tenant’s premises. All exterior monument, building façade and retail signage in Phase One shall be subject to uniform signage criteria established by Landlord, which shall be consistent with the signage criteria in modern Class A office parks of similar age, quality and location in the Northern I-270 Corridor.

9. Antenna Roof Rights. Section 28.10 of the Lease is amended and restated in its entirety as follows:

14. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed under seal as of the date above written.

WITNESS/ATTEST:		LANDLORD:

/s/ [signature unintelligible]		/s/ John F. Jaeger
John F. Jaeger, Trustee

TENANT:

MANUGISTICS, INC.,
a Delaware corporation

	By:	/s/ Raghavan Rajaji
	Name:	Raghavan Rajaji
	Title:	EVP & CFO

EXHIBIT F

WORK AGREEMENT

This Exhibit F is attached to and made a part of that certain Sublease dated as of the             day of             , 2007 (the “Sublease”), by and between Manugistics, Inc., (“Sublessor”), and EFJ, Inc. (“Subtenant”). Terms used but not defined in this Exhibit shall have the meaning ascribed to them in the Sublease.

Prior to the Commencement Date, Sublessor agrees to perform the following improvements to the Premises and the Additional Space: (i) clean the carpet; (ii) repaint the interior walls, in a color to be selected by Subtenant consistent with the color and type of paint currently used in the Premises; (iii) clean and remove debris from existing cubicles; (iv) add cubicles to replace those that are missing, which additional cubicles shall be from Sublessor’s existing inventory of cubicles in the Building; (v) repair areas of the carpet that are torn; and (vi) install four (4) electrical outlets on the wall outside of the boardroom. In addition, Sublessor shall remove the conference room table located in the boardroom within ninety (90) days after Subtenant’s written request.